 True Leaf Offering Circular Dated June 30, 2017 - Amendment No.2

PART II AND PART III - PRELIMINARY OFFERING CIRCULAR DATED JULY 7, 2017
Amendment No. 2

True Leaf Medicine International Ltd.

Head Office

100 Kalamalka Lake Road, Unit 32
Vernon, British Columbia V1T 9G1
778-389-9933

https://trueleafpet.com/

up to

14,285,715

COMMON SHARES

SEE "SECURITIES BEING OFFERED" AT PAGE 63

	Price to Public(1)(2)(3)	Underwriting discount and commissions (2)	Proceeds to issuer (1)(4)(5)	Proceeds to other persons
Per share	$0.35	N/A	$0.35	N/A
Total Minimum	No minimum	N/A	No minimum	N/A
Total Maximum	$5 million	N/A	$5 million	N/A

Notes:

(1) All amounts in this chart and circular are in Canadian dollars, unless otherwise indicated. All payments received by investors in U.S. dollars will be converted into Canadian dollars using the rate of exchange quoted by the Bank of Montreal at close on the date of acceptance of that investor's subscription agreement. To the extent required the number of shares acquired will be rounded up or down to the nearest whole share. Fractional shares will not be issued. Subcribers will be informed of the exact number of shares they have subscribed for at the time of issuance. No funds will be returned.

(2) The price of the shares may be required to be adjusted at the time of qualification. The $0.35 per share offering price of our common shares was chosen as it reflects a 25% discount of the thirty-day high ($0.45) and it is close to the closing trading price of our common shares on the Canadian Securities Exchange the day prior to filing this offering circular ($0.405). We estimate our offering price range may be from $0.15 to $0.60 depending on market conditions.

(3) The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings.  The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.  See "Terms of the Offering."

(4) The shares will be offered on a "best-efforts" basis by our officers, directors and employees. No commission or other compensation will be paid to these individuals in connection with this offering. We do not intend to engage a FINRA registered selling agent or other third party to assist us with this offering at this time.

(5)   The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the offering of the shares. Our offering costs will vary depending on the number of shares sold. We estimate our offering costs will be $321,000 if 25% of the shares are sold, $321,000 if 50% of the shares are sold, $321,000 if 75% of the shares are sold and $370,000 if 100% of the shares are sold.   See "Use of Proceeds " and "Plan of Distribution.

Sales of these securities will commence as soon as practicable after this offering circular has been qualified by the Securities and Exchange Commission.

This offer will terminate on the earlier of: (1) the sale of the maximum number of common shares offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors. Since there is no minimum amount of securities that must be purchased,

i

all investor funds will be available to us on commencement of this Offering on one or more closings, which may take place at our discretion at any time. Investor funds will not be returned even if an insufficient number of shares are sold to cover the expenses of this offering and provide net proceeds to us.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See "Risk Factors" on page 3.

The company is following the "offering circular" format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY'S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS	viii
CURRENCY AND EXCHANGE RATES	viii
SUMMARY	1
RISK FACTORS	3
General Business Risks	3
Risks Relating to Our Pet Support Supplement and Chews Business	3
Risks Relating to Our Proposed Medical Marijuana Business	7
Risks Related to Our Common Shares	8
Risks Related to Being a Canadian Issuer	10
DILUTION	11
Immediate Dilution	11
Future Dilution	12
Trading Market	13
PLAN OF DISTRIBUTION	13
General Plan of Distribution	14
Determination of Offering Price	14
Sales	14
Subscription	15
Investor Suitability Standards	15
Sales to Affiliates	15
No Selling Security Holders	15
Discretion to Terminate Offering	15
Transfer Agent and Registrar	15
PERKS	16
USE OF PROCEEDS TO COMPANY	17
Use of Proceeds	17
No Payments to Officers and Directors	19
Interim Investments	19
Alternative Use of Proceeds	20
DESCRIPTION OF BUSINESS	20

Overview	20
Corporate Structure	21
Pet Support Supplements and Chews	22
Industry	22
Our Products	23
Manufacturing	25
Our Business Obectives	25
Marketing and Sales	27
Marketing Strategy	29
Competition	29
Raw Materials and Suppliers	29
Research and Development	30
Governmental Regulations	30
Medical Marijuana	32
Industry	32
Principal Product	33
Operations	33
Our Business Objectives	36
Marketing Plans and Strategy	38
Competition	38
Research and Development	40
Governmental Regulations	41
Employees	44
Intellectual Property	44
Legal Proceedings	45
DESCRIPTION OF PROPERTY	46
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	46
Introduction	46
Overview	46
Results of Operations for the Years Ended March 31, 2016 and March 31, 2015	47
Results of Operations for the Three-Months ended March 31, 2016 and March 31, 2015	47

Results of Operations for the Six Months ended September 30, 2016 and September 30, 2015	47
Liquidity and Capital Resources	48
Plan of Operations	48
Trends in Cash Flow, Capital Expenditures and Operating Expenses	49
Related Party Transactions	49
Going Concern	49
Off Balance Sheet Arrangements	50
Critical Accounting Policies and Estimates	50
General	50
Principles of consolidation	50
Cash and cash equivalents	51
Income taxes	51
Revenue Recognition	51
Inventories	51
Capital Assets	51
Intangible Assets	52
Share Capital	52
Share-based Payments	52
Financial Instruments	52
Earnings (loss) per share	52
Recently issued accounting pronouncements	53
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	54
Summary of Executive Officers, Directors and Significant Employees	54
Business Experience	54
Board of Directors	56
Term of Office	56
Family Relationships	56
Involvement in Certain Legal Proceedings	56
Committees of the Board.	56
Audit Committee	57
Nomination Committee	57
Code of Ethics	58

v

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	58
Executive Compensation	58
Management Agreements	58
Chief Executive Officer	58
Chief Financial Officer	59
Termination and Change of Control Benefits	59
Stock Incentive Plan	59
Pension Plan Benefits	59
Director Compensation	60
Outstanding Share-Based Awards and Option-Based Awards	60
Limitation of Liability and Indemnification of Officers and Directors	60
Indebtedness of Directors and Executive Officers	61
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	61
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	62
Management Agreements	62
Lease Agreement	62
SECURITIES BEING OFFERED	62
General	62
Common Shares	63
Dividend Rights	63
Voting Rights	63
Liquidation Rights	63
Rights and Preferences	63
Preferred Shares	63
Certain Provisions of the BCA and Our Articles	64
Shareholder Meetings	64
Requirements for Advance Notification of Shareholder Nominations and Proposals	64
Removal of Directors	64
Shareholders Not Entitled to Cumulative Voting	65
Alterations	65
Removal of Directors	65

Change of Control	65
Dividend Policy	65
INCOME TAX CONSIDERATIONS	66
Canadian Income Tax Consequences	66
Dividends	66
Capital Gains	67
U.S. Federal Income Tax Consequences	67
U.S. Holders	68
Foreign Investment Company	69
Passive Foreign Investment Company	69
Mark-to-Market Election for PFIC Stock under the Taxpayer Relief Act of 1997	71
Controlled Foreign Corporation Status	72
Elimination of Overlap between Subpart F Rules and PFIC Provisions	72
FACTA	72
FINANCIAL STATEMENTS	74
Audited Consolidated Financial Statements for the Years Ended March 31, 2016 and March 15, 2015	74
Unaudited Consolidated Financial Statements for the Six-Month Period Ended December 31, 2016 and December 31, 2015	102
PART III	125
INDEX TO EXHIBITS	125
SIGNATURES	126

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. These statements relate to financial conditions and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation, and competition and the prospective business of the company. In some cases, these statements can be identified with forward looking words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "project," "plan," "will," "would". Investors should be aware that all forward-looking statements could differ materially from those anticipated in these forward-looking statements based on many factors. The company believes these factors include, but are not limited to, the "Risk Factors" found on page 3 of this offering circular. These factors should not be construed as exclusive and should be read in conjunction with other cautionary statements in this offering circular.

CURRENCY AND EXCHANGE RATES

All dollar amounts in this offering circular are expressed in Canadian dollars unless otherwise indicated. Our accounts are maintained in Canadian dollars and our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  All references to "U.S. dollars", "USD", or "US$" are in United States dollars.

The following table sets forth the rate of exchange for the Canadian dollar (expressed in United States dollars) in effect at the end of the periods indicated. The table also indicates the average of the exchange rates in effect during such periods and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.
Canadian Dollar per U.S. Dollar Noon Buying Rate
	Average	High	Low	Period-End
Year ended March 31,
2017	1.3074	1.3582	1.2544	1.3322
2016	1.2967	1.2971	1.2962	1.2971
2015	1.2787	1.3990	1.1728	1.3840
Most recent six months
January 2017	1.3193	1.3030	1.3435	1.3030
February 2017	1.3107	1.3249	1.3016	1.3281
March 2017	1.3386	1.3513	1.3304	1.3299
April 2017	1.3440	1.3667	1.3265	1.3662
May 2017	1.3607	1.3743	1.3453	1.3500
June 2017	1.3328	1.3504	1.3504	1.3468

SUMMARY

Our Company:

True Leaf Medicine International Ltd. (the "True Leaf" or the "company") is a British Columbia corporation formed on June 9, 2014.

We have four subsidiaries: True Leaf Investments Corp. ("TL Investments"), True Leaf Medicine Inc. ("TL Medicine"). True Leaf Pet Inc. ("TL Pet") and True Leaf Pet Europe LLC Sàrl ("TL Europe"). TL Investments, TL Medicine and TL Pet were formed in British Columbia on March 26, 2014, July 4, 2013 and November 18, 2015 respectively and TL Europe was formed in Luxemburg on July 18, 2016.

We are a reporting issuer in Canada and our common shares trade on the Canadian Securities Exchange under the trading symbol: MJ and on the Frankfurt Stock Exchange under the trading symbol: "TLA".

Our head office is located at 100 Kalamalka Lake Road, Unit 32, Vernon, British Columbia V1T 9G1. Our telephone number is (778) 389-9933. Our website address is http://www.trueleaf.com/. The information contained on or that can be accessed through our website is not a part of this offering circular.

Share Capital:	Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of July 7, 2017, 69,239,577 common shares and no preferred shares are issued and outstanding. An aggregate of 16,014,326 common shares may be issued on exercise of the following convertible securities: (1) 9,950,041 share purchase warrants, (2) and 6,064,285 stock options. See "Securities Being Offered" herein for additional information.
Our Business:

We are involved in two segments: (1) pet support supplements and chews; and (2) medical marijuana. We launched our pet supplement business in the fall of 2015. Our medical marijuana business was launched in 2014 but is on hold until we obtain regulatory approval from the Canadian government.

Pet Support Supplements and Chews. In the fall of 2015, through TL Pet we launched our hemp based pet supplement products. On December 30, 2016, we acquired the assets and intellectual property of OregaPetTM , a Canadian brand of natural supplement products for pets. We share the commitment of our customers to improve the overall health of their pets with natural ingredients. Our products are primarily sold through a combination of direct sales and brokers to veterinarians, food retailers, food wholesalers, drug stores, club stores, mass merchandisers, discount and dollar stores, natural foods stores and distributors and pet specialty stores.

Medical Marijuana.In 2013, through TL Medicine we applied to become a licensed producer of medical marijuana under Canada's Marihuana Access to Cannabis for Medical Purposes Regulations ("ACMPR") program administered by Health Canada. As of July 7, 2017, we do not have a license with the ACMPR and no products are in commercial production or use. We have not been granted an ACMPR license and will be required to satisfy additional obligations in order to qualify including the completion of a compliant facility on a parcel of leased land in Lumby, British Columbia. There may be a significant risk that we will not receive an ACMPR license, therefore rendering us unable to proceed with this sector of our business model. We continue to work diligently to comply with all of the requirements of Health Canada.

This Offering:

We are offering up to 14,285,715 of our common shares at $0.35 per share.

The net proceeds of this offering to us, assuming the maximum amount of securities offered are sold, will be approximately $5 million. See "Plan of Distribution." We intend to use the proceeds of this offering primarily for advancing our TL Pet business and general corporate purposes. See "Use of Proceeds" herein for additional information.

The minimum investment amount is $250.

All payments received by investors in U.S. dollars will be converted into Canadian dollars using the rate of exchange quoted by the Bank of Montreal at close on the date of acceptance of that investor's subscription agreement. To the extent required the number of shares acquired will be rounded up or down to the nearest whole share. Fractional shares will not be issued. Subcribers will be informed of the exact number of shares they have subscribed for at the time of issuance. No funds will be returned.

Summary Risk Factors:	Investing in our stock involves a high degree of risk. You should carefully consider the risks described in "Risk Factors" before making a decision to invest in our common shares. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our common shares would likely decline and you may lose part or all of your investment. Below is a summary of some of the principal risks we face:
  Material uncertainties may cast significant doubt on our ability to continue as a going concern.
  We are subject to significant risks associated with introducing new products including the risk that our new product developments will not produce sufficient sales to recoup our investment.
  We rely on co-packers to provide our supply of pet supplement and chew products. Any failure by co-packers to fulfill their obligations or any termination or renegotiation of our co-packing agreements could adversely affect our results of operations.
  We may face difficulties as we expand into countries in which we have no prior operating experience.
  Our proposed marijuana business is subject to significant regulation by the Canadian Federal Government. There is no assurance that we will be granted licensed producer status by Health Canada. Any continued failure or delay in obtaining such status would materially and adversely affect our operations.
  There are many regulations and governmental agencies that regulate the medical marijuana industry and there will likely be increased and/or changing regulations as the industry becomes more mainstream with more participants.
  There are sales risks associated with the cannabis and medical marijuana industry because cannabis is a controlled substance.
  Our common shares are thinly traded and you may be unable to sell at or near asking prices, or at all.

Canadian Dollars:	All dollar amounts in this summary and offering circular are expressed in Canadian dollars unless otherwise indicated.

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

General Business Risks

The existence of material uncertainties may cast significant doubt on our ability to continue as a going concern. Our auditor has issued an opinion on our consolidated financial statements which states that the consolidated financial statements were prepared assuming we will continue as a going concern and further states that our recurring losses from operations, shareholders' deficit and inability to generate sufficient cash flow to meet our obligations and sustain our operations raise may cast significant doubt on our ability to continue as a going concern.

Our success depends in part on our ability to attract and retain additional key skilled professionals which we may or may not be able to do. Our failure to do so could prevent us from achieving our goals or becoming profitable.  Our success will depend on the ability of our directors and officers to develop our business and manage our operations. It will also depend on our ability to attract and retain key quality assurance, scientific, sales, public relations, and marketing staff or consultants once operations begin. The loss of any key person or the inability to find and retain new key persons could have a material adverse effect on our business. Competition for sales and marketing staff as well as officers and directors - can be intense; therefore, no assurance can be provided that we will be able to attract or retain key personnel in the future. This may adversely impact our operations.

We will need a significant amount of capital to carry out our proposed business plan. Unless we are able to raise sufficient funds, we may be forced to discontinue our operations.  We are in the development stage and will likely operate at a loss until our business becomes established. We will require additional financing in order to fund future operations. Our ability to secure any required financing in order to commence and sustain our operations will depend, in part, upon prevailing capital market conditions, as well as our business success.  There can be no assurance that we will be successful in our efforts to secure any additional financing or additional financing on terms satisfactory to our management. If additional financing is raised by issuing common shares, control may change and shareholders may suffer additional dilution. If adequate funds are not available or they are unavailable on acceptable terms, we may be required to scale back our business plan or cease operating.

We are a start-up company with limited revenues. There is no assurance that our future operations will result in revenues or profits. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease our operations.  We are a start-up company and we have limited revenues. Our proposed marijuana production business cannot move forward until we receive approval from Health Canada. Our success in the interim depends, in part, upon our ability to persuade customers to purchase our branded pet products which may be more expensive than other products available in the pet industry. If we are unable to attract and retain customers, or if we are not able to do so in a manner that results in profitability, we may have to suspend or cease operations.

Risks Relating to Our Pet Support Supplement and Chews Business

We are subject to significant risks associated with introducing new products including the risk that our new product developments will not produce sufficient sales to recoup our investment. Our pet support supplements and chews include ingredients not traditionally found in such products. Our success will depend on our ability to build a following for our products. We cannot assure you that we will be successful in achieving market acceptance of our products. Our failure to successfully market and build a customer base for our products could harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to successfully implement our growth strategy on a timely basis or at all. Our future success depends, in large part, on our ability to implement our growth strategy, including expanding distribution in Canada, United States and Europe, attracting new consumers to our brand, introducing new products and product line extensions, and expanding into new markets. Our ability to implement this growth strategy depends, among other things, on our ability to:

  enter into distribution and other strategic arrangements with retailers and other potential distributors of our products;
  expand and maintain brand loyalty;
  effectively compete with specialty pet products;
  secure shelf space in stores;
  increase our brand recognition by effectively implementing our marketing strategy and advertising initiatives;
  develop new products and product line extensions that appeal to consumers;
  maintain sources for the required supply of quality raw ingredients to meet our growing demand; and
  identify and successfully enter and market our products in new geographic markets and market segments.

We may not be able to successfully implement our growth strategy and may need to change our strategy. If we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful, our business, financial condition and results of operations may be materially adversely affected.

We rely on co-packers to provide our supply of pet supplement and treat products. Any failure by co-packers to fulfill their obligations or any termination or renegotiation of our co-packing agreements could adversely affect our results of operations. We have supply agreements with co-packers that require them to provide us with specific finished products. We rely on co-packers as our sole-source for our products. The failure for any reason of a co-packer to fulfill its obligations under the applicable agreements with us or the termination or renegotiation of any such co-packing agreement could result in disruptions to our supply of finished goods and have an adverse effect on our results of operations. Additionally, from time to time, a co-packer may experience financial difficulties, bankruptcy, or other business disruptions which could disrupt our supply of finished goods. It may also require that we incur additional expenses from the need to provide financial accommodations to the co-packer or taking other steps to minimize or avoid supply disruption, such as establishing a new co-packing arrangement with another provider. During an economic downturn, our co-packers may be more susceptible to experiencing such financial difficulties, bankruptcies or other business disruptions. A new co-packing arrangement may not be available on terms as favorable to us as the existing co-packing arrangement, if at all.

If we do not manage our supply chain effectively, including inventory levels, our business, financial condition and results of operation may be adversely affected. The inability of any supplier, co-packer, third-party distributor or transportation provider to deliver or perform for us in a timely or cost-effective manner could cause our operating costs to increase and our profit margins to decrease. We must continuously monitor our inventory and product mix against forecasted demand or risk having inadequate supplies to meet consumer demand as well as having too much inventory on hand that may reach its expiration date and become unsaleable. If we are unable to manage our supply chain effectively and ensure that our products are available to meet consumer demand, our operating costs could increase and our profit margins could decrease.

Failure by our transportation providers to deliver our products on time or at all could result in lost sales. We use third-party transportation providers for our product shipments. We rely on a number of different providers for our shipments based on cost efficiency and availability at the time of shipping. Transportation services include scheduling and coordinating transportation of finished products to our customers, shipment tracking and freight dispatch services. Our use of transportation services for shipments is subject to various risks. One risk is that increases in fuel prices would raise our shipping costs. Another risk is that employee strikes or inclement weather may impact the ability of providers to provide delivery services that adequately meet our shipping needs including adequate refrigeration while in-transit. Any such change could cause us to incur costs and expend resources. Moreover, in the future we may not be able to obtain terms as favorable as those we receive from the third-party transportation providers that we currently use which, in turn, would increase our costs and thereby adversely affect our business, financial condition, and results of operations.

We may face difficulties as we expand in and into countries in which we have no prior operating experience. We have recently launched sales of our products in the United States and Europe. We intend to continue to expand in and into countries in which we have no prior operating experience. From time to time, we expect to encounter foreign economic, political, regulatory, personnel, technological, and language barriers and other risks that may increase our expenses or delay our ability to become profitable in such countries. These risks include:

  the risk that we must spend significant amounts of time and money to build brand recognition without certainty that we will be successful;
  currency fluctuations, including, without limitation, fluctuations in the foreign exchange rate of the Euro, British Pound, Canadian dollar, and the U.S. dollar;
  the difficulty of enforcing agreements and collecting receivables through some foreign legal systems;
  potentially longer payment cycles and greater difficulty in collecting accounts;
  changes in local tax laws, tax rates in some countries that may exceed those of the United States or Canada lower earnings due to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;
  changes in economic conditions, consumer preferences, or demand for our products in these markets;
  the credit risk of local customers and distributors;
  unexpected changes in legal, regulatory or tax requirements;
  differences in culture and trends in foreign countries with respect to pets and pet care;
  the risk that certain governments may adopt regulations or take other actions that would have a direct or indirect adverse impact on our business and market opportunities, including nationalization of private enterprise; and
  potential non-compliance with applicable currency exchange control regulations, transfer pricing regulations or other similar regulations;

In addition, our expansion into new countries may require significant resources and the efforts and attention of our management and other personnel, which will divert resources from our existing business operations. As we expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our operations outside of Canada.

Competition in the markets in which we operate, including internet-based competition, is strong. If we are unable to compete effectively, our ability to generate sales may suffer and our operating income and net income could decline. We are one of many companies in the consumable pet products market with no measurable percentage of that market. Our competition in the healthy feeding systems and healthy consumable products markets are both domestic and foreign companies, many of whom manufacture their products in low cost areas such as India, East Asia, Southeast Asia, and Mexico. Many of these companies also have more brand awareness. We are still building our market presence. Any reputation that we may successfully gain with retailers for quality products does not necessarily translate into name recognition or increased market share with the end consumer.

We compete with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies who may have greater financial resources and larger customer bases than we have. As a result, these competitors may be able to identify and adapt to changes in consumer preferences more rapidly than we can due to their larger resource base and scale. They may also be more successful in marketing and selling their products, better able to increase prices to reflect cost pressures, and more capable in increasing their promotional activity, which may impact us and the entire pet food industry.

We also compete with other smaller niche market companies focused on the same area of the consumable pet food markets we have entered. These companies may be more innovative and/or able to bring products to market faster and move more quickly to exploit and serve niche markets than we are. If these competitive pressures cause our products to lose or unable to gain market share, our business, financial conditions and results of operations may be materially adversely affected.

The loss of any of our key suppliers, or distribution arrangements with key vendors, would negatively impact our business. We purchase significant amounts of products from vendors with differing supply capabilities. There can be no assurance that the vendors who currently supply us with the ingredients necessary to create our pet chews will be able to accommodate the anticipated growth and expansion of our locations and e-commerce. An inability of our existing vendors to provide products in a timely or cost-effective manner may impair our business, financial condition and results of operations.

We maintain no long-term supply contracts with any of our distributors. As a consequence, any distributor may discontinue selling our pet chews at any time which would result in the inability to sell our products in certain retail locations. The loss of any of our vendors would, therefore, have a negative impact on our business and financial condition

If we are unable to identify or enter into supply or distribution relationships with new vendors or to replace the loss of any of our existing vendors, we may experience a competitive disadvantage, our business may be disrupted, and our results of operations may be adversely affected.

We may be exposed to significant product liability claims which our insurance may not cover and which could harm our reputation. In the ordinary course of our business, we may be named as a defendant in lawsuits involving product liability claims. In any such proceeding, plaintiffs may seek to recover large and sometimes unspecified amounts of damages and the matters may remain unresolved for several years. Any such matters could have a material adverse effect on our business, results of operations and financial condition if we are unable to successfully defend against or settle these matters or if our insurance coverage is insufficient to satisfy any judgments against us or settlements relating to these matters. Although we have product liability insurance coverage and an excess umbrella policy, our insurance policies may not provide coverage for certain or any claims against us or may not be sufficient to cover all possible liabilities. Additionally, we do not maintain product recall insurance. We may not be able to maintain such insurance on acceptable terms, if at all, in the future. Moreover, any adverse publicity arising from claims made against us, even if the claims are not successful, could adversely affect the reputation and sales of our products. In particular, product recalls or product liability claims challenging the safety of our products may result in a decline in sales for a particular product and could damage the reputation or the value of the related brand. This could be true even if the claims themselves are ultimately settled for immaterial amounts. This type of adverse publicity could occur and product liability claims could be made in the future.

We face various risks as an ecommerce retailer, if we do not manage these risks effectively, our ability to generate sales may suffer and our operating income and net income may decline. Although ecommerce represents a growing segment of the pet industry, ecommerce operations are still in the early stages of development. We may require additional capital in the future to sustain or grow our ecommerce business. Business risks related to our ecommerce business include our ability to keep pace with rapid technological change, failure in our security procedures and operational controls, failure or inadequacy in our systems or ability to process customer orders, government regulation and legal uncertainties with respect to ecommerce, and collection of sales or other taxes by one or more states or foreign jurisdictions. If any of these risks materialize, it could have an adverse effect on our business.

Increased transactions through our website may result in a reduction in sales at store locations that sell our products. There is a risk that vendors who sell our products may decide to discontinue the sale of our products due to a reduction in sales. If vendors decide to discontinue the sale of our products, this could reduce our exposure to new or potential customers, therefore having an adverse effect on our business.

In addition, we face competition from established companies who sell their products online and have a large customer base. In the future, we may also face competition from internet retailers who enter the market. A failure to positively differentiate our product and services offerings from other internet retailers could have a materially- adverse effect on our business, results of operations, or financial condition.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology, products and services could be harmed significantly. We rely on trade secrets, know-how and other proprietary information in operating our business. If this information is not adequately protected, then it may be disclosed or used in an unauthorized manner. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed products, disputes may arise as to the proprietary rights to such information, which may not be resolved in our favor. The risk that other parties may breach confidentiality agreements or that our trade secrets may become known or independently discovered by competitors could harm us by enabling our competitors, who may have greater experience and financial resources, to copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. The disclosure of our trade secrets would impair our competitive position, thereby weakening demand for our products or services and harming our ability to maintain or increase our customer base.

Risks Relating to Our Proposed Medical Marijuana Business

We have not commenced operations and are currently seeking to lay the foundation to commence our business. We have not received a marijuana production license from Health Canada and there can be no assurance that we will receive a production license.  Until we receive a production license, we cannot begin the production, sale and distribution of medical marijuana.  It is currently not known when or if we will be granted a production license.  The key milestones to obtaining a production license include filing an application, receiving a pre-licensing approval notice, completion of the upgrades as per the application, approval to produce upon inspection of the facility, and approval to distribute the product to patients.

We are subject to all of the business risks and uncertainties associated with any new business enterprise, including the risks that we will be unable to acquire the necessary production license, successfully produce the product, or establish a market for our product. If we receive a production license, we anticipate at least 12 months from the date of grant of this production license to achieve positive cash flow from operations. There can be no assurance that consumer demand for our product will be as anticipated, or that we will become profitable. As a result, an investment in our common shares involves a high degree of risk and should only be acquired if you can afford to lose your entire investment.

Our proposed marijuana business is subject to significant regulation by the Canadian Federal Government. There is no assurance that we will be granted licensed producer status by Health Canada. Any continued failure or delay in obtaining such status would materially and adversely affect our operations. We depend heavily on the success of acquiring a production license from Health Canada to be able to grow, store and distribute medical marijuana in Canada. There is no assurance that we will be approved by Health Canada or will be granted licensed producer status. Should we be unable to obtain all required licenses, or if the regulations in Canada continue to change, our proposed marijuana production business would not be able to operate or there could be a significant cost to change our operations to remain compliant with the laws and regulations.

Once a production license is obtained, any failure to comply with the terms of the production license, or any failure to renew the production license after its expiry date would have a materially-adverse impact on the financial condition and operations of our business.

Our operations are subject to regulations promulgated by government regulatory agencies from time to time. The cost of compliance with changes in governmental regulations has the potential to reduce the profitability of operations. However, there can be no guarantee that we will be able to obtain and maintain, at all times, all necessary licenses and permits required to carry out our business.

There are many regulations and governmental agencies that regulate the medical marijuana industry, and there will likely be increased and/or changing regulations as the industry becomes more mainstream with more participants. Our proposed marijuana production operations are subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of medical marijuana but also including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. While, to the knowledge of management, we are currently in compliance with all such laws, changes to such laws, regulations and guidelines due to matters beyond our control may cause adverse effects to our operations.

There are sales risks associated with the cannabis and medical marijuana industry because cannabis is a controlled substance. As cannabis is a controlled substance in Canada, direct consumer marketing is not allowed. All products can only be prescribed by a physician and, to be successful, companies will have to develop programs targeted to this group. Traditionally in this sector, growers have targeted users as opposed to the doctors. The new regulations will change this traditional approach and will require growers to target doctors. If we are unable to properly conduct sales in a regulated environment or target the appropriate audiences for our medical marijuana products, our results of operations and business prospects could be substantially impaired.

We may not be able to use the facilities as planned and will, therefore, not be able to commence operations on the timetable or the scale that we have planned. To date, our proposed marijuana production activities and resources have been primarily focused on our proposed facility in Lumby, BC and we will continue to be focused on this facility for the foreseeable future. Adverse changes or developments affecting the facility, including but not limited to a breach of security, could have a material and adverse effect on our business, financial condition and prospects. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by Health Canada, could also have an impact on our ability to continue to operate under any license we may receive.

We may not acquire market share or achieve profits due to competition in the medical marijuana industry. We will face intense competition from other companies, some of which can be expected to have longer operating histories, more financial resources, and greater manufacturing and marketing experience than us. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition, and results of operations.

Because of the early stage of the industry in which we plan to operate, we expect to face additional competition from new entrants. If the number of users of medical marijuana in Canada increases, the demand for products will increase, and we expect that competition will become more intense as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development, marketing, sales, and client support. We may not have sufficient resources to maintain research and development, marketing, sales, and client support efforts on a competitive basis which could materially and adversely affect our proposed marijuana production business, financial condition and results of operations.

Risks Related to Our Common Shares

Investors in this offering will experience immediate and substantial dilution. Investors in this offering will suffer immediate and substantial dilution of $0.2794 per share or approximately 79.82% of the offering price of the common shares if the maximum offering is sold or $0.2228 per share or approximately 94.04% of the offering price if only 25% of the offering is sold. See "Dilution."

If we issue additional common shares, shareholders may experience further dilution in their ownership of us. We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our shareholders, to cause us to issue more common shares. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our constating documents in order to affect forward and reverse stock splits, and recapitalizations of the company. The issuance of additional common shares by us would dilute all existing shareholders' ownership in us.

We cannot assure that we will ever pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increase our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase our common shares. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

We are controlled by our principal shareholder, Darcy Bomford, whose interests may differ from those of the other shareholders. Mr. Darcy Bomford is our C.E.O., director, founder, and principal shareholder. He currently owns directly and indirectly a total of 22,820,513 common shares or 32.95% of the total issued and outstanding common shares of our company. Mr. Bomford will own approximately 27.32% of the outstanding votes assuming the maximum 14,285,715 common shares are issued pursuant to this offering.

Mr. Bomford, as our majority shareholder, is able to exercise significant control over all matters requiring shareholder approval including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common shares. This concentration of ownership may not be in the best interests of all of our shareholders.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us. Our articles provide that we will indemnify our directors and officers in each case to the fullest extent permitted by the Business Corporations Act (British Columbia)(the "BCA"). We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever. This includes any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend against any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Risks Related to the Trading of Our Common Shares

Future sales of our common shares or the perception that such sales may occur could depress our common share price. As of July 7, 2017, we had 69,239,577 common shares outstanding, and our notice of articles authorizes us to issue up to an unlimited number of common shares and an unlimited number of preferred shares. In the future, we may issue additional common shares or other securities if we need to raise additional capital. The number of new common shares issued in connection with raising additional capital could constitute a material portion of those current outstanding common shares. Any future sales of our common shares, or the perception that such sales may occur, could negatively impact the price of our common shares.

Our common shares are thinly traded and you may be unable to sell at or near asking price, or at all. We do not have a liquid market for our common shares, and we cannot predict the extent to which an active public market for trading our common shares will be achieved or sustained.

This situation is attributable to a number of factors including the fact that we are a small company that is relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for our common shares may be volatile, which may result in a decline in value of your investment. The trading price of our common shares has been and may continue to be volatile. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions could reduce the market price of our common shares in spite of our operating performance. In addition, our results of operations could fail to meet the expectations of investors due to a number of potential factors, including variations in our quarterly results of operations, additions or departures of key management personnel, failure to meet our projected operational milestones, litigation and government investigations. Other factors which may affect the value of our common shares include: changes or proposed changes in laws, new regulations, or differing interpretations or enforcement of the law, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about our industry or individual scandals. All of these events could result in a decrease of the market price of our common shares. As a result, you may be unable to resell your common shares at or above the price you acquired our securities.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline. Our shares are classified as penny stocks. The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions including the issuer of the securities having net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 or an average revenue of at least $6,000,000 for the last three years. As a result, our common shares could be subject to these rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally persons with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a "penny stock," unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the "penny stock" market. The broker-dealer must also disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the "penny stock" held in the account and information on the limited market in "penny stocks." Consequently, these rules may restrict the ability of broker-dealers to sell our securities.

Risks Related to Being a Canadian Issuer

As a Canadian incorporated and resident company, our financial statements are prepared using International Financial Reporting Standards ("IFRS"), accounting principles, which are different than the accounting principles under U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). Our financial statements have been prepared in accordance with IFRS. IFRS is an internationally recognized body of accounting principles that are used by many companies outside of the United States to prepare their financial statements. Regulation A permits Canadian issuers such as True Leaf to prepare and file their financial statements in accordance with IFRS rather than U.S. GAAP. IFRS accounting principles are different from those of U.S. GAAP and SEC rules do not require us to provide a reconciliation of IFRS accounting principles to those of U.S. GAAP. Investors who are not familiar with IFRS may misunderstand certain information presented in our financial statements. Accordingly, we suggest that readers of our financial statements familiarize themselves with the provisions of IFRS accounting principles in order to better understand the differences between these two sets of principles.

Certain legislation in Canada contain provisions that may have the effect of delaying or preventing a change in control. Certain provisions of our constating documents and governing legislation, together or separately, could discourage potential acquisition proposals, delay or prevent a change in control and limit the price that certain investors may be willing to pay for our common shares.

For example, under the BCA:

  certain matters require the approval of holders of two-thirds of the votes cast at a meeting of the company's shareholders, including amendments to its articles. This may make it more difficult for us to complete certain types of corporate transactions deemed advisable by the board of directors; and
  a bidder seeking to acquire us would need, on a compulsory acquisition (tender offer), to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a "second step merger" to obtain 100% control of us. Accordingly, an offer (tender) of 90% of our outstanding shares will likely be a condition in a tender offer to acquire our shares rather than 50% as is more common in tender offers for corporations organized under U.S. law.

Additionally,The Investment Canada Act requires that a "non-Canadian," as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in our articles on the rights of non-Canadians to vote or hold our common shares. (Given our current size and industry we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

Because we are a British Columbia incorporated company and the majority of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. We are incorporated in British Columbia and our principal place of business is in Canada. Our auditor and a majority of our directors and officers are residents of Canada. All or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to affect service of process within the United States upon us or our directors, officers and auditors who are not residents of the United States or to realize in the United States upon judgments of U.S. courts predicated upon civil liabilities under the Securities Act of 1933, as amended. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

There could be adverse tax consequence for our shareholders in the United States if we are deemed a passive foreign investment company. Under United States federal income tax laws, if a company is, or for any past period was, a passive foreign investment company or PFIC, it could have adverse United States federal income tax consequences to U.S. shareholders even if the company is no longer a PFIC. The determination of whether we are a PFIC is a factual determination made annually based on all the facts and circumstances and thus is subject to change. Furthermore, the principles and methodology used in determining whether a company is a PFIC are subject to interpretation. While the company does not believe that it currently is or has been a PFIC, it cannot make any assurances that it will not be a PFIC in the future. United States purchasers of the company's common shares are urged to consult their tax advisors concerning United States federal income tax consequences of holding our common shares if we are considered to be a PFIC. See the discussion in "Material United States Federal Income Tax Considerations for U.S. Holders."

If we are a PFIC, U.S. holders would be subject to adverse U.S. federal income tax consequences such as the ineligibility for any preferred tax rates on capital gains, the ineligibility for actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws or regulations. Whether or not U.S. holders make a timely qualified electing fund (or QEF) election or mark-to-market election may affect the U.S. federal income tax consequences to U.S. holders with respect to the acquisition, ownership, and disposition of our common shares and any distributions such U.S. holders may receive. Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our common shares.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate Dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their "sweat equity" into the company. When the company seeks cash investments from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means the cash value of the new investors' stake is diluted because all the shares are worth the same amount and new investors paid more than earlier investors for their shares.

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share of our common shares. Our historical net tangible book value as of December 31, 2016, was $479,707, or approximately $0.0083 per share. Historical net tangible book value per share is determined by dividing the actual number of outstanding common shares by our net tangible book value. Dilution in historical net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the pro forma net tangible book value per common share immediately after the closing of this offering.

After giving effect to the sale of 100% of the common shares under this offering at an assumed offering price of $0.35, after deducting estimated offering expenses payable by us and assumed commissions ($370,000), our pro forma net tangible book value as of December 31, 2016, would have been approximately $5,109,707, or $0.0706 per common share. This would represent an immediate increase in pro forma net tangible book value of $0.0623 per share to existing shareholders and an immediate dilution of $0.2794 per share to new investors purchasing common shares in this offering at an assumed offering price of $0.35 per share.

The following table illustrates this per share dilution:

	25% (2)	50% (3)	75% (4)	100% (5)
Initial price to public:	$0.3500	$0.3500	$0.3500	$0.3500
Net tangible book value per share as of December 31, 2016:[1]	$0.0083	$0.0083	$0.0083	$0.0083
Increase in net tangible book value per share attributable to new investors:	$0.0145	$0.0325	$0.0485	$0.0623
As adjusted net tangible book value per share after this offering:	$0.0228	$0.0408	$0.0568	$0.00706
Dilution in net tangible book value per share to new investors:	$0.3272	$0.3092	$0.2932	$0.2794

Notes:

(1)  On December 31, 2016, we had 58,087,382 shares issued and outstanding.

(2)  Offering costs are estimated at $321,000, or $0.0899 per share of new shares issued. Pro forma net tangible book value of the common shares assuming 25% of the shares are sold in this offering as of December 31, 2016, minus offering costs, would have been approximately $1,408,707.

(3)  Offering costs are estimated at $321,000, or $0.0449 per share of new shares issued. Pro forma net tangible book value of the common shares assuming 50% of the shares are sold in this offering as of  December 31, 2016, minus offering costs, would have been approximately $2,658,707.

(4)  Offering costs are estimated at $321,000, or $0.0300 per share. Pro forma net tangible book value of the common shares assuming 75% of the shares are sold in this offering as of  December 31, 2016, minus offering costs, would have been approximately $3,908,707.

(5)  Offering costs are estimated at $370,000, or $0.0259 per share of new shares issued. Pro forma net tangible book value of the common shares assuming 100% of the shares are sold in this offering as of  December 31, 2016, minus offering costs, would have been approximately $5,109,707.

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor's stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that new investors own will go down, even though the value of the company may go up. Investors will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a "down round," meaning at a lower valuation than in earlier offerings.

Investors making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value should understand that the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control and earnings per share.

MARKET FOR OUR COMMON SHARES

Trading Market

Our common shares are listed on the Canadian Securities Exchange ("CSE") under the symbol "MJ" and the Deutsche Borse Group on the Frankfurt Stock Exchange in Germany under the trading symbol "TLA". Our common shares began trading on the CSE on February 9, 2015. and on the Frankfurt Stock Exchange on March 16, 2015.

Shown below are the annual high and low sales prices of our common shares for our fiscal years since we began trading on the CSE in Canadian dollars.

Year Ended	High	Low
March 31, 2017	$0.32	$0.17
March 31, 2016	$0.17	$0.05
March 31, 2015	$0.17	$0.08

Shown below are the quarterly high and low sales prices of our common shares for each quarter of the two most recent fiscal years (since listing on February 9, 2015):

Quarter Ended	High	Low
June 30, 2017	$0.50	$0.22
March 31, 2017	$0.27	$0.19
December 31, 2016	$0.32	$0.18
September 30, 2016	$0.30	$0.17
June 30, 2016	$0.33	$018
March 31, 2016	$0.16	$0.12
December 31, 2015	$0.15	$0.10
September 30, 2015	$0.17	$0.05
June 30, 2015	$0.10	$0.06
March 31, 2015	$0.17	$0.08

Shown below are the monthly high and low sales prices of our common shares for the most recent six months:

Month	High	Low
June 30, 2017	$0.45	$0.37
May 31, 2017	$0.50	$0.31
April 30, 2017	$0.47	$0.22
March 31, 2017	$0.26	$0.21
February 28, 2017	$0.27	$0.20
January 31, 2017	$0.23	$0.19

As of the day before filing this offering circular, the closing price of our common shares on the CSE was $0.405.

PLAN OF DISTRIBUTION

General Plan of Distribution

All dollar amounts in this offering circular are expressed in Canadian dollars unless otherwise indicated.

We are offering a maximum of 14,285,715 common shares on a "best efforts" basis.

Determination of Offering Price

The $0.35 per share offering price of our common shares was chosen as it reflects a 25% discount of the thirty day high ($0.45) and it is close to the closing trading price of our common shares on the CSE prior to filing this offering circular ($0.405). There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value other than our CSE market trading price. The price of the shares may be required to be adjusted at the time of qualification.  The CSE allows issuers to apply for price protection of an offering. This price protection  will expire if the offering  has not closed within 45 days of the day on which notice is given to the CSE. As a result, the price of this offering may need to be adjusted at the time or post-qualification of this offering circular. We estimate our offering price range may be from $0.15 to $0.60 depending on market conditions.

All payments received by investors in U.S. dollars will be converted into Canadian dollars using the rate of exchange quoted by the Bank of Montreal at close on the date of acceptance of that investor's subscription agreement. To the extent required the number of shares acquired will be rounded up or down to the nearest whole share. Fractional shares will not be issued. Subcribers will be informed of the exact number of sharesthey have subscribed for at the time of issuance. No funds will be returned.

Sales

The shares are being offered by us on a best-efforts basis by our officers and directors. We do not plan on using a FINRA registered selling agent or finder in connection with this offering. Instead, we intend to use our website as an online portal and information management tool in connection with the offering. The final offering circular and subscription agreement will be furnished to prospective investors and will be available for viewing and download through a landing page on our website 24 hours per day, seven days per week as an electronic PDF file via a hyperlink. We may also offer this material in an HTML format.

In conducting this offering, our officers and directors intend to rely on the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934, as amended.

There is no minimum amount of this offering before it becomes effective other than the minimum investment size of $250 required for each investor. The duration of the offering is until the earlier of (1) the sale of the maximum number of common shares offered hereby, (2) one year from the date this offering begins, or (3) a date prior to one year from the date this offering begins that is so determined by our board of directors. We will have immediate access to the proceeds of the offering as soon as the shares are issued.

Subscription

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. The subscription agreement requires investors to answer certain questions to determine compliance with the investment limitation set forth in the securities laws, disclose that the securities will not be listed on a registered national securities exchange upon qualification and that the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor's annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

After the offering statement has been qualified by the Securities and Exchange Commission, we will accept tenders of funds to purchase the shares. We may close on investments on a "rolling" basis (so not all investors will receive their shares on the same date).

Our officers and directors, with assistance from legal counsel, will review each subscription agreement prior to acceptance.

Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Agreement in Exhibit A to this offering circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this offering circular. These standards represent minimum suitability requirements for prospective investors and the satisfaction of such standards does not necessarily mean that an investment in the company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Sales to Affiliates

Shares may be purchased by the affiliates of True Leaf or other parties with a financial interest in the offering.

Shares may be purchased by the affiliates of True Leaf, or by other persons who will receive fees or other compensation or gain dependent upon the success of this offering. Such purchases may be made at any time.

Investors therefore should not expect that the sale shares have been made to investors who have no financial or other interest in the offering, or who otherwise are exercising independent investment discretion.

No Selling Security Holders

There are no selling security holders. No officer, director or employee of True Leaf will participate in the sale of securities pursuant to this offering.

Discretion to Terminate Offering

We may terminate the offering at any time for any reason at our sole discretion.

Transfer Agent and Registrar

Our transfer agent and registrar for our common shares is Computershare Investor Services Inc. who has offices located through-out Canada and the United States.

PERKS

We want all of our investors to share our chews with their favorite dog or cat.  Letting your dog or cat try our products will turn you into a believer and a proud investor. In addition to receiving shares, investors under this offering will be entitled to receive the following additional benefits:

Invest Between	Special Benefits for Bracket of Investor	Perk Product Choices
$250 to $499	Social media shout out - picture upload option for wall-of-fame True Leaf Pet bandana
$500 to $999	Social media shout out - picture upload option for wall-of-fame Bag of True Hemp Chews True Leaf Pet bandana	Chews Sticks Oils
$1,000 to $2,499	Social media shout out - picture upload option for wall-of-fame Value pack of True Hemp Chews (3 units) True Leaf Pet bandana
$2,500 to $4,999	Social media shout out - picture upload option for wall-of-fame Return the Love' Care Package 1 Chew 1 Stick 1 Oil Coupon for 10% off your next purchase ($50 min. purchase) True Leaf Pet Bandana

Invest Between	Special Benefits for Bracket of Investor	Perk Product Choices
$5,000 to $7,499
  Social media shout out - picture upload option for wall-of-fame
  Return the Love' Care Package
  2 Chews
  2 Sticks
  2 Oils
  Coupon for 10% off your next purchase ($50 min. purchase)
  True Leaf Pet Bandana
  VIP Discount of 5% (life of dog
Bandana*
$7,500 and 9,999
  Social media shout out - picture upload option for wall-of-fame
  Return the Love' Care Package
  2 Chews
  2 Sticks
  2 Oils
  Coupon for 20% off your next purchase ($50 min. purchase)
  True Leaf Pet Bandana
  VIP Discount of 5% (life of dog)
  True Leaf hemp leash
Hemp Leash*
$10,000 and above
  Social media shout out - picture upload option for wall-of-fame
  Return the Love' Care Package
  3 Chews
  3 Sticks
  3 Oils
  Coupon for 20% off your next purchase ($50 min. purchase)
  True Leaf Pet Bandana
  VIP Discount of 5% (life of dog)
  True Leaf hemp leash
  Exclusive "tester family" status - first to try new products
*Item may not be as depicted as we are still sourcing item.

The value of these benefits, if any, is indeterminable and is not associated with the number of shares you own. We have not attempted to establish a value for these benefits, and we do not consider them material to the determination of the price or value of our shares.

BUY PRODUCTS NOW!	We welcome everyone to try our products. Purchase them in your local pet store or order them online. Press the button to the left to be taken to our online products sales site.

USE OF PROCEEDS TO COMPANY

The net proceeds of this offering to the issuer, assuming the maximum amount of securities offered are sold, will be approximately $4,630,000 after deducting offering expenses. In the discussion below, the company has assumed that, if the maximum amount of securities are sold, it will pay $370,000 in offering expenses. A significant portion of this offering's non-transactional expenses (e.g., accounting fees, legal fees, payment for printing or video production, marketing, consulting and advertising fees) will be funded from previous capitalization raised in prior offerings conducted by us. Transactional costs related to the number of transactions processed or the amount of money raised will be funded from proceeds of the offering.

Use of Proceeds

The net proceeds of this offering will be used primarily to advance our pet supplement and chews business.

The estimated use of the net proceeds of this offering is as follows:

USE OF PROCEEDS	25% of Offering Raised	50% of Offering Raised	75% of Offering Raised	100% of Offering Raised
Offering Expenses
Marketing and Other Expenses (1)	$261,000	$261,000	$261,000	$310,000
Commissions Related to Offering (2)	$0	$0	$0	$0
Legal and Accounting	$60,000	$60,000	$60,000	$60,000
Pet Supplement Business
Increase marketing, advertising and consumer acquisition (3)	$0	$204,000	$396,500	$500,000
European production run	$20,000	$40,000	$60,000	$80,000
Launch True Hemp Calming, Hip + Joint and Health Support Dental Stick	$50,000	$125,000	$100,000	$125,000
Launch True Hemp Lifestyle Support Oil	$50,000	$150,000	$150,000	$150,000
Further develop True Leaf Pet Europe sales and distribution	$25,000	$50,000	$75,000	$100,000
Perform analysis of future markets in the Asia and Pacific regions	$0	$0	$30,000	$30,000
Perform feasibility study on direct-to-consumer hemp-based pet products	$0	$0	$83,000	$83,000
Increase North American production & distribution	$69,000	$300,000	$500,000	$540,000
Launch TL Pet branded product based on the OregaPetTM formulations	$100,000	$100,000	$100,000	$100,000
Research and Development (Pet)
New Product Development	$0	$40,000	$50,000	$80,000
Formulation Development	$0	$0	$0	$100,000
Pilot Trials	$0	$0	$25,000	$70,000
Contract Research	$0	$0	$37,000	$152,000
Medical Marijuana Business
Land Purchase	$0	$0	$1,500,000	$1,500,000
Design	$0	$0	$0	$200,000

USE OF PROCEEDS	25% of Offering Raised	50% of Offering Raised	75% of Offering Raised	100% of Offering Raised
Legal	$0	$0	$0	$150,000
General
Government Permits	$0	$0	$0	$50,000
Sales and Marketing (3)	$0	$0	$10,000	$50,000
Office Employees and Other Consultants (4)	$75,000	$100,000	$150,000	$200,000
Legal and Accounting	$10,000	$10,000	$10,000	$10,000
Leases	$30,000	$30,000	$30,000	$30,000
Working Capital	$40,000	$40,000	$60,000	$230,000
Contingency Capital	$500,000	$1,000,000	$62,500	$100,000
Total	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Notes:

(1)  Marketing and other expenses include: (a) blue sky compliance and filing fees, and (b) fees to WhoYouKnow LLC and JOI Media Inc. We have engaged WhoYouKnow LLC (d/b/a CrowdfundX, to assist us with marketing for a flat fee of $225,000. We have also licensed software from JOI Media Inc. to streamline investor engagement on our website for a fee of $15,000 plus $1,750 per month. All amounts are estimates only by management.

(2)  At this time we do not anticipate we will engage sales agents or underwriters to assist with the sales of this offering. Instead we plan on relying on management and our website to raise capital under this offering.

(3)  These funds will be used for sales and marketing services from outside professional firms, independent consultants, and our employees to market and promote the company and all of its business segments. Our chief executive officer will lead this campaign and may be paid compensation for his service, expertise, and leadership.

(4)  These funds will be used for sales and marketing services from outside professional firms, independent consultants, and our employees to market and promote the company and all of its business segments. Our chief executive officer will lead this campaign and may be paid compensation for his service, expertise, and leadership.

(5)  Contingency capital may be used to advance our medical marijuana business or other business purposes.

The following information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing securities.

Payments to Officers and Directors

True Leaf will use a portion of the offering proceeds to make certain payments to officers and directors such as salaries, consulting fees or pursuant to other normal course contractual obligations. We believe these obligations reflect market rates for the services provided and are described in more detail elsewhere in this offering circular. See "Compensation of Directors and Officers" and "Interest of Management and Others in Certain Transactions".

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations. Company funds may also be invested in bank repurchase agreements, funds backed by government securities, short-term commercial paper, or other similar interim investments.

Alternative Use of Proceeds

We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

We cannot assure that the capital budget will be sufficient to satisfy our operational needs or that we will have sufficient capital to fund our business. See "Description of Business" and "Risk Factors".

DESCRIPTION OF BUSINESS

This discussion should be read in conjunction with the other sections of this offering circular. These include "Risk Factors," "Use of Proceeds," and the Financial Statements attached with its related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this offering circular (see "Forward Looking Statements").

Overview

We are involved in two segments: (1) pet support supplements and chews; and (2) medical marijuana. We launched our pet supplement business in the fall of 2015. Our medical marijuana business was launched in 2013 but is currently on hold until we obtain regulatory approval from the Canadian government.

Pet Support Supplements and Chews. In the fall of 2015, through TL Pet we launched our hemp based pet supplement products. On December 30, 2016, we acquired the assets and intellectual property of OregaPetTM , a Canadian brand of natural supplement products for pets. We share the commitment of our customers to improve the overall health of their pets with natural ingredients. Our products are primarily sold through a combination of direct sales and brokers to veterinarians, food retailers, food wholesalers, drug stores, club stores, mass merchandisers, discount and dollar stores, natural foods stores and distributors, and pet specialty stores.

Medical Marijuana. In 2013, through TL Medicine we applied to become a licensed producer of medical marijuana under Canada's Marihuana for Medical Purposes Regulations ("MMPR") program administered by Health Canada. As of July 7, 2017, we do not have a license with the ACMPR and no products are in commercial production or use. We have not been granted an ACMPR license and will be required to satisfy additional obligations in order to qualify including the completion of a compliant facility on a parcel of leased land in Lumby, British Columbia. There is a significant risk that we will not receive an ACMPR license, thus rendering us unable to proceed with this sector of our business model. We continue to work diligently to comply with all of the requirements of Health Canada.

Corporate Structure

True Leaf Medicine International Ltd. (the "True Leaf" or the "company") is a British Columbia corporation formed on June 9, 2014.

We have four subsidiaries: True Leaf Investments Corp. ("TL Investments"), True Leaf Medicine Inc. ("TL Medicine"), True Leaf Pet Inc. ("TL Pet") and True Leaf Pet Europe LLC Sàrl ("TL Europe"). TL Investments, TL Medicine and TL Pet were formed in British Columbia on March 26, 2014, July 4, 2013 and November 18, 2015 respectively. TL Europe was formed in Luxemburg on July 18, 2016. (0.4% of TL Europe is owned by our operations manager in Luxembourg.)

Our Corporate Structure

True Leaf Medicine International Ltd.
(BC)
100%
100%
True Leaf Pet Inc.
(BC)
True Leaf Investments Corp.
(BC)
99.6%
100%
True Leaf Pet Europe LLC Sàrl
(Luxemburg)
True Leaf Medicine Inc.
(BC)

We are a reporting issuer in Canada. Our common shares trade on the Canadian Securities Exchange under the trading symbol: "MJ" and on the Frankfurt stock exchange under the trading symbol: "TLA".

Pet Support Supplements and Chews

Our products are developed and marketed for the purpose of improving the health, comfort, enjoyment and safety of our customers' pets. We love animals and believe they deserve quality food and care.

In the fall of 2015, TL Pet entered the natural pet product sector with a product line consisting of innovative hemp-based functional pet chews sold to the specialty pet and veterinary markets in Canada. We have since expanded sales into the United States and Europe and have recently acquired the assets of another natural pet brand.

It is our belief that consumers are looking for higher quality products that address nutritional needs common to their pets, without having to worry about food safety or harmful side effects. Products containing hemp including hemp seed oil, hemp protein and hemp extracts are gaining significant acceptance as evidence of their nutritional effectiveness becomes recognized.

Industry

Euromonitor, Pet Care Global Overview 2015 and the Future Ahead, 2015

We compete in the North American dog and cat food market with 2014 retail sales of over $22 billion and growing at an average compounded annual growth rate of 3% from 2007 to 2014, according to Euromonitor.

We believe the following trends are driving growth in our industry:

  Pet ownership. The Alberta Agriculture and Forestry department estimates that 7.5 million or 57% percent of Canadian households own pets. Higher income households ($100,000+) are 21% of the population in Canada but account for roughly 25% of pet owners. Consumers in the 45 to 54-year age group are well ahead of the average with a pet ownership level of 75%. The American Veterinary Medical Association 2015-2016 survey estimated that 163.6 million or 65% of American households owned a dog or a cat. More U.S. households today have pets than have children, which we believe to be a result of demographic shifts and changing attitudes toward pets.
  The personification of pets as they become members of our family. The Alberta Agriculture and Forestry department found that eighty-six percent of dog owners and 89% of cat owners in Canada consider their pets to be part of the family. Dog owners believe their pets offer them improved physical health while cat owners believe their pets offer them improved metal health. Pet owners are generally in line with national averages in terms of their health-related psychographics and behavior but are slightly more likely to gravitate toward products that offer natural formulations and enhanced health benefits.  These findings have also been supported in the United States. According to the American Veterinary Medical Association, 66.7% of pet owners view their pets as members of the family. (Packaged Facts believes this percentage is closer to 83%.) As pets are increasingly viewed as companions, friends and family members, pet owners are being transformed into "pet parents" who spare no expense for their loved ones, driving premiumization across pet categories. This trend is reflected in food purchasing decisions. Pet owners want to provide their pets with the same quality of food and care as they provide for themselves.

  Increasing consumer focus on health & wellness. The Alberta Agriculture and Forestry department's research found Canadian dog food purchasers between the age of 55 and 64 were most likely to purchase both wet foods and specialty nutritional formulas including wheat or grain-free products at an index of 123 and 165 respectively. Those with children aged 6 to 11 years are disproportionately more likely to purchase natural/organic foods. Those with a master's degree are more than twice as likely to purchase specialty nutritional formulas. Consumers with children under the age of twelve were even more likely to buy foods with special health benefits as are those with a master's degree. We believe this is an international trend and not specific to Canada. Consumers world-wide are more conscious about their health and the health of their pets.

All of these factors, we believe, contribute to a growing marketplace for natural products such as TL Pet in the pet food industry.

Our Products

In 2015, we began manufacturing, marketing and selling three dog chew products containing hemp. Hemp and marijuana are different varieties of the same plant species of 'Cannabis Sativa'. Marijuana plants contain high levels of tetrahydrocannabinol ("THC"). Hemp, on the other hand, is non-psychoactive and contains very little THC (less than .3% by law), but certain cultivars contain cannabidiol ("CBD") located primarily in the hemp leaf and the hemp flower. True Leaf uses whole hemp seed and cold-pressed hemp seed oil in the True Hemp™ product line, which does not contain detectable levels of CBD. These are our hemp based dog chew products:

True Hemp Chews - Hip + Joint Support for Dogs	True Hemp Chews - Calming Support for Dogs	True Hemp Chews - Health Support for Dogs
Active Ingredients	Active Ingredients	Active Ingredients
• Ground Hemp Seed - 500 mg • Hemp Seed Oil - 100 mg • Green Lipped Mussel - 150 mg • Turmeric Root Extract (95% Curcuminoids) - 35 mg	• Ground Hemp Seed - 500 mg • Hemp Seed Oil - 100 mg • L-Theanine - 25 mg • Chamomile - 12.5 mg • Lemon Balm - 12.5 mg	• Ground Hemp Seed - 500 mg • Hemp Seed Oil - 100mg • DHA - 75 mg • Polyphenols from Pomegranate - 25 mg

Each of these products is natural, grain-free, non-GMO Hemp with no artificial colors or flavors. The inactive ingredients in all our chews includes: salmon, buckwheat flour, yellow pea flour, coconut flour, sunflower seed oil, blackstrap molasses, vegetable glycerin, natural fish flavor, citric acid, and mixed tocopherols.

Hemp seed oil - a major component of hemp seed itself and of True Leaf Pet's product line - has a variety of beneficial properties and is showing great promise on its own as a supplement. Because hemp oil is extracted from the industrial hemp plant, it contains no psychoactive reactors. Hemp contains known antioxidants from tocopherols and hosts a variety of other beneficial properties including anti-inflammatory compounds from terpenes, plant sterols and methyl salicylate - a relative of acetylsalicylic acid or 'aspirin'. Hemp oil helps to support the moisture level in a dog's skin and fur. Furthermore, hemp seed oil supports the body's ability to enhance blood circulation, stimulate cognitive thinking, and can help improve fur texture and lessen shedding.

Hemp is rich in essential fatty acids and other polyunsaturated fatty acids. It has almost as much protein as soybean and is also rich in Vitamin E and minerals such as phosphorus, potassium, sodium, magnesium, sulfur, calcium, iron and zinc.[1] Dietary hempseed is also particularly rich in the omega-6 fatty acid, linoleic acid and also contains high concentrations of the omega-3 fatty acid, alpha-linolenic acid. The linoleic acid: alpha-linolenic acid ratio normally exists in hempseed at between 2:1 and 3:1 levels. This proportion is ideal for a healthy diet.[2] We believe that our pets should have a healthy diet and therefore we include hemp in all of our pet chews.

Hemp is also legally refined in industrial factories for textile and nutritional use. It is often consumed and mixed into other products including cereal and granola bars. Hemp for dogs is increasing in popularity because of its significant potential health benefits that may include joint support, skin and coat nourishment, and antioxidant support.

We enrich our hemp-based pet products by adding additional quality ingredients such as green lipped mussel, curcuminoids from turmeric, L-theanine, lemon balm, chamomile, polyphenols from pomegranate, and DHA (an omega fatty acid) to create a high-value product that aligns with current consumer demands.

We are currently developing other hemp based pet products which we intend to test and - if suitable - add to our product line. In particular, we intend to launch liquid hip and joint supplements for dogs and cats, as well as functional cat chews and supplements.  The launch of these products is dependent upon favorable market conditions, successful research and development and raising additional capital.

On December 30, 2016, we acquired the assets and intellectual property of OregaPetTM , a Canadian brand of natural supplement products for pets. The OregaPetTM , product line includes: oregano first aid drops, oregano first aid gel, dental health mini treats, dental health treats, dental spray, pet toothpaste, ear drops, bed and body spray, shampoo therapy and oil of oregano for pets.

[1] Callaway,  J.C.  "Hempseed  as  a  nutritional  resource:  An  overview"  Euphytica  (2004)  140:  65. doi:10.1007/s10681-004-4811-6

[2] Holub, B. J. (2002). Clinical nutrition: 4. Omega-3 fatty acids in cardiovascular care. CMAJ: Canadian Medical Association Journal, 166(5), 608-615.

OregaPetTM's product line has attracted industry recognition for its quality and innovation. OregaPetTM Bed and Body Spray has received the 2016 NationalNutrition.ca award for 'Best Pet Product' and OregaPetTM ; Oil of Oregano received the 2013 Alive® Consumer's Choice Silver Award for 'Best New Product'.

We intend to launch a TL Pet branded product line later in 2017 based on the OregaPetTM formulations we have acquired.

Manufacturing

We outsource the manufacturing of our products to third parties whose facilities are cGMP compliant. We have a oral contractual relationship with Okanagan Naturals in British Columbia to manufacture our products and expect to add an additional manufacturer located in the United States in 2017. We believe that there are numerous cGMP compliant third party manufacturers who can be secured on a short or long term basis at commercially reasonable costs who are capable of manufacturing our products for us.

We provide our contract manufacturer with our formula and manufacturing specifications for each of our products. The manufacturer then sources and purchases raw ingredients and manufactures the products to our specifications. We believe that the raw materials used in our formulations are readily available from various sources.

Our Business Objectives

TL Pet wants to become known in the natural pet product sector as the company whose product line makes a difference in pets' lives. We want to create brand awareness and loyalty around our innovative hemp-based functional pet products. This will be followed by hemp extract supplements for pets in the USA and European markets. This will lay a profitable foundation for the company's long-term strategy to obtain global market share and build a lucrative brand with a comprehensive product line in the fast-growing natural pet and supplement category.

The following table sets forth what we have achieved to date:

Business Objective	Completion Date
Proceed with meta-analysis of hemp research	June 2014
Review and secure hemp suppliers	March 2015
Complete packaging designs and commence trademark registrations	June 2015
Develop line of hemp chews under the True Leaf Pet brand name	June 2015
Reached 1,000 Twitter followers organically	June 2015
Secure exclusive supply with Canadian pet food co- packer	July 2015

Business Objective	Completion Date
Launch True Leaf Pet chew products in Canada - secured distribution with Anipet and Freedom Pet Supply	September 2015
Run chew trials at USA co-pack supplier	December 2015
Launch True Leaf Pet website with e-commerce platform	December 2015
Expand retail reach of hemp chew products across Canada by 35%	January 2016
Form strategic partnership with Pet Industry Experts	February 2016
Reached over 600 page 'likes' on Facebook	March 2016
Sign with Pet Food Experts in USA for distribution access to 3500 stores in the USA	March 2016
Reached over 1400 organic followers on Twitter	February 2016
Launch True HempTM Hemp Chews and exhibit at Global Pet Expo 2016; retrieved over 100 leads	March 2016
Sign with Southeast Pet for distribution to pet stores in the Southeast region of the USA	May 2016
Launch True Leaf Pet in Europe	May 2016
Signed United Pacific Pet for distribution to pet stores in California, Nevada and Arizona	July 2016
Performed production trials and finalized European formulation	August 2016
Secured order for European product line with second largest pet chain in the UK	August 2016
Reach over 1500 followers on Facebook	August 2016
Launching True Leaf Pet line extensions: liquid supplements, cat chews, dental sticks for dogs	In progress
Research and development and pilot trial proposals to support development of veterinary product line	In progress
Acquire assets of OregaPetTM	December 2016

Our long - term objectives are:

  Carve a niche in the global pet industry with a hemp-focused family of products that are sold in the pet specialty, mass-pet, veterinary and food/mass/drug market segments.
  Review and assess the feasibility of a new animal drug application for a cannabis-based pet medication sold via veterinary prescription in the pet medication market.

The following disclosure is based upon our ability to raise additional funds which may not be possible if market conditions are not favorable. We may reallocate funds for sound business reasons.

We aim to accomplish the following business objectives in the forthcoming twelve-month period if we raise the full amount we are looking for under this offering:

What we must do and how we will do it	Estimated Number of months to complete	Estimated Cost
Complete offering		$370,000
Increase marketing, advertising and consumer acquisition (3)	3 to 4 months	$600,000
European production run	3 to 6 months from financing	$80,000
Launch True Hemp Calming, Hip + Joint and Health Support Dental Stick	3 to 6 months from financing	$125,000
Launch True Hemp Lifestyle Support Oil	Ongoing	$150,000
Further develop True Leaf Pet Europe sales and distribution	3-6 months from financing	$100,000
Perform analysis of future markets in the Asia and Pacific regions	4-8 months from financing	$30,000

What we must do and how we will do it	Estimated Number of months to complete	Estimated Cost
Perform feasibility study on direct-to-consumer hemp-based pet products	Ongoing	$83,000
Increase North American production & distribution	Ongoing	$540,000
Launch TL Pet branded product based on the OregaPetTM formulations	2 to 3 months	$100,000
Launch Research Program
New Product Development	4-8 months from financing	$80,000
Formulation Development	4-8 months from financing	$100,000
Pilot Trials	4-8 months from financing	$70,000
Contract Research	4-8 months from financing	$152,000

Marketing and Sales

Our products are primarily sold through a combination of direct sales and a network of independent distributors who market our products to veterinarians, food retailers, food wholesalers, drug stores, club stores, mass merchandisers, discount and dollar stores, natural foods stores and distributors, and pet specialty stores

We have entered into written and oral agreements with distributors in Canada, the United States, the United Kingdom and Europe. These distributors cover over 9,150 retail points.

PET FOOD EXPERTS
SOUTHEAST PET
MONARCH
UNITED PACIFIC PET
BARK TO BASICS
WASHINGTON
MONTANA
NORTH DAKOTA
MINNESOTA
MICHIGAN
MAINE
VERMONT
OREGON
IDAHO
WISCONSIN
NEW HAMPSHIRE
MASSACHUSETTS
SOUTH DAKOTA
WYOMING
NEW YORK
RHODE ISLAND
MICHIGAN
CONNECTICUT
IOWA
PENNSYLVANIA
NEVADA
NEW JERSEY
NEBRASKA
UTAH
OHIO
ILLINOIS
INDIANA
DELAWARE
COLORADO
MARYLAND
WEST VIRGINIA
KANSAS
CALIFORNIA
VIRGINIA
MISSOURI
KENTUCKY
NORTH CAROLINA
TENNESSEE
OKLAHOMA
ARIZONA
SOUTH CAROLINA
ARKANSAS
NEW MEXICO
MISSISSIPPI
ALABAMA
GEORGIA
TEXAS
trueleafpet
LOUISIANA
ALASKA
FLORIDA
HAWAII

We plan to support these sales efforts through marketing campaigns in both traditional broadcast and online media. This includes radio and television commercials, infomercials, print advertisements, social media, and other online marketing campaigns. The extent to which we will be able to market our products will depend, in large part, on our capital resources.

Marketing Strategy

We intend to generate traffic to our website and interest in our products through the following marketing channels:

(a) content marketing: includes marketing videos, blogs, and white papers;

(b) social marketing: includes the sharing of content on social media and generating more followers on Twitter;

(c) email marketing: includes sending emails to the 1,400 verified subscribers who have opted to receive our marketing emails;

(d) blogger outreach: includes contacting bloggers who have a large social media presence to assess their interest in reviewing our products;

(e) online publications: includes engaging in a variety of digital based advertising campaigns through identified publications to help to create awareness of our brand;

(f)  ecommerce: includes developing our ecommerce website and generating awareness through our newsletters; and

(g) utilizing search engine optimization and pay-per-click marketing.

We also intend to engage in a variety of offline marketing tactics to increase product awareness. Ourprimary marketing channels will be the following:

(a) coordinating a street team who will target dog parks in large urban centers in the USA and Canada to connect with dog owners and give away product samples;

(b) engaging in trade marketing to promote new products and connect with distributors and retailers in the natural pet product sector;

(c) offering retail promotions to retail teams and sales representatives based upon performance; and

(d) engaging the press and media by disseminating press releases at least once per month.

Competition

We are one of many companies in the consumable pet products market with no measurable percentage of that market. Our competition in the healthy feeding systems and healthy consumable products markets are both domestic and foreign companies, many of whom manufacture their products in low cost areas such as India, East Asia, Southeast Asia and Mexico.

We also compete with other smaller niche market companies focused on the same area of the consumable pet product markets we have entered. The following companies offer similar products to our hemp based pet supplement and chews: Pet Naturals of Vermont, Cloud Star Dynamo Dog Functional Dog and Glycoflex II.

We believe that our products provide us with a competitive advantage as we only include hemp in our products and our price point is lower than some of our other competitors. Hemp is an unregulated food substance and, as such, we believe provides with a competitive advantage over our competitors who market products which contain cannabidiol extract from hemp or marijuana. Although marijuana can be grown and sold in certain states, its use, transport and sale in all its forms is heavily regulated.

Raw Materials and Suppliers

We have identified hemp processors in Canada, the USA and Europe who are able to meet our quality and quantity requirements at a competitive price.Our products are made with natural and fresh ingredients sourced from North America. We have not entered into any long-term supply contracts.  We believe all of our current suppliers have the ability to scale to support our growth in the future. We have identified multiple alternative sources for a majority of our product ingredients that meet our quality and safety standards.

Research and Development

Our product formulations were developed in conjunction with Hannah Facey Belcher-Timme (Doctor of Veterinary Medicine, Candidate, 2016) of Cornell University who reviewed our base formulas and undertook a meta-analysis of existing research. She has published studies on hemp and the company's proposed active ingredients. The resulting formulations utilize a combination of hemp and other quality ingredients such as green lipped mussel, curcuminoids from turmeric, L-theanine, lemon balm, chamomile, polyphenols from pomegranate, and DHA (an omega fatty acid).

Governmental Regulations

Pet Food-Related Regulation - Canada

In Canada, the labelling and advertising of pet food is regulated by the Consumer Packaging and Labelling Act and the Competition Act, administered by Industry Canada. The Consumer Packaging and Labelling Act mandates that the following items be included on pet food labels: (1) common or generic name: e.g. "dog food" or "cat food"; and (2) net weight: amount of product within the package, measured in metric units; and the manufacturer's or importer's contact information.

The Pet Food Association of Canada ("PFAC") with input from members from the Competition Bureau has also established pet food labeling guidelines. These guidelines are voluntary. The PFAC guidelines recommends pet food labels should include the following items: (1) list of ingredients: listed in descending order by percentage of weight; (2) feeding instructions; and (3) guaranteed analysis: information on the minimum and maximum nutritional quantities. For example, the analysis will include the maximum or minimum percentage of protein, fat, fiber and moisture; and nutritional adequacy or intended life stage for which the food is suitable. They also recommend that ingredients be listed and identified by their common name. When an ingredient or combination of ingredients makes up 90% or more of the total weight of all ingredients, these ingredients should also form a part of the product name. For example, if the product contains 90% or more beef, it may be called "my brand beef dog food".

In Canada, products that pass the Canadian Veterinary Medical Association ("CVMA") Pet Food Certification Program, which involves a feeding trial, carries a CVMA label on their packaging. Participation in the program is voluntary.

Pet Supplement Regulation- Canada

Products sold and marketed as 'pet supplements' in Canada are currently administered by the Canadian Low Risk Veterinary Health Products ("LVRHP") Interim Notification Program. Health Canada considers the current INP (Interim Notification Program) structure to be a temporary measure pending the new veterinary drug framework to improve the regulation of LRVHPs (Low Risk Veterinary Health Products).

The INP allows for LRVHPs to obtain a notification number if certain conditions have been met, the significant ones being:

  The product is for use only in dogs, cats, or horses that are not intended for food.
  All ingredients are listed in and meet the conditions of admissible substances in the 'List of Substances' established by Health Canada.
  There is objective and credible evidence demonstrating that the product is safe and can support a reasonable expectation of effectiveness when the product is used as intended.
  Product labeling information and any other information supplied to the users will match the information provided on the notification form (e.g. health claims) and comply with the conditions of admissible substances (e.g. contraindications, cautions and warnings).

Participation in the INP is voluntary and industry members may instead prefer to obtain a Notice of Compliance (NOC) and Drug Identification Number (DIN) through the normal regulatory process.

The company is participating in the program, has submitted all product information for registration and is currently awaiting to be assigned its notification numbers for each product.

Pet Food-Related Regulation- United States

In the United States, the Food and Drug Administration's ("FDA") Center for Veterinary Medicine ("CVM"), regulates animal feed - including pet food - under the Federal Food, Drug and Cosmetic Act ("FFDCA") and its implementing regulations. Although pet foods are not required to obtain premarket approval from the FDA, any substance that is added to or is expected to become a component of a pet food must be used in accordance with a food additive regulation unless it is generally recognized as safe ("GRAS") under the conditions of its intended use.

The labeling of pet foods is regulated by both the FDA and individual state regulatory authorities. FDA regulations require proper identification of the product, a net quantity statement, a statement of the name and place of business of the manufacturer or distributor and proper listing of all the ingredients in order of predominance by weight. The FDA also considers certain specific claims on pet food labels to be medical claims and therefore subject to prior review and approval by the FDA. In addition, the Food and Drug Administration Amendments Act of 2007 requires the FDA to establish ingredient standards and definitions for pet food, processing standards for pet food and updated labeling standards for pet food that include nutritional and ingredient information. The FDA is currently working to implement these requirements.

The FDA recently noted an increase in the number of dog and cat foods labeled as being intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease and noted that animal health may suffer when such products are not subject to pre-market FDA approval and are provided in the absence of a valid veterinarian-client-patient relationship. The FDA recently issued guidance containing a list of specific factors it will consider in determining whether to initiate enforcement action against products that satisfy the definitions of both an animal food and an animal drug, but which do not comply with the regulatory requirements applicable to animal drugs. These include, among other things, whether the product is only made available through or under the direction of a veterinarian and does not present a known safety risk when used as labeled. We believe that we market our products in compliance with the policy articulated in FDA's guidance and in other claim-specific guidance, but the FDA may disagree or may classify some of our products differently than we do and may impose more stringent regulations applicable to animal drugs, such as requirements for pre-market approval and compliance with GMPs for the manufacturing of pharmaceutical products.

Under Section 423 of the FFDCA, the FDA may require the recall of a pet food product if there is a reasonable probability that the product is adulterated or misbranded and the use of or exposure to the product will cause serious adverse health consequences or death. In addition, pet food manufacturers may voluntarily recall or withdraw their products from the market.

Most states also enforce their own labeling regulations, many of which are based on model definitions and guidelines developed by Association of American Feed Control Officials ("AAFCO"). AAFCO is a voluntary, non-governmental membership association of local, state and federal agencies that are charged with regulation of the sale and distribution of animal feed, including pet foods. The degree of oversight of the implementation of these regulations varies by state, but typically includes a state review and approval of each product label as a condition of sale in that state.

Most states require that pet foods distributed in the state be registered or licensed with the appropriate state regulatory agency.

Facilities that manufacture, process, pack, or hold foods, including pet foods, must register with the FDA and must renew their registration every two years. This includes most foreign facilities as well as domestic facilities. Registration must occur before the facility begins its pet food manufacturing, processing, packing, or holding operations.

We are also subject to the Food Safety Modernization Act ("FSMA"). Under the FSMA, the FDA implemented the Current Good Manufacturing Practice, Hazard Analysis and Risk-Based Preventive Controls for Food. Our manufacturing facilities must company with the Foreign Supplier Verification Program, FSVP, on or before July 2017.

Pet Supplement Regulation-United States

Some of the company's product line are marketed as dietary supplements for animals, not feed or treats. According to the FDA: 'Dietary supplements for animals are not recognized as a class of products. Under the Federal Food, Drug, and Cosmetic Act, products marketed as dietary supplements for use in animals are classified as either foods or drugs, depending on their intended use.[3]

In order to find a pathway to market for its supplement products, the company is a member and complies with the product guidelines of the National Animal Supplement Council (NASC). NASC was formed in 2001 when the animal health supplement industry was threatened to be shut down from a complicated and erratic regulatory environment under the AAFCO and FDA regulatory bodies.

The NASC put together a framework under which companies could market and distribute products, as long as they were 'non-food' and didn't make nutritional claims or references anywhere on the label, website or promotional material. Product claims could only involve how the ingredients impacted the structure or function of the animal, 'joint support' or 'cardiovascular health' are common examples.

Since 2002, AAFCO, the FDA and the NASC have worked together and supported this product category, thus allowing the marketing and sale of animal supplements.

The company follows the NASC member requirements, including implementing standards for good manufacturing practices, participating in the NASC Adverse Event Reporting System and complying with all supplement labeling and claims guidelines.

Medical Marijuana

True Leaf Medicine Inc. ("TL Medicine") began as a "licensed producer" applicant in Canada's Marihuana for Medical Purposes Regulations (MMPR) program. Our original submission was sent in July of 2013. A "ready to build" approval was granted for the first application in January 2014, but issues arose regarding the facility location and local zoning. In March 2014, we secured a new location and submitted another application on April 8, 2014.

In July 2015, we received a notice from Health Canada stating that our application had passed through the preliminary screening process and was undergoing enhanced screening. Enhanced screening is one of the necessary steps in the process of becoming a licensed producer of medical marijuana under the MMPR.  Shortly thereafter the federal government set the election date for October 19, 2015, the application process under the MMPR stalled.

On August 24, 2016, the federal government adopted the Access to Cannabis for Medical Purposes Regulations ("ACMPR") program to replace the MMPR program. Many applicants have either gone out of business or have declined to continue down the difficult road of obtaining license approval. The team at True Leaf continues to persevere. The company's application is in good standing and is in the review clearance stage.

Industry

Medical Marijuana

As of February 16, 2017, there are 38 licensed producers in Canada, all of which are either producing or intending to produce medical marijuana.

[3] http://www.fda.gov/AnimalVeterinary/Products/AnimalFoodFeeds/ucm050223.htm

Health Canada estimates that - as of September 30, 2016 - approximately 94,460 patients in Canada used doctor-prescribed medical marijuana through the ACMPR. By 2024, Health Canada estimates that the number of patients using medical marijuana will grow to 450,000 - creating a market worth an estimated $1.3 billion.

Recreational Marijuana

The size of the 'black market' for marijuana is large and difficult to quantify. A report by the Fraser Institute in B.C. estimates the total marijuana market in British Columbia, alone, to be $7 billion.  The "blue sky" growth potential of the recreational market seems inevitable as polls in Canada (56%) and the United States (58%) continue to move toward favoring legalization.  A number of states have already legalized recreational marijuana.

Principal Product

As attitudes and legal treatment on the use of marijuana for medical purposes evolve, we have begun to see a paradigm shift on the issue.  Significant medical breakthroughs for the treatment of cancer, Crohn's disease, multiple sclerosis, glaucoma, chronic pain, arthritis, diabetes and many other possible ailments in the near future could be realized as efficacy is proven under a regulated environment and published scientific studies support the following benefits of medical marijuana:

  pain relief: studies have shown benefits for sufferers of chronic or neuropathic pain, the latter of which is caused by damage to the nervous system;
  increases appetite: helps cancer and AIDS sufferers to eat, thereby increasing their ability to combat illness; decreases nausea: enables chemotherapy patients to be more receptive to treatment; and
  relaxes muscles: in many cases, medical marijuana relieves seizures, muscle twitching, tightness, tension or muscular pain, which improves the patient's quality of life.

We anticipate having two core revenue streams:

  Direct-to-consumer sales of True LeafTM medical marijuana via doctor's prescriptions; and
  Laboratory testing services to ACMPR suppliers (such testing is now mandated by Health Canada).

As attitudes and legal treatment on the use of marijuana for medical purposes evolve, we have begun to see a paradigm shift on the issue.  Significant medical breakthroughs for the treatment of cancer, Crohn's disease, multiple sclerosis, glaucoma, chronic pain, arthritis, diabetes and many other possible ailments in the near future could be realized as efficacy is proven under a regulated environment and published scientific studies support the following benefits of medical marijuana:

  pain relief: studies have shown benefits for sufferers of chronic or neuropathic pain, the latter of which is caused by damage to the nervous system;
  increases appetite: helps cancer and AIDS sufferers to eat, thereby increasing their ability to combat illness; decreases nausea: enables chemotherapy patients to be more receptive to treatment; and
  relaxes muscles: in many cases, medical marijuana relieves seizures, muscle twitching, tightness, tension or muscular pain, which improves the patient's quality of life.

We anticipate having two core revenue streams:

  Direct-to-consumer sales of True LeafTM medical marijuana via doctor's prescriptions; and
  Laboratory testing services to ACMPR suppliers (such testing is now mandated by Health Canada).

Operations

In the event that our application to become a licensed producer of medical marijuana (a "licensed producer") is approved, we have the option to lease a 0.61-hectare location with a 16,000-square foot building located in the Village of Lumby, British Columbia on which to carry out our operations. The building complies with building and fire codes and poses no risk to public health, safety or security.  The location has room to expand production to meet up to $72 million in annual sales.

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Proposed Lumby Property

The proposed 16,000 square foot building contains 40' ceilings, creating the opportunity for a total of three interior floors and 48,000 square feet of useable space.  We also have a right of first refusal to lease an adjacent building with 30,000 square feet, 40' ceilings, and the opportunity for 90,000 square feet of usable space.  Under the ACMPR, if a licensed producer wishes to expand to a second building at the same location, an amendment to the original application will need to be submitted to Health Canada for approval.

Interior Layout

Operational Security

Sophisticated security measures will be taken to not only insure the physical security of the premises and staff, but also to prevent infiltration by criminal groups seeking to traffic elicit materials. These security measures include:

  perimeter security fence around the property with remote operated central gate;
  third party 24-7 monitoring of site and facility by ULC certified security firm;
   motion and fire detection for all interior rooms;
  sophisticated intrusion detection;
  access control readers for every room within the facility;
  internally segregated restricted areas with separate access control;
  a Level 8, 'ULC' certified vault with its own security system located within internal restricted area;
  all individuals working for the company require a clean criminal record; and
  all directors, officers and 'Senior People in Charge' require enhanced security clearance approval from Health Canada.

Building Security

The ACMPR sets out physical security requirements that are necessary for securing sites where licensed producers conduct activities with marijuana other than storage. Health Canada's Directive on Physical Security Requirements for Controlled Substances provides technical detail as to how to meet these security requirements. We will take sophisticated security measures to ensure the physical security of the premises and staff and abide by the regulatory requirements. Such measures include:

  a chain link security fence around the perimeter of the property that will be no less than 1.2 meters from the outside of the building with a remote operated central gate as the only entrance to the facility;
  third-party 24-7 monitoring of the site and facility by an Underwriters Laboratories of Canada (ULC) certified security firm;
  motion and fire detection for all interior rooms;
  access control readers for every room within the facility;
  internally segregated restricted areas with separate access control; a Level 8 (minimum) ULC certified Vault with its own security system located within internally-restricted areas for inventory;
  all individuals working for the company will require a clean criminal record; and
  all directors, officers and 'Senior People in Charge' (as defined in the ACMPR) require enhanced security clearance approval from Health Canada.

Building room layout:

  flowering area of 15 rooms @ 672sq ft. and 6 rooms @ 1200sq ft totaling approximately 17280sq. ft. (restricted);
  clipping and curing rooms (restricted);
  controlled substance waste storage area (restricted);
  lab(restricted);
  vault area: vault and packaging area (restricted and secured);
  administration, reception, security area (restricted);
  staff welfare area (restricted);
  shipping room (restricted and secured); and
  nutrient storage and water treatment room (restricted). (external building)
  2000 square foot space allocated for the vault and packaging area.

The building is of metal frame construction with exterior metal sheeting and cement floors. An estimated budget of $500,000 is needed to install food grade interior cladding, epoxy coat the floors and to construct the ground floor with areas for administration, vault, staff, shipping, nutrient storage and waste storage and grow areas.

Production

The primary specialized skill and knowledge requirement for success as a licensed producer of medicinal marijuana is with respect to cultivating the product. Currently, we have two full-time employees and nine marketing, finance and quality assurance consultants contracted as part of our team. Once we receive funding and pre-licensing approval, a full-time quality assurance person and master grower will be secured to ensure the quality of the production process and that the finished product meets company specifications before it is made available for sale.

 In order to begin production of medical marijuana, we will need to obtain starting materials - namely, seeds - from appropriate sources.

The latest regulations outline only two approved sources of seed material as laid out in this text from Health Canada. There are two potential legal sources of material that can be used for cultivation of marihuana:

  Importation from a legal foreign source;
  Marihuana plants or seeds obtained from a producer who holds a license under the ACMPR.

The same requirements applied under the former Marihuana for Medical Purposes Regulations ('MMPR').

All initial seed stock or "seedlings" will be purchased from approved sources and verified by our quality control team.

Our Business Objectives

We have an option to lease or purchase a 0.61hectare location with a 16,000-square foot building in the Village of Lumby, British Columbia for our operations, with room to expand production.  We project a 12-month period without revenue for Health Canada reviews, pre-licensing approval, building renovations, license approval and cultivation.  Pending Health Canada approval, we expect to be producing and selling product under an ACMPR license by the spring of 2018.

The following table sets forth what we have achieved to date:

Business Objective	Completion Date
Entered into property option agreement with suitable site located in Lumby, BC	March 2014
Submitted new licensed producer application with Health Canada under the MMPR	April 2014
Initiated first stage of marketing strategy	May 2014
Launched initial placeholder website	May 2014
Signed memorandum of understanding with technical institution for assistance with Application QA Program, Lab testing application and set-up plan	May 2014
Secured initial chair of Medical Advisory Board	June 14, 2014
Launched new website	June14, 2014
Received confirmation that our application has passed through preliminary screening with Health Canada	July 2015
Responded to Medical Marijuana task force regarding proposed strategy for new federal ACMPR program	August 2016
Complete enhanced screening with Health Canada	April 2017
Undergoing pre-license review with Health Canada	Ongoing
Reevaluate our application for compliance with new ACMPR requirements and consider any adjustments necessary	Currently undergoing

Our long-term business objectives are:

  To achieve commercial distribution of medical marijuana;
  To increase our patient customer base annually through our marketing campaign. We intend to allocate 10% of our sales to marketing;
  As demand for our product grows, we will seek to expand our production capacity by adding growing rooms through the addition of mezzanine floors and increasing the facility's footprint at an estimated cost of $4.68 million (financed from internal or external sources of capital over a six-year period);
  To engage in ongoing research and development at an initial cost of 10% of our sales.

Our short-term business objectives for the next 12 to 24 months are:

  Obtain a producer license;
  Develop brand awareness;
  Pre-enroll 500 patients for our product;
  Cultivate and grow our product; and
  Complete our first harvest and begin sales.

The following table describes how we intend to meet those objectives over the next 12 to 24 months.

What we must do and how we will do it	Estimated Number of months to complete		Estimated Cost
Receive completed Quality Assurance Program and Lab set up plan from technical institution / Commence process for strain procurement, cultivation R&D and preclinical trials	In progress.	$	TBD
Packaging design, marketing collateral, photography and video applications	Upon pre-licensing approval		$100,000
Launch authority website and Medical Community marketing strategy	Upon pre-licensing approval		$200,000 to 540,000
Complete screening from Health Canada	In progress	$	TBD
Begin building renovations	Upon pre-licensing approval and subsequent financing		$1,800,000
Purchase building	On raising suitable financing		$1,500,000
Complete Province-wide road show campaign to promote our brand with medical doctors	Upon pre-licensingapproval and subsequent financing		$10,000
Hire pharmaceutical sales rep / Initiate marketing to medical community	Rep will be hired upon license approval		$5,000 per month plus profit share
Hire Master Grower	Upon pre-licensing approval and subsequent financing		$5,000 per month plus profit share
Finalize strain procurement and pre-clinical trials	Upon license approval	$	TBD
Complete final inspection for license approval	4 to 6 months from pre-licensing approval	$	TBD
Receive licensed producer approval	4 to 6 months from pre-licensing approval	$	TBD
Commence cultivation plan	4 to 6 months from pre-licensing approval	$	TBD
Pre-enroll 500 patients for medicine	4 to 6 months from pre-licensing approval	$	TBD
Complete first harvest and generate initial revenue	8-12 Months after Build complete and planting process started	$	TBD

* We are unable to estimate certain costs at this date. Once we receive pre-licensing approval from Health Canada we will be in a better position to estimate these various amounts.

Expected Expenditures to Activate Business

As previously discussed, our medical marijuana production business is on hold pending application approval by Health Canada. Once we have confirmation that our application is once again moving forward, we intend to raise additional capital for this segment of our business.  Upon pre-licensing approval confirmation by Health Canada, we estimate $5,000,000 will be required for the full activation of our marijuana production business. The break-down of expenditures is as follows:

Expenditure	Estimated Cost
Clear Health Canada approval licensing process	$100,000
General and administrative	$100,000
Purchase building and land	$1,500,000
Design of building improvements	$1,800,000
Marketing product with medical doctors	$10,000
Research and development	$50,000
Packaging design, marketing, collateral photography and video applications	$100,000
Website development and medical community marketing	$540,000
Legal costs related to medical marijuana business	$150,000
General working capital related to marijuana production	$650,000
Total	$$5,000,000

Marketing Plans and Strategy

Licensed producers in Canada are not allowed to advertise their products to the public. On June 30, 2014 Health Canada circulated an advertising bulletin to all licensed producers outlining their concerns regarding the use of promotional materials and advertisements.

Licensed producers are allowed to promote their products to doctors directly and indirectly through various outreach programs and through the attendance at conferences. As a result, our marketing will be focused on aligning ourselves with physicians and family doctors to become the trusted source of medicinal cannabis to the medical community.

We plan to continue to reach out to the medical community and educate the user market in order to build brand awareness and engagement through our attendance at conferences and other outreach strategies.   Our goal is to have 500 physician-supported patients pre-enrolled in the True Leaf distribution system when we are finally able to launch our production products.

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Competition

Marijuana Industry

The company has applied for a "licensed producer status" under the ACMPR in Canada. As of July 7, 2017, there are 50 licensed producers in Canada each producing or intending to produce medical marijuana. They are as follows:

List of Authorized Licensed Producers(1)

Licensed producer	Location	Licence type (plants / dried)	Licence type (fresh / oil)
7 Acres	Ontario	Cultivation	N/A
ABcann Medicinals Inc.	Ontario	Cultivation & Sale	N/A
A B Laboratories	Ontario	Cultivation	N/A
Acreage Pharms Ltd.	Alberta	Cultivation	N/A
Agripharm Corp.	Ontario	Cultivation & Sale	Production & Sale
Aphria	Ontario	Cultivation & Sale	Production & Sale
Aurora Cannabis Enterprises Inc.	Alberta	Cultivation & Sale	Production
Bedrocan Canada Inc.	Ontario	Sale	N/A
Bedrocan Canada Inc. (2nd site)	Ontario	Cultivation & Sale	Production & Sale
Bonify Medical Cannabis	Manitoba	Cultivation	N/A
Broken Coast Cannabis Ltd.	British Columbia	Cultivation & Sale	Production
Canada's Island Garden Inc.	Prince Edward Island	Cultivation	N/A
Canna Farms Ltd.	British Columbia	Cultivation & Sale	Production & Sale
CanniMed Ltd.	Saskatchewan	Sale	Sale
CannTrust Inc.	Ontario	Cultivation & Sale	Production & Sale
Canveda Inc.	Ontario	Cultivation	N/A
Delshen Therapeutics Corp.	Ontario	Cultivation	N/A
Delta 9 Bio-Tech Inc.	Manitoba	Cultivation & Sale	N/A
Emblem Cannabis Corp.	Ontario	Cultivation & Sale	Production
Emerald Health Botanicals Inc.	British Columbia	Cultivation & Sale	Production & Sale
Evergreen Medicinal Supply Inc.	British Columbia	Cultivation	N/A
First Access Medical Inc.	Ontario	Cultivation	N/A
Green Relief Inc.	Ontario	Cultivation	N/A
Hemisphere Pharmaceuticals Inc.	Ontario	Cultivation	N/A
Hydropothecary	Quebec	Cultivation & Sale	Production
In The Zone Produce Ltd.	British Columbia	Cultivation	N/A
International Herbs Medical Marijuana Ltd.	British Columbia	Cultivation	N/A
James E. Wagner Cultivation Ltd.	Ontario	Cultivation	N/A
MariCann Inc.	Ontario	Cultivation & Sale	Production & Sale
MedReleaf Corp.	Ontario	Cultivation & Sale	Production & Sale
MedReleaf Corp. (2nd Site)	Ontario	Cultivation & Sale	Production & Sale
Mettrum (Bennett North) Ltd.	Ontario	Cultivation & Sale	Production & Sale
Mettrum Ltd.	Ontario	Cultivation & Sale	Production & Sale
Natural Med Company	Ontario	Cultivation	N/A
Northern Lights Marijuana Company Ltd.	British Columbia	Cultivation	N/A
OrganiGram Inc.	New Brunswick	Cultivation & Sale	Production & Sale

Licensed producer	Location	Licence type (plants / dried)	Licence type (fresh / oil)
Peace Naturals Project Inc.	Ontario	Cultivation & Sale	Production & Sale
Prairie Plant Systems Inc.	Saskatchewan	Cultivation	Production
RedeCan Pharm	Ontario	Cultivation & Sale	N/A
rTrees Producers Limited	Saskatchewan	Cultivation	N/A
RedeCan Pharm	Ontario	Cultivation & Sale	N/A
Sundial Growers Ltd.	Alberta	Cultivation	N/A
Tantalus Labs Ltd.	British Columbia	Cultivation	N/A
THC Biomed Ltd.	British Columbia	Cultivation & Sale	Production & Sale
The Green Organic Dutchman Ltd.	Ontario	Cultivation & Sale	N/A
Tilray	British Columbia	Cultivation & Sale	Production & Sale
Tweed Farms Inc.	Ontario	Cultivation & Sale	N/A
Tweed Inc.	Ontario	Cultivation & Sale	Production & Sale
United Greeneries Inc.	British Columbia	Cultivation	N/A
WeedMD	Ontario	Cultivation	N/A
Whistler Medical Marijuana Corp.	British Columbia	Cultivation & Sale	Production & Sale

Notes:

(1) The list of current licensed producers is available on the Health Canada website at: https://www.canada.ca/en/health-canada/services/drugs-health-products/medical-use-marijuana/licensed-producers/authorized-licensed-producers-medical-purposes.html

A number of other entities have applications pending, or will seek to obtain licensed producer status under the ACMPR. There are also a number of existing growers of medical marijuana operating under the prior regulatory regime who have or will seek to obtain licensed producer status under the ACMPR.

The company believes that the stringent application and compliance requirements of the ACMPR may prove too onerous for some of those existing producers.

In addition, due to the Federal Court of Canada order described below, existing growers of medical marijuana operating under the MMAR may continue to produce medical marijuana pursuant to their licenses provided they meet the requirements of the court order. How long this situation will continue depends on the ACMPR and any new regulations the Government of Canada may decide to include at the six-month deadline.

As of March 31, 2017, Health Canada has received 1630 applications. 265 of those applications have been refused, 414 applications are in progress, 69 have been withdrawn, and 841 were incomplete or have been returned.

The differentiators between competitors are expected to be price, quality (smell/taste/appearance), organic purity (zero additive, pesticide, mold treatment or anti-biological) and production process. The cost of growing an inexpensive strain (i.e. mass market) is identical to growing premium strains and the crop risks are identical (disease, pests and infrastructure failure). The majority of firms with listed product often overlap in strains and strengths (THC/CBD).

Research and Development

We expect to engage and align ourselves with a reputable research and development testing facility in order to conduct pre-clinical trials, advocacy work, and specific strain research and development.

We will actively publish relevant scientific and industry data through social media streams and search marketing platforms as part of our ongoing marketing efforts.

Pre-License Stage

Prior to License approval, we intend to contract for research and development in order to isolate the appropriate strains of marijuana designed to address specific ailments or conditions.  We will source these strains or plant material from approved Canadian or imported sources.

A key part of our production plan is to develop strains of marijuana that are designed to treat particular ailments so that our product is tailored to treat a patient's needs as specifically and effectively as possible.  Different strains of medical marijuana will have a different effect on the patient, and we believe that it is extremely important that each patient should be matched with an appropriate and effective product for their needs.

Testing

We intend to outsource all testing to Experchem Laboratories Inc., a Canadian subsidiary of Experchem Scientific. The decision to outsource was based on Experchem proven ability to:

  perform fast and accurate testing for all microbial and chemical contaminants required under ACMPR;
  accurately measure THC and CBD levels of all plant material during the research and development and production process; and
  provide cash flow from third party testing services to other licensed producers or research and development facilities, should the need arise in the future.

Governmental Regulations

Medical Marijuana Regulatory Framework in Canada

In 2001, Canada became the second country in the world to recognize the medicinal benefits of marijuana and to implement a government-run program for medical marijuana access through the Marihuana Medical Access Regulations ("MMAR"). The MMAR enabled individuals - with the authorization of their health care practitioner - to access dried marijuana for medical purposes by producing their own marijuana plants, designating someone to produce for them or purchasing Health Canada supply.

Health Canada replaced the MMAR and issued the MMPR in June 2013 which was intended to replace government supply and home-grown medical marijuana with secure and regulated commercial operations capable of producing consistent quality medicine. The MMPR regulations issued in June 2013 covered the production and sale of dried cannabis flowers only.

In June of 2015, the Supreme Court of Canada ruled with R v. Owen Edward Smith that the MMPR`s restricting legal access to only dried marijuana was unconstitutional as it infringed on the rights to liberty and security of the person under section 7 of the Charter. Up until this time, only the dry form of marijuana could be produced or possessed for medical purposes.

On July 8, 2015, Health Canada issued certain exemptions under the Controlled Drugs and Substances Act (Canada) which includes a Section 56 Class Exemption for licensed producers under the MMPR to conduct activities with cannabis. It permits licensed producers to apply for a supplemental license to produce and sell cannabis oil and fresh marijuana buds and leaves in addition to dried marijuana (this does not permit licensed producers to sell plant material that can be used to propagate marijuana).

On February 24, 2016, the Federal Court of Canada released its decision in the case of Allard et al v. Canada. This case began as a result of the government's decision to repeal the MMAR and enact the MMPR. This change overhauled the way that the government provides access to medical marijuana for patients across the country. The plaintiffs in the Allard case argued that the MMPR violates their Charter rights. The court, in a lengthy and detailed judgment, agreed with the plaintiffs and found the entire MMPR to be unconstitutional and of no force or effect. However, the court suspended its declaration of invalidity for six months in order to give the government time to respond and, if thought appropriate, craft a Charter compliant medical marijuana regime.

On August 24, 2016, the Access to Cannabis for Medical Purposes Regulations ("ACMPR") replaced the MMPR. The ACMPR includes a similar framework to the MMPR for commercial production by licensed producers responsible for the production and distribution of quality-controlled fresh or dried marijuana, cannabis oil, or starting materials (i.e., marijuana seeds and plants) in secure and sanitary conditions.  It also provides provisions similar to the former MMAR setting out the rights and requirements for individuals to produce a limited amount of cannabis for their own medical purposes or to designate someone to produce it for them.

Under the ACMPR, Health Canada continues to accept and process applications to become a licensed producer that were submitted under the former MMPR. Furthermore, all licences and security clearances granted under the MMPR were continued under the ACMPR. This means that licensed producers can continue to register and supply clients with cannabis for medical purposes. New applicants are required to apply for licences to produce under the ACMPR.

Legalization of Recreational Use of Marijuana in Canada

On April 13, 2017, the Canadian federal government introduced the Cannabis Act a bill to legalize the recreational use of marijuana in Canada. This bill must go through a number of stages and be passed by the House of Commons and Senate before it is given Royal Asset and becomes law. The new rule allows Canadians to possess up to 30 g of dried cannabis and grow up to four plants per household for their personal use. Canadians may also purchase cannabis and derivatives from licensed producers through authorized sellers. The bill authorizes provinces to determine who may possess, sell or distribute cannabis for the purpose of sale. Only parties licensed under the Cannabis Act may produce cannabis for commercial purposes.

The import and export of cannabis and cannabis products may only be conducted with a valid permit. Permits may be issued for certain purposes such as medical and scientific purposes, or with respect to industrial hemp. An application for license or permit remains with the Minister of Health Canada in the form and manner specified by the Minister.

Under the proposed bill, provinces, territories and municipalities may adopt rules for their own jurisdictions. These rules may include raising the age limit to use and access products, licensing, distribution, zoning, and limitations on retail and other cannabis businesses as well as taxation.

CIBC World Markets reports estimates of the potential value of the recreational marijuana market in Canada will range from $5 billion to $10 billion per year. The lower market value of $5 billion per year translates into an annual consumption of 770,000 kilograms of marijuana (assuming a price of approximately $6.50 per gram). To put the potential size of the Canadian recreational market into context, Statistics Canada valued the beer market in Canada in 2014 at $8.7 billion.

ACMPR Requirements for License Applicants

Under the ACMPR, a business that wishes to commercially produce and/or distribute medical marijuana must obtain a license to operate as a licensed producer. In order to obtain such a license, the applicant must:

  show that they are an adult who ordinarily resides in Canada or a corporation that has its head office in Canada or operates a branch office in Canada and whose officers and directors are all adults;
  designate one senior person in charge of overall management of the activities carried out by the licensed producer;
  designate one responsible person in charge to work at the licensed producer's site and have responsibility for supervising regulatory compliance of the licensed producer's activities;
  submit details around the identity of the person or company applying for the license as well as the location and contact information for each proposed production site and each building within the site if applicable;
  submit the proposed activities to be conducted at each site, the purpose of the proposed activities, and the substance(s) in respect to which the activities are to be conducted;
  submit a detailed description of the security measures at the proposed site;
  submit a detailed description of the proposed record-keeping method;
  submit the maximum quantity of dried marijuana to be produced under the license and the production period;
  submit the maximum quantity of dried marijuana to be sold or provided by the applicant under the license;
  submit a report written by a quality assurance person establishing that the buildings, equipment and sanitation program to be used in the license activities complies with the ACMPR's Good Production Practices requirements; and
  gain security clearance for the senior person in charge, the responsible person in charge, the individual licensee if the license is issued to an individual and each officer and director of the corporation licensee if the license is issued to a corporation.

Considering that our quality assurance report, operating and recordkeeping procedures have been reviewed and received an earlier Health Canada approval, we hope to receive a pre-licensing approval of the new application in 2017. Pending this approval and the execution of our business plan, we expect to be testing and producing product under an ACMPR license six months after receiving this approval.

In April 2017, we completed enhanced screening by Health Canada. It is still possible that Health Canada may reject our application for any number of reasons. Pursuant to paragraph 36(1)(h) of the ACMPR, a producer's license must be refused by Health Canada where the license would likely create a risk to the public health, safety or security, including the risk of cannabis being diverted to an illicit market or use.

Prior to submitting an application for a Producer's License under the ACMPR, the applicant must provide written notice to the local government, the local fire authority and the local police force or the Royal Canadian Mounted Police in the area in which the production site is located.

A Producer's License is valid for the period indicated on that particular license, which is determined by the issuing Minister at the time of issuance and must not be later than three years after the effective date of the license. Prior to the expiry date of a license the Licensee who wishes to renew their license must submit an application for renewal to Health Canada. The application must contain the original license and a declaration that all of the information shown on the license is correct and complete subsequent to which the Minister must issue a renewed license subject to any of the grounds for refusal in section 36.

A licensed producer may engage in the following activities:

  possessing, producing, selling, providing, shipping, delivering, transporting and destroying marijuana;
  possessing and producing cannabis (other than marijuana) solely for the purpose of conducting in vitro testing that is necessary to determine the percentages of cannabinoids in dried marijuana;
    selling, providing, shipping, delivering, transporting, and destroying cannabis (other than marijuana) that was obtained or produced solely for the purpose of conducting the aforementioned in vitro testing;
    shipping dried marijuana to a health care practitioner as referred to in the ACMPR;
    importing marijuana in accordance with an import permit issued under section 95 of the ACMPR; and;
    possessing and exporting marijuana in accordance with an export permit issued under s. 103 of the ACMPR.

A licensed producer may sell or provide marijuana and cannabis that was obtained or produced solely for the purpose of conducting the aforementioned in vitro testing to:

  another licensed producer;
  a Licensed Dealer;
  the Minister; or
  a person to whom an exemption relating to the substance has been granted under section 56 of the Controlled Drugs and Substances Act ("CDSA").

A licensed producer may sell or provide dried marijuana to:

  a client of that Producer or an individual who is responsible for the client;
  a hospital employee, if the purpose of their possession of the dried marijuana is in connection with their employment; or
  a person to whom an exemption relating to the dried marijuana has been granted under section 56 of the CDSA.

The ACMPR allows doctors or nurse practitioners to write a one-page prescription for up to a year's supply of dried medical marijuana with a maximum shipment size of 150 grams per month. All approved licensed producers are listed on a Health Canada website for doctor referral. Patients send the original prescription to their preferred supplier who then ships product directly to them or their doctor for pick-up. The ACMPR essentially allows a free market, direct-to-consumer, mail-order distribution model with no retail sales permitted.

Employees

We have five employees and engaged nine consultants.

Intellectual Property

Trademarks. Our products are marketed under a number of trademarks owned or licensed by us or one of our subsidiaries. Our major trademarks are listed below.

Trade-Mark	Goods	Registrant	Registration Number	Registration Date	Jurisdiction
Canna-Calm	(1) Dietary and nutritional supplements for pets (2) Pet food and edible pet treats	TL Medicine	1805164(1)	2016-10-20	Canada
Canna-Calm	Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets	TL Medicine	87206066	2016-10-17	USA
Canna-Derm	(1) Dietary and nutritional supplements for pets (2) Pet food and edible pet treats	TL Medicine	1805165(1)	2016-10-20 (pending)	Canada
Canna-Derm	Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets	TL Medicine	87206075(1)	2016-10-16 (live but not registered)	USA
Canna-Flex	(1) Dietary and nutritional supplements for pets (2) Pet food and edible pet treats	TL Medicine	1805163(1)	2016-10-20 (pending)	Canada
Canna-Flex	Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets	TL Medicine	87206060(2)	2016-10-17	USA
OregaPet	See note below.(4)	Licensed from 3rd Party	TMA861220	2011-06-08	Canada
Return the Love	(1) Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets (2) Pet Food; edible pet treats	TL Medicine	1739454(1)	2016-09-28 (formalized only)	Canada
Return the Love	Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets.	TL Medicine	87183669(2)	2016-09-26 (live but not registered)	USA
Return the Love		TL Medicine	016195241	2016-12-21 (pending)	EUTM

True Calm	Pet food and edible treats for pets.	TL Medicine	TMA946013	2016-08-11	Canada
True Calm	Pet food and edible pet treats.	TL Medicine	86675816	2016-05-17	USA
True Calm		TL Medicine	014820799	2016-03-10	EUTM

Trade-Mark	Goods	Registrant	Registration Number	Registration Date	Jurisdiction
TrueLeaf	Design plus words, letters and/or numbers	TL Medicine	86981150(2)	2015--05-16 (live)	USA
trueleaf	Figurative	TL Medicine	014822217	2016-03-10	EUTM
trueleaf	Dietary pet supplements in the form of pet treats; plant extracts for veterinary purposes	TL Medicine	86600106	2015-11-24 (live)	USA
True Leaf	(1) Providing information in the field of medical research; (3) and (2) Providing information in the field of the herbal treatment of the medical conditions (4)	TL Medicine	86369816	2014-08-18 (live)	USA
True Leaf	Design plus words, letters and/or numbers	Tl Medicine	86579184	2015-03-27	USA
TrueLeafHemp	Design plus words, letters and/or numbers	TL Medicine	86600158	2015-04-16 (live)	USA
True hemp	Design plus words, letters and/or numbers	TL Medicine	86600134	2015-04-16 (live)	USA
True Love	Pet food and edible pet treats.	TL Medicine	4961589	2016-05-17	USA
True Love		TL Medicine	014820781	2016-03-10	EUTM
True Spirit	Pet food and edible treats for pets.	TL Medicine	TMA945974	2016-08-11	Canada
True Spirit	Pet food and edible pet treats.	TL Medicine	4970569	2016-05-31	USA
True Spirit		TL Medicine	014820773	2016-03-10	EUTM

Notes:

(1) Application number formalized but not registered.

(2) Application number. live but not registered.

(3) This includes providing information in the field of medical research; providing a website featuring educational information in the field of clinical research; medical research services; scientific research services; providing medical and scientific research information in the field of clinical trials; laboratory research services in the field of herbal remedies and medicinal preparations; research and development in the field of herbal remedies and medicinal preparations; consulting and advice in the product development of herbal remedies and medicinal preparations.

(4) OregaPet's trademark relates to the following uses: (1) Pet treats, namely edible dental biscuits for reducing tartar and breath freshening; (2) Pet bed and body treatments, namely disinfectants and deodorizers; (3) Veterinary preparations for ear treatment, namely liquid preparations containing oil of oregano for applying as drops to a pet's outer ear for control of mites, yeast and bacteria; (4) Veterinary preparations for treatment of sores and cuts, namely ointments and gels for topical application; (5) Veterinary preparations containing oil of oregano for oral application, namely liquids with drop applicators, liquids with spray applicators, gels and capsules for controlling bacteria and yeast; (6) Pet grooming preparations; (7) Pet toothpaste.

(5) This includes providing information in the field of the herbal treatment of the medical conditions providing medicinal information to patients in respect to disorders, diseases, and prevention; medical consulting and advice in the field of herbal remedies and medicinal preparations.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

DESCRIPTION OF PROPERTY

Our principal office is in Canada - located at 100 Kalamalka Lake Road, Unit 32, Vernon, British Columbia, V1T 9G1. The building consists of approximately 3,896 square feet of office and warehouse space. It is currently being leased to us by our Chief Executive Officer, Darcy Bomford, for $2,500 per month, plus applicable sales taxes. The lease expires on March 31, 2018. The lease does not contain any provisions with respect to renewal, but the current intention of the parties is for the lease to be renewed prior to its expiry. The lease is in good standing.

On March 27, 2014, we entered into an option to lease a property and building in Lumby, BC on which we propose to conduct our medical marijuana operations. We expect to enter into a formal lease with the property owner, but there is a risk that the owner may exercise its right to cancel the option to lease in accordance with the terms of the option. If the option were cancelled, we would need to secure another location.

We believe that, if necessary, we could relocate from the foregoing premises at this time without material harm to our operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion of our financial condition and results of operations should be read together with the audited financial statements for the period ended March 31, 2016 and the unaudited financial statements for the nine-month period ended December 31, 2016 and related notes. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors. We prepare our financial statements in conformity with international financial reporting standards ("IFRS"). Our management is responsible for our financial statements and this discussion of our financial condition and results of operations.

All amounts are in Canadian dollars except where otherwise indicated.

Overview

We were incorporated on June 9, 2014 under the Business Corporations Act (British Columbia) ("BCA") and have three wholly-owned subsidiaries, being True Leaf Investments Corp. ("TL Investments"), which was incorporated on March 26, 2014 under the BCA and True Leaf Medicine Inc. ("TL Medicine"), which was incorporated on July 4, 2013 under the BCA and True Leaf Pet Inc. ("TL Pet"), which was incorporated on November 18, 2015 under the BCA.

On May 23, 2014, TL Investments completed a share exchange agreement with TL Medicine in which TL Investments issued 25,000,000 common shares valued at $1,250,000 for all of the outstanding common shares of TL Medicine. The Share Exchange Agreement constituted a reverse takeover, with the sole shareholder of TL Medicine acquiring a control position in TL Investments.

On February 2, 2015, we executed a "plan of arrangement" as defined under the BCA. The plan of arrangement constituted a reverse takeover, with the shareholders of TL Investments acquiring a control position in the company. As a result of the plan of arrangement, the consolidated financial statements have been presented as a continuation of TL Medicine. On February 9, 2015, we began trading on the Canadian Securities Exchange under the symbol "MJ".

We are seeking through our subsidiary TL Medicine to become a licensed producer of medical marijuana under Access to Cannabis for Medical Purposes Regulations ("ACMPR") program administered by Health Canada. The ACMPR has replaced the Marihuana for Medical Purposes Regulations ("MMPR") which is the legislation under which we previously submitted our application to Health Canada.

As of July 7, 2017, we do not have a license under the ACMPR, and none of our products are in commercial production or use. We will be required to satisfy additional obligations in order to qualify including the completion of a compliant facility on a parcel of leased land in Lumby, British Columbia.  There is a significant risk that we will not receive an ACMPR license, thus rendering us unable to proceed with our business model. We continue to work diligently to comply with all of the requirements of Health Canada.

While we are awaiting approval of our license application from Health Canada, we are focused on our new business with hemp-based nutrition for pets. TL Pet has entered the Canadian, American and European natural pet product market with a product line consisting of hemp-based functional chews and supplemental products for pets.  Our initial products were launched in 2015. We have since expanded the jurisdictions in which we are selling our products and have added OregaPetTM products as of December 30, 2016.

Results of Operations for the Years Ended March 31, 2016 and March 31, 2015

We incurred a net and comprehensive loss of $1,039,320 for the year ended March 31, 2016 compared to a net and comprehensive loss of $2,166,805 for the year ended March 31, 2015.

Some of the items comprising the loss for the year ended March 31, 2016 were accounting and legal fees of $158,899 (2015 - $315,742), consulting fees of $142,848 (2015 - $164,880), and administrative and office expenses of $181,641 (2015 - $145,907).

Results of Operations for the Three-Months ended March 31, 2016 and March 31, 2015

We incurred a net and comprehensive loss of $249,328 for the three months ended March 31, 2016 compared to a net and comprehensive loss of $236,089 for the three months ended March 31, 2015.

Some of the items comprising the loss for the three months ended March 31, 2016 were accounting and legal fees of $59,906 (2015 - $31,868) and consulting fees of $66,110 (2015 - $41,637).

We increased sales by 52% to $17,268 from the previous quarter - a direct result of additional sales to our Canadian distributors.

Our product inventory increased by $21,578 to service immediate future sales to the US and Canada.

Results of Operations for the Nine Months Ended December 31, 2016 and December 31, 2015

We incurred a net and comprehensive loss of $1,371,718 for the nine-month period ended December 31, 2016 compared to a net and comprehensive loss of $795,026 for the nine months' period ended December 31, 2015.

Some of the items comprising the loss for the nine months' period ended December 31, 2016 were accounting and legal fees of $196,398 (2015 - $106,622), consulting fees of $202,424 (2015 - $132,597), advertising and marketing costs of $338,310 (2015 - $168,068), and research costs of $58,833 (2015 - $8,022).

We increased sales by 100% to $144,390 from the previous quarter, a direct result of additional sales to our Canadian distributors and launched the product to new US and European distributors.

Our product inventory was increased to $435,507 (March 31, 2016 - 21,578) in order to service immediate sales to the US, Canadian and European customers.

Closing of a private placement of which the company has raised $737,982 in the first quarter and 416, 650 in the third quarter of 2016 and warrant and stock options exercised in the nine month period ended December 31, 2016 increased the ending cash position to $262,866 (2015 - $90,830) and decreased the current liabilities to $277,452 from (2015 - $619,055).

We completed a debt settlement for the convertible note of $63,193 (2015 - $nil) and settled aggregated debt totaling $282,842 (2015 - $5,000) during the nine month period ended December 31, 2016.

Gross margins for the nine month period ending December 31, 2016 are still lower than expected and associated with increased promotional and R&D costs attributed to the start-up sales phase for the hemp-based functional chews and supplemental products.

Liquidity and Capital Resources

As at December 31, 2016, we had cash of $262,866 and working capital of $464,028. Our operations during the nine-month period ended December 31, 2016 was funded by two private placements carried out during this period, exercise of warrants and stock options as described below.

Date	Total Proceeds	Securities Issued
May 11, 2016	$737,982	7,028,404 warrants exercised at a price of $0.105 per unit. The common shares are subject to a holding period of four months.
August 31, 2016	$25,000	250,000 options exercised at a price of $0.10 per share.
October 17, 2016	$50,000	500,000 common shares issued at a price of $0.10 per share on exercise of stock options.
November 11, 2016	$416,650	1,984,048 common shares at a price of $0.21 per share.
November 11, 2016	$48,708	231,942 common shares at a price of $0.21 per share pursuant to debt settlement agreements with various vendors.
December 30, 2016	$100,000	476,190 common shares at $0.21 per share as partial consideration of the total purchase price of OregaPet.

On December 12, 2016, the Company granted a total of 2,799,995 stock options, 1,642,875 options of which were to directors and officers of the Company having a fair value of $184,443.

Our current business expenses average approximately $135,000 per month, excluding capital expenditures specific to new product launches.  Currently, we do not have enough cash on hand to sustain our business operations and, alongside expected revenue, we expect to access external capital resources in the near future.

Our independent auditors have expressed the existence of a material uncertainty that may cast significant doubt about our ability to continue as a going concern, we feel that our revenue potential is sufficient for our business to continue as a going concern. Our efforts are focused on increasing revenue while we explore external funding alternatives as our current cash is insufficient to fund operations for the next 12 months.

Subsequent Events

We completed the following share transactions since December 31, 2016:

Date	Total Proceeds	Securities Issued
February 24, 2017	$25,000	250,000 common shares issued at a price of $0.10 per share on exercise of stock options.
March 6, 2017	$50,000	500,000 common shares issued at a price of $0.10 per share on exercise of stock options.
March 6, 2017	$25,000	250,000 common shares issued at a price of $0.12 per share on exercise of stock options.
March 17, 2017	$134,000	1,340,000 common shares issued at a price of $0.10 per share on exercise of stock options.
May 29, 2017	$929,950	3,099,829 units issued at a price of C$0.30 per Unit. Each Unit consists of one common share and one warrant exercisable into one common share at a price of $0.45 for a period of 24 months.
June 13, 2017	$1,392,545	4,641,816 units issued at a price of C$0.30 per Unit. Each Unit

All of the foregoing securities were issued outside of the United States, purusant to Regulation S.

On May 29, 2017, the Company granted a total of 3,900,000 stock options, 1,400,000 options of which were to directors and officers of the Company.

Plan of Operations

Our short-term business objectives for the next 12 months are:

  Successfully complete up to a $5 million private placement which will be used to develop line extensions and increase market share of our pet products in the Canadian, American and European markets .
  Enter the US and European natural pet product market with a product line consisting of innovative hemp-based functional chews and supplemental products for pets.
  (Conditional to Health Canada pre-licensing inspection approval,) complete a $2,500,000 financing for construction of production facilities, grow two crops, and obtain approval from Health Canada to be a licensed producer of medical marijuana.

The company's long-term business objectives are:

1.       For the natural pet market:

a.   Carve a niche in the global pet industry with a hemp-focused family of products that are sold in the pet specialty, mass-pet, veterinary, and food/mass/drug market segments.

b.   Review and assess the feasibility of a new animal drug application for a cannabis-based pet medication sold via veterinary prescription in the pet medication market.

2.       For medical marijuana:

a.       Achieve commercial distribution of medical marijuana.

b.       Increase our patient customer base annually through our marketing campaign.

c.        As demand for the product increases, seek to expand production capacity and increase expenditures on research and development.

Trends in Cash Flow, Capital Expenditures and Operating Expenses

We have only recently launched our pet line (in 2015). As a result, we have generated limited revenue from our operations.

We will need to raise additional capital if we are to continue as a going concern. Our inability to raise additional capital in the future will limit or eliminate our ability to implement any business strategy whatsoever. Future debt financings, if available, may result in increased interest expense, increased amortization expense, decreased leverage, and decreased income available to fund further acquisitions or expansion. It may also limit our ability to withstand competitive pressures and render us more vulnerable to economic downturns. Future equity financing may dilute the equity interest of our existing shareholders.

We expect to see a net increase in capital expenditures over the next twelve months as we further activate our business plan. We plan to fund approximately $2 million to $5 million in capital expenditures through the offering above and offerings of our securities outside of the United States.

Related Party Transactions

During the nine-month period ended December 31, 2016, the company:

  Paid or accrued a total of $45,000 (2015 - $45,000) to Darcy Bomford, Chief Executive Officer for management fees;
  Paid or accrued a total of $18,000 (2015 - $18,000) to Chuck Austin, Chief Financial Officer for accounting fees; and
  Paid or accrued a total of $5,625 (2015 - $5,625) in directors' fees to its three independent Directors.

As at December 31, 2016, the company is indebted to its Chief Executive Officer in the amount of $6,883 (March 31, 2016 - $nil) and is indebted as of December 31, 2016 in the amount of $nil (March 31, 2016 - $143,648) for management fees and expenses paid on the company's behalf, its Chief Financial Officer in the amount of $nil (March 31, 2016 - $14,000) for accounting fees and expenses paid on the Company's behalf and $5,625 (March 31, 2016 - $12,060) in director's fees and expense reimbursement to the company's other directors. The amounts are unsecured, non-interest bearing with no scheduled terms of repayment.

On March 19, 2015, the company granted a total of 3,750,000 stock options, 2,000,000 of which were to directors and officers of the company having a fair value of $121,653. During the nine month period ended December 31, 2016, the company recognized $nil (2015 - $205,846) in share-based compensation expense associated with the stock options granted to related parties.

On December 12, 2016, the company granted a total of 2,799,995 stock options, 1,642,875 options of which were to directors and officers of the company having a fair value of $184,443.

Going Concern

The consolidated financial statements were prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. For the nine month period ended December 31, 2016, the Company incurred a loss of $1,371,718 and has earned revenues of $272,276. The continued operations of the Company are dependent on its ability to generate future cash flows, or obtain additional funding through private placement financings. Management is of the opinion that it does not have sufficient working capital to fund future operations and will require external financing. There is a risk that financing will not be available on a timely basis or on terms acceptable to the Company. These material uncertainties may cast significant doubt on the Company's ability to continue as a going concern.

The consolidated financial statements do not give effect to any adjustments which would be necessary should the company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

General

Our condensed consolidated interim financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC"), including International Accounting Standard 34, Interim Financial Reporting ("IAS 34").

Principles of Consolidation

These consolidated financial statements incorporate the financial statements of the company and its controlled subsidiaries. Control exists when the company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the company and its direct wholly-owned Canadian subsidiaries: TL Investments, TL Medicine and TL Pet. All significant intercompany transactions and balances have been eliminated on consolidation.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank deposits, and short-term, highly liquid investments that are readily convertible to known amounts of cash and/or with original maturities of three months or less. As of December 31, 2016, and March 31, 2016, the company did not hold any cash equivalents.

Income taxes

Income tax expense consists of current and deferred tax expense.  Income tax expense is recognized in the statement of comprehensive loss.  Current tax expense is the expected tax payable on the taxable income for the period using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous periods.

Deferred tax assets and liabilities are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.  To the extent that we do not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced.

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable.  We recognize revenue when the risks and rewards of ownership have been transferred to the buyer, the amount of revenue can be measured reliably and it is probable that future economic benefits will flow to the entity. We do not sell any of our current products on a consignment basis.

Inventories

Inventories include finished goods and supplies in respect to hemp-based nutrition for pets. The classification of inventories is determined by the stage in the manufacturing process. Finished goods inventories are valued based on the lower of actual production costs incurred or estimated net realizable value. Production costs include all direct manufacturing costs, freight, labor and other. Supplies are valued at the lower of average cost or net realizable value. If carrying value exceeds net realizable amount, a write-down is recognized. The write-down may be reversed in a subsequent period if the circumstances which caused it no longer exist.

Capital assets

Capital assets are carried at cost, less accumulated depreciation and accumulated impairment losses. Depreciation is recognized using the straight-line method at the following rates:

  Office equipment - 5 years
  Leasehold Improvement - 3 years
  Website costs - 3 years

Costs incurred toward the construction of a research facility on the company's leased land will be deferred and capitalized until the facility is considered substantially complete and ready for use.

Our capital assets are reviewed for an indication of impairment at the end of each reporting period. If an indication of impairment exists, the asset's recoverable amount is estimated. Impairment losses are recognized in profit or loss. An impairment loss is reversed if there is an indication that there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

Intangible asset

The company owns an intangible asset consisting of costs associated with the acquisition of a trademark.

Intangible assets are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures are recognized in profit or loss as incurred. The company does not hold any intangible assets with indefinite lives.

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares, warrants and stock options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash are valued based on their market value at the date the shares are issued.

We have adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component. We consider the fair value of common shares issued in the private placements to be the more easily measurable component and the common shares are valued at their estimated fair value. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as reserves.

Share-based payments

The company has a stock option plan that provides for the granting of options to Officers, Directors, related company employees and consultants to acquire shares of the company.  The fair value of the options is measured on grant date and is recognized as an expense with a corresponding increase in reserves as the options vest.

Options granted to employees and others providing similar services are measured at grant date at the fair value of the instruments issued.  Fair value is determined using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted.  The amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest.   Each tranche in an award with graded vesting is considered a separate grant with a different vesting date and fair value. Each grant is accounted for on that basis.

Options granted to non-employees are measured at the fair value of the goods or services received, unless their fair value cannot be estimated reliably, in which case the fair value of the equity instruments issued is used.  The value of the goods or services is recorded at the earlier of the vesting date or the date the goods or services are received.

On vesting, share-based payments are recorded as an operating expense and as reserves.  When options are exercised, the consideration received is recorded as share capital.  In addition, the related share-based payments originally recorded as reserves are transferred to share capital.  When an option is cancelled or expires, the initial recorded value is reversed and charged to reserves.

Financial Instruments

Financial instruments consist of financial assets and financial liabilities and are initially recognized at fair value net of transaction costs, if applicable. Measurement in subsequent periods depends on whether the financial instrument has been classified as "fair value through profit or loss," "loans and receivables," "available-for-sale," "held-to-maturity," or "financial liabilities measured at amortized cost" as follows:

Financial assets

Financial assets classified as fair value through profit or loss are measured at fair value with unrealized gains and losses recognized in net loss for the period in which such gains or losses occur. The company's cash and marketable securities are classified as fair value through profit or loss.

Financial assets classified as loans and receivables and held-to-maturity are measured at amortized cost using the effective interest rate method. Under this method, all cash flows from these instruments are discounted, where material, to their present value. Over time, this present value is accreted to the future value of remaining cash flows, and this accretion is recorded as interest income. The company does not hold any financial assets that are classified as loans and receivables and no financial assets have been classified as held-to-maturity.

Financial assets classified as available-for-sale are measured at fair value with unrealized gains and losses recognized in other comprehensive income except for losses in value that are considered other than temporary. Upon disposal of an available-for-sale financial asset, any accumulated other comprehensive income or loss at the time of disposal is recognized in profit or loss. The company does not hold any financial assets that have been classified as available-for-sale by the company.

Transaction costs associated with fair value through profit or loss financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

The company assesses, at each reporting date, whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or group of financial assets.

Financial liabilities

Financial liabilities classified as other financial liabilities are initially recognized at fair value less directly attributable transaction costs. After initial recognition, other financial liabilities are subsequently measured at amortized cost using the effective interest rate method. The effective interest rate method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. Our accounts payable and accrued liabilities and any amounts due to related parties are classified as other financial liabilities.

Earnings (loss) per share

We present basic and diluted earnings (loss) per share ("EPS") data for our common shares, calculated by dividing the profit or loss attributable to our equity shareholders by the weighted average number of common shares issued and outstanding during the period.  Diluted EPS is calculated by adjusting the profit or loss attributable to equity shareholders and the weighted average number of common shares outstanding for the effects of all potentially dilutive common shares.  The calculation of diluted EPS assumes that the proceeds to be received on the exercise of dilutive stock options and warrants are used to repurchase common shares at the average market price during the period.  For the periods presented, the calculation proved to be anti-dilutive as we were in a loss position.

Recently issued accounting pronouncements

During the nine-month period ended December 31, 2016, there were no new IFRS or IAS accounting standards that became effective that had a material impact on the company's consolidated financial statements. There are however a number of new standards and amendments to existing standards effective in future periods.

The following may impact the reporting and disclosures of the company:

  New standard IFRS 9 "Financial Instruments" This new standard is a partial replacement of IAS 39

Financial Instruments: Recognition and Measurement. This new standard is tentatively effective for annual periods beginning on or after January 1, 2018.

The company has not early adopted the amended and new standards and is currently assessing the impact that these standards will have on its consolidated financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Summary of Executive Officers, Directors and Significant Employees

The following table sets out the company's officers and directors. All work with the company on a part-time basis.

Name	Position	Age	Term of Office	Approximate hours per week
Executive Officers:
Darcy Bomford	C.E.O. and President	51	Since June 9, 2014	40
Chuck Austin	C.F.O.	80	Since June 9, 2014	20
Directors:
Kevin Bottomley	Director and Corporate Communication	39	Since June 9, 2014	20
Christopher Spooner	Director	48	Since June 9, 2014	20
Michael Harcourt	Director	74	Since June 9, 2014	2

Business Experience

Darcy Bomford, Chief Executive Officer and President

Mr. Bomford is the Chief Executive Officer, President and a director of True Leaf, a position he has held since its formation on June 9, 2014. With almost three decades of executive management experience, Mr. Bomford has a proven ability to create, lead and grow successful companies. He has extensive expertise with marketing, product development and professional manufacturing systems. Prior to forming True Leaf and its subsidiaries, Mr. Bomford was the founder, President, Chief Executive Officer and a director of Darford International Inc ("Darford"), a former TSX Venture Exchange publicly traded company involved in food manufacturing (June 2008 - October 2012 - predecessor formed in 1987). In his years of experience with Darford, Mr. Bomford oversaw three federally inspected production plants in the United States and Canada, each with comprehensive food safety programs and third party scrutiny in a highly-regulated industry. On leaving Darford, Mr. Bomford executed a one year non-compete agreement with the new owner Can Am Pet Treats Ltd. and left the pet food industry for the period of time. He immediately began investigating alternative business opportunities. In early 2013 he began focusing his attention on the medical marijuana industry and regulations in Canada. Mr. Bomford founded TL Medicine on July 4, 2013, after laying the ground work to apply for medicinal marijuana grower's license. Prior to this date he prepared a business plan, secured a property, identified potential business partners, and commenced the medical marijuana application process. True Leaf and its subsidiaries have been the main focus of Mr. Bomford since 2013.

Chuck Austin, Chief Financial Officer

Mr. Austin was formerly a senior audit partner for Ernst & Young and a member of Ernst & Young International, which has worldwide operations and more than 600 associated offices. Mr. Austin has more than 35 years of experience providing audit, accounting, taxation and general business advice to a wide range of clients. Mr. Austin brings his significant experience auditing public companies and assisting them to obtain initial public financing to his position as Chief Financial Officer of True Leaf.

Kevin Bottomley, Corporate Communications and Director

Mr. Bottomley has spent the last 8 years working on corporate communications with two publicly traded companies: Zimtu Capital Corp. and Commerce Resources Corp. He has been involved with successful capital raises totaling over 70 million dollars and has strong working relationships with contacts in Canada, the US, Europe and Asia.

Chris Spooner, Director

A Naturopathic Doctor practicing in Vernon, British Columbia. Mr. Spooner is a graduate of the University of Victoria and the Canadian College of Naturopathic Medicine. He is an adjunct faculty member at UBC Okanagan, the University of Bridgeport, the Boucher Institute of Naturopathic Medicine, and the Canadian College of Naturopathic Medicine. He is regularly invited to lecture at colleges and medical conferences.

Michael Harcourt, Chairman and Director

Mr. Harcourt is a graduate of the University of British Columbia and became Mayor of Vancouver in 1980, serving three consecutive terms until 1986. In 1986 he was elected to the British Columbia Legislature. In 1987, he became Leader of the Official Opposition.

In 1991, Mr. Harcourt was elected Premier of British Columbia - a position in which he remained until 1996. Between 1996 and 2004, Mr. Harcourt was appointed by the Prime Minister to serve as a member of the National Round Table on the Environment and the Economy where he served on the Executive Committee and Chaired the Urban Sustainability Program. He served as a federally-appointed B.C. Treaty Commissioner and is both the Honorary Chair of the International Centre for Sustainable Cities and Co-Chair of the International Panel of Advisers.

Mr. Harcourt also serves as an advisor to Translink B.C. and is an Associate Director at the Centre for Sustainability, Continuing Studies at U.B.C. He is an honorary co-chair on both the University of British Columbia's Advisory Council on Sustainability as well as the Canadian Electricity Association's Sustainable Electricity Program Advisory Panel.

Notably, in 2005, Mr. Harcourt was awarded the Woodrow Wilson Award for Public Service. In 2008 he was awarded the Alumni Achievement Award for Distinction for contributions to B.C., Canada and the world from the University of British Columbia. In 2012, he was named an Officer of the Order of Canada.

Board of Directors

Our board of directors currently consists of four directors. Three of our directors are "independent" as defined by Rule 4200 of FINRA's listing standards. In the future, we may appoint additional independent directors to our board of directors to serve on our planned committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our articles. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

Other than as disclosed below, to the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law and the judgment has not been reversed, suspended or vacated.

On October 22, 2012, The Bowra Group Inc. was appointed as Receiver and Manager of all assets, undertakings and properties of Darford International Inc. and its wholly-owned subsidiaries: Darford USA Inc, Darford Industries Ltd and Darford USA Holding Co. Darcy Bomford, our CEO and director, was a director and CEO of Darford International Inc. Darcy Bomford resigned from his position as the CEO of Darford International Inc. on October 12, 2012. The Receiver initiated a sale process to sell Darford International Inc.'s assets on a going-concern basis.

Committees of the Board

Until further determination by the board, the full board of directors will undertake the duties of the audit committee, compensation committee, and nominating committee.

Audit Committee

On February 6, 2015, we adopted an audit committee charter and appointed members of the audit committee.

As of July 7, 2017, the following directors are the members of the audit committee:

Name	Independence	Financial Literacy
Darcy Bomford (1)	Not Independent	Financially literate
Kevin Bottomley	Independent	Financially literate
Christopher Spooner	Independent	Financially literate

Notes:

(1)     Chair of the audit committee.

Our audit committee approves the selection of, meets with, and interacts with our independent accountants to discuss issues related to financial reporting. In addition, our audit committee reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures, and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our board of directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

  The appropriate size of our board of directors;
  Our needs with respect to the particular talents and experience of our directors;
  The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;
  Experience in political affairs;
  Experience with accounting rules and practices; and
  The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our shareholders. In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify, evaluate, or assist in identifying potential nominees (although we reserve the right in the future to retain a third-party search firm, if necessary). The board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

We currently have not adopted a code of ethics for the board or executives.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The table below summarizes the annual compensation of each of our three highest paid persons who were executive officers or directors for our last fiscal year, ended March 31, 2016:

Name	Capacities in Which Compensation was Received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Darcy Bomford (1)	Chief Executive Officer, President and Director	60,000	0	60,000
Chuck Austin (2)	Chief Financial Officer	24,000	0	24,000
Michael Harcourt	Chairman and Director	0	29,946	29,946
Chris Spooner	Director	2,500	2,500	5,000
Kevin Bottomley	Director	2,500	2,500	5,000

Notes:

(1) On May 1, 2014, we entered into an executive management agreement with our Chief Executive Officer, Darcy Bomford. See "Management Agreements".

(2) On June 20, 2014, we entered into an executive consulting agreement with our Chief Financial Officer, Chuck Austin. See "Management Agreements".

Our directors and executive officers are also reimbursed for their business expenses. The employment compensation for certain executive officers may include automobile and housing allowances.

Management Agreements

Chief Executive Officer

On May 1, 2014, we entered into an executive management agreement with our Chief Executive Officer Mr. Bomford. Under the terms of the agreement Mr.Bomford will serve as the company's CEO for a one year term. This is subject to earlier termination as provided in the agreement, commencing on May 1, 2014. The agreement automatically renews annually. Mr. Bomford's annual base salary is $60,000. The actual amount of the bonus earned will be based on the achievement of certain financial performance goals established by the board of directors of the company.

Mr. Bomford's management agreement does not provide any severance payment on termination or as a result of a change of control event.

Chief Financial Officer

On June 20, 2014, we entered into an executive consulting agreement with our Chief Financial Officer, Chuck Austin.  Under the terms of the agreement, Mr. Austin will serve as our Chief Financial Officer for a one year term. This is subject to earlier termination as provided in the agreement, commencing on June 20, 2014. The agreement automatically renews annually. Mr. Austin' annual base salary is $24,000. He will have the opportunity to earn an annual cash bonus equal to up to 20% of his annual base salary. The actual amount of the bonus earned will be based on the achievement of certain financial performance goals to be established by the board of directors of the company. No bonuses have been paid to date.

Mr. Austin's consulting agreement does not provide any severance payment on termination or as a result of a change of control event.

Termination and Change of Control Benefits

There are no compensatory plans or arrangements with respect to the named executive officers resulting from the resignation, retirement, or any other termination of the officers' employment or change of named executive officers' responsibilities following a change of control.  We have not granted any termination or change of control benefits.  In case of termination of named executive officers, common law and statutory law applies.

Stock Incentive Plan

On March 19, 2015, our board of directors adopted an equity incentive stock option plan (the "2015 Plan"). The 2015 Plan provides for the issuance of stock options to acquire up to 10% of our issued and outstanding common shares as of the date of the grant. The exercise price of each stock option is based on the market price of our common shares on the CSE at the date of the grant, subject to a minimum price of $0.10.  The 2015 Plan contains limits with respect to how many stock options individuals and consultants can receive as well as limits on the amounts of stock options that may be granted for investor relations activities.  Our board of directors is responsible for administering the 2015 Plan until such time as such authority has been delegated to a committee of the board of directors. The 2015 Plan was ratified by our shareholders in 2015. As of  July 7, 2017, there are 6,064,285 outstanding options to purchase common shares.

Pension Plan Benefits

We do not currently provide any pension plan benefits to our executive officers, directors, or employees.

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Director Compensation

Following are the amounts of compensation provided to our directors for the most recently completed financial year March 31, 2016 (other than our directors who are also NEO's as their compensation is fully reflected in the tables above):

Name	Fees earned ($)	Share- based awards ($)	Option based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total
Kevin Bottomley	2,500	2,500	Nil	Nil	Nil	Nil	5,000
Christopher Spooner	2,500	2,500	Nil	Nil	Nil	Nil	5,000
Mike Harcourt	2,500	Nil	Nil	Nil	Nil	27,446	29,946

Outstanding Share-Based Awards and Option-Based Awards

The following are all outstanding share-based and option-based awards granted or issued to each of our directors and executive officers as of July 7, 2017.

	Option-based award					Share-based Awards
Name	Number of securities underlying unexer- cised" options	Option exercise price ($)	Option expira- tion date ($)	Value of unexer- cised in the- money options(1) ($)	Number of shares or units of shares that have not vested ($)	Market or payout value of share- based awards that have not vested ($)	Market or payout value of vested share- based awards not paid out or distributed ($)
Darcy Bomford	328,575	$0.185	12/12/2018	$75,572	Nil	Nil	Nil
	300,000	$0.395	05/29/2019	$ 6,000	Nil	Nil	Nil
Kevin Bottomley	300,000	$0.395	05/29/2019	$ 6,000	Nil	Nil	Nil
Christopher Spooner	328,570	$0.185	12/12/2018	$75,572	Nil	Nil	Nil
	300,000	$0.395	05/29/2019	$ 6,000	Nil	Nil	Nil
Chuck Austin	200,000	$0.395	12/12/2018	$ 4,000	Nil	Nil	Nil
Mike Harcourt	328,575	$0.185	12/12/2018	$75,572	Nil	Nil	Nil
	300,000	$0.395	05/29/2019	$ 6,000	Nil	Nil	Nil

Note:

(1)  Based on June 29 2017 closing price of $0.415 per share on the CSE.

Limitation of Liability and Indemnification of Officers and Directors.

Our articles provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our articles covers at least negligence and gross negligence on the part of indemnified parties. Our articles also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our articles permit such indemnification.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Indebtedness of Directors and Executive Officers

No director or executive officer, or any associate or affiliate of any such director or senior officer, is or has been indebted to us since the date of incorporation.   No director or executive officer, or associate or affiliate of any such director or senior officer, is or has been indebted to us since the beginning of the last completed financial year.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

The following table sets out, as of July 7, 2017, the voting securities of the company that are owned by executive officers, directors, and other persons holding more than 10% of the company's voting securities or having the right to acquire those securities.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership (2)(3)	Amount and nature of beneficial ownership acquirable(10)	Percent of class
Common shares	Darcy Bomford (1)	22,820,513(4) directly owned 1,363,747(5) indirectly owned	628,575 shares available from issued stock options(6) and 1,196,158 shares may be issued on exercise of warrants(7)	32.95%
Common shares	Chuck Austin (1)	428,570(8) directly owned	200,000 shares available from issued stock options(11)	0.63%
Common shares	Kevin Bottomley (1)	714,270 directly owned	300,000 shares available from issued stock options(11) and 85,000 shares may be issued on exercise of warrants(12)	1.03%
Common shares	Christopher Spooner (1)	340,000	628,570 shares available from issued stock options(6)	0.49%
Common shares	Michael Harcourt (1)	500,000	628,570 shares available from issued stock options(6)	0.72%
Common shares	CDS & Co. (9)	36,972,523	N/A	53.40%

Notes:

(1) The business address for each of our directors and officers is: 100 Kalamalka Lake Road, Unit 32, Vernon, British Columbia V1T 9G1.

(2)  The number of common shares beneficially owned, or controlled or directed, directly or indirectly, at the date of this offering circular is based upon information furnished to us by the individual directors.

(3)  Our directors and officers as a group held 27,053,794 of our common shares or 45.79%.

(4)  Mr. Bomford's securities are subject to a stock restriction agreement dated February 2, 2015, entered into at the time we listed on the CSE. As of July 7, 2017, 6,085,336 common shares remain in escrow. On August 15, 2017 and February 15, 2018, an additional 3,651,202 common shares will be released from escrow.

(5)  The 1,363,747 common shares held indirectly by Mr. Bomford are held in the name of First Pacific Enterprises Inc.

(6)  328,570 of these stock options expire on December 12, 2018 and 300,000 stock options expire on May 29, 2019. The 328,570 stock options that expire in 2018 can be exercised to acquire one additional common share at $0.185 per share. The 200,000 stock options that expire in 2019 can be exercised to acquire one addiontal common share at $0.395 per share.

(7)  300,921 warrants can be exercised to acquire one additional common share at an exercise price of $0.15 prior to May 12, 2018 and are held in the name of First Pacific Enterprises Inc. The remaining 895,237 warrants can be exercised to acquire one additional common share at an exercise price of $0.45 prior to May 29, 2019 and are held directly by Mr. Bomford.

(8)  Mr. Ausitin's securities are subject to a stock restriction agreement dated February 2, 2015, entered into at the time we listed on the CSE. As of July 7, 2017, 112,500 common shares remain in escrow. On August 15, 2017 and February 15, 2018, an additional 37,500 common shares will be released from escrow.

(9)  Includes 9,341,347 common shares held by Darcy Bomford. Other than Mr. Bomford, management is unaware of the beneficial holders of the shares registered in the name of CDS & Co., a depositary trust company. CDS& Co has several offices in Canada including: 650 West Georgia Street, Suite 2700, Vancouver, BC, V6B 4N9.

(10)  992,475 warrants can be exercised to acquire one additional common share at an exercise price of $0.15 prior to January 18, 2018 and 523,923 warrants can be exercised to acquire one additional common share at an exercise price of $0.15 prior to August 11, 2017.

(11) These stock options expire on May 29, 2019. They can be exercised to acquire one additional common share at $0.395 per share.

(12) The warrants can be exercised to acquire one additional common share at an exercise price of $0.55 prior to June 12, 2019.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

To the best of our knowledge other than as set forth below, since the date of the company's formation on June 9, 2014, there were no material transactions or series of similar transactions nor were there any currently proposed transactions or series of similar transactions to which we were or are to be a party to in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our assets at year end for the last two completed fiscal years. To the best of our knowledge, there have been no transactions in which any director, executive officer, or security holder is known by us to own of record or beneficially more than 5% of any class of our common shares or any member of the immediate family of any of the foregoing persons has an interest (other than compensation to our officers and directors in the ordinary course of business).

Management Agreements

On May 1, 2014, we entered into an executive management agreement with our Chief Executive Officer, Darcy Bomford. The terms of the agreement are as described above under "Compensation of Directors and Executive Officers - Management Agreements".

On June 20, 2014, we entered into an executive consulting agreement with our Chief Financial Officer, Chuck Austin. The terms of the agreement are as described above under "Compensation of Directors and Executive Officers - Management Agreements".

Lease Agreement

On April 1, 2015, we entered into a lease agreement with our Chief Executive Officer, Darcy Bomford. The terms of the agreement are described above under "Description of Property".

SECURITIES BEING OFFERED

General

The company is offering up to 14,285,715 common shares.

Our authorized share capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of July 7, 2017, 69,239,577 common shares and no preferred shares were issued and outstanding, 6,064,285 common shares were issuable upon exercise of outstanding stock options, and 9,950,041 common shares were issuable upon exercise of warrants.

The following description summarizes the most important terms of the company's capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of True Leaf's constating documents. Copies of these provisions have been filed as exhibits to the offering statement of which this offering circular is a part. For a complete description of True Leaf's common shares and preferred shares, you should refer to our notice of articles and to the applicable provisions of the BCA.

Common Shares

Dividend Rights

"Holders of common shares are entitled to share - on a per share basis - in dividends and other distributions of cash, property, or shares of stock of the company as may be declared by the board of directors with respect to the common share out of assets or funds of the company legally available to pay dividends; provided, however, that In the event that such dividends are paid in the form of common shares or rights to acquire common shares, the holders of common shares shall receive common shares or rights to acquire common shares, as the case may be.

Voting Rights

Each holder of our common share is entitled to receive notice of any meeting of the shareholders of the company, to attend such a meeting, and to vote at the meeting. Each common share holds one vote per share on matters to be voted on by shareholders.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of the company, the holders of common shares are entitled to share equally with all other holders of common shares (on a per share basis) and all assets of the company of whatever kind available for distribution to the holders of common shares.

Rights and Preferences

Holders of our common shares have no preemptive right, subscription, or other rights. There is no redemption or sinking fund provision applicable to the company's common shares. The rights, preferences, and privileges of the holders of the company's common shares are subject to and may be adversely affected by the rights of the holders of any preferred shares the company may designate in the future.

Preferred Shares

Our board of directors may, from time to time, direct the issued preferred shares in series. It may, at the time of issue, determine the designation, powers, rights, preferences, and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on our common shares. Holders of preferred shares may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the company before any payment is made to the holders of common shares. Under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares.

Certain Provisions of the BCA and Our Articles

Shareholder Meetings

We must hold an annual general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting. A meeting of our shareholders may be held anywhere in Canada or (provided that shareholders agree) anywhere outside Canada.

At any time, our directors may call a meeting of our shareholders. Shareholders holding not less than 5% of our issued voting shares may also cause our directors to call a shareholders' meeting.

A notice to convene a meeting - specifying the date, time and location of the meeting and, where a meeting is to consider special business, the general nature of the special business - must be sent to shareholders, each director, and the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer. Under the BCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings of shareholders is a minimum of one person present in person or represented by proxy, who alone or with other shareholder present or represented by proxy hold not less than five percent of the outstanding shares entitled to vote at the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any further business.

Holders of our common shares are entitled to attend meetings of our shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of our preferred shares are not entitled as a class to receive notice of or to attend or vote at any meetings of our shareholders. Our directors, our secretary (if any), our auditor and any other persons invited by our Chairman or directors or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Under the BCA, shareholders may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCA. The notice must include information on the business the shareholder intends to bring before the meeting.

Our articles do not require that shareholders provide us with advance notice of their intention to nominate any persons other than those nominated by management for election to our board of directors at a meeting of shareholders.

Removal of Directors

Our articles provide that no member of our board of directors may be removed from office by our shareholders except for cause and, in addition to any other vote required by law, upon the approval of not less than a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

Shareholders Not Entitled to Cumulative Voting

Our articles do not permit shareholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding  common shares entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred shares may be entitled to elect.

Alterations

Other than to change our name, any alteration of our notice of articles must first obtain a special resolution approval from the holders of at least two-thirds of the votes cast on the resolution. Our corporate name may be changed by special resolution or by a directors' resolution.

Removal of Directors

Our articles allow members of our board of directors to be removed from office by a special resolution of our shareholders or by a directors' resolution if the director is convicted of an indictable offence, or ceases to be qualified to act as a director of a company and does not promptly resign.

Change of Control

Our articles do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Under the BCA, a bidder seeking to acquire us would need - on a compulsory acquisition (tender offer) - to receive shareholder acceptance in respect to 90% of our outstanding shares. If this 90% threshold is not achieved in the offer, under the BCA, the bidder would not be able to complete a "second step merger" to obtain 100% control of us. Although 50% is the more common tender offer under U.S. law, an offer of 90% of our outstanding shares will likely be a condition in a tender offer to acquire us.

Additionally, The Investment Canada Act requires that a "non-Canadian," as defined therein, file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a Canadian business, where prescribed financial thresholds are exceeded. Otherwise, there are no limitations either under the laws of Canada or in the company's articles on the rights of non-Canadians to hold or vote the company's common shares. (Given our current size and industry, we do not believe these rules would apply to us.)

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders.

Dividend Policy

We have not declared or paid any cash dividends and do not intend to pay cash dividends in the near future on our common shares. Cash dividends, if any, that may be paid in the future to holders of common shares will be payable when, as and if declared by our board of directors based upon the board's assessment of our financial condition, our earnings, our need for funds, whether any preferred shares are outstanding, to the extent the preferred shares have a prior claim to dividends and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

INCOME TAX CONSIDERATIONS

Canadian Income Tax Consequences

We consider that the following summary fairly describes the principal Canadian federal income tax consequences applicable to a holder of our common shares who at all material times deals at arm's length with our company, who holds all common shares as capital property, who is resident in the United States, who is not a resident of Canada and who does not use or hold and is not deemed to use or hold, his common shares of our company in connection with carrying on a business in Canada (a "non-resident holder"). It is assumed that the common shares will at all material times be listed on a stock exchange that is prescribed for purposes of the Income Tax Act (Canada) (the "ITA") and regulations thereunder. Investors should be aware that the Canadian federal income tax consequences applicable to holders of our common shares will change if, for any reason, we cease to be listed on a prescribed stock exchange. Accordingly, holders and prospective holders of our common shares should consult with their own tax advisors with respect to the income tax consequences of them purchasing, owing and disposing of our common shares should we cease to be listed on a prescribed stock exchange.

This summary is based upon the current provisions of the ITA, the regulations there under, the Canada-United States Tax Convention as amended by the Protocols thereto (the "Treaty") as at the date of the registration statement and the currently publicly announced administrative and assessing policies of the Canada Revenue Agency (the "CRA"). This summary does not take into account Canadian provincial income tax consequences. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action. This summary does, however, take into account all specific proposals to amend the ITA and regulations there under, publicly announced by the Government of Canada to the date hereof.

This summary does not address potential tax effects relevant to our company or those tax considerations that depend upon circumstances specific to each investor. Accordingly, holders and prospective holders of our common shares should consult with their own tax advisors with respect to the income tax consequences to them of purchasing, owning and disposing of common shares in our company.

Dividends

The ITA provides that dividends and other distributions deemed to be dividends paid or deemed to be paid by a Canadian resident corporation (such as our company) to a non-resident of Canada shall be subject to a non-resident withholding tax equal to 25% of the gross amount of the dividend of deemed dividend. Provisions in the ITA relating to dividend and deemed dividend payments to and gains realized by non-residents of Canada, who are residents of the United States, are subject to the Treaty. The Treaty may reduce the withholding tax rate on dividends as discussed below.

Article X of the Treaty as amended by the US-Canada Protocol ratified on November 9, 1995 provides a 5% withholding tax on gross dividends or deemed dividends paid to a United States corporation which beneficially owns at least 10% of the voting stock of the company paying the dividend. In cases where dividends or deemed dividends are paid to a United States resident (other than a corporation) or a United States corporation which beneficially owns less than 10% of the voting stock of a company, a withholding tax of 15% is imposed on the gross amount of the dividend or deemed dividend paid. We would be required to withhold any such tax from the dividend and remit the tax directly to CRA for the account of the investor.

The reduction in withholding tax from 25%, pursuant to the Treaty, will not be available:

(a) if the shares in respect to which the dividends are paid formed part of the business property or were otherwise effectively connected with a permanent establishment or fixed base that the holder has or had in Canada within the 12 months preceding the disposition, or

(b) the holder is a U.S. LLC which is not subject to tax in the U.S.

The Treaty generally exempts from Canadian income tax dividends paid to a religious, scientific, literary, educational, or charitable organization or to an organization exclusively administering a pension, retirement or employee benefit fund or plan, if the organization is resident in the U.S. and is exempt from income tax under the laws of the U.S.

Capital Gains

A non-resident holder is not subject to tax under the ITA in respect to capital gains realized upon the disposition of one of our shares unless the share represents "taxable Canadian property" to the holder thereof. Our common shares will be considered taxable Canadian property of a non-resident holder only if:

(a) the non-resident holder;

(b) persons with whom the non-resident holder did not deal at arm's length; or

(c) the non-resident holder and persons with whom he did not deal at arm's length;

owned not less than 25% of the issued shares of any class or series of our company at any time during the five-year period preceding the disposition. In the case of a non-resident holder to whom shares of our company represent taxable Canadian property and who is resident in the United States, no Canadian taxes will generally be payable on a capital gain realized on such shares by reason of the Treaty unless:

(a) the value of such shares is derived principally from real property (including resource property) situated in Canada,

(b) the holder was resident in Canada for 120 months during any period of 20 consecutive years preceding and at any time during the 10 years immediately preceding, the disposition and the shares were owned by him when he ceased to be a resident of Canada,

(c) they formed part of the business property or were otherwise effectively connected with a permanent establishment or fixed base that the holder has or had in Canada within the 12 months preceding the disposition, or

(d) the holder is a U.S. LLC which is not subject to tax in the U.S.

If subject to Canadian tax on such a disposition, the taxpayer's capital gain (or capital loss) from a disposition is the amount by which the taxpayer's proceeds of disposition exceed (or are exceeded by) the aggregate of the taxpayer's adjusted cost base of the shares and reasonable expenses of disposition. For Canadian income tax purposes, the "taxable capital gain" is equal to one-half of the capital gain.

U.S. Federal Income Tax Consequences

The following is a discussion of the material United States Federal income tax consequences, under current law, applicable to a U.S. Holder (as defined below) of our common shares who holds such shares as capital assets. This discussion does not address all potentially relevant Federal income tax matters and it does not address consequences peculiar to persons subject to special provisions of Federal income tax law, such as those described below as excluded from the definition of a U.S. Holder. In addition, this discussion does not cover any state, local, or foreign tax consequences. (See "Canadian Federal Income Tax Consequences" above.)

The following discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS and court decisions that are currently applicable. Any or all of these could be materially and adversely changed (possibly on a retroactive basis) at any time. In addition, this discussion does not consider the potential effects (both adverse and beneficial) of any recently proposed legislation which, if enacted, could be applied (possibly on a retroactive basis) at any time.

The discussion below does not address potential tax effects relevant to our company or those tax considerations that depend upon circumstances specific to each investor. In addition, this discussion does not address the tax consequences that may be relevant to particular investors subject to special treatment under certain U.S. Federal income tax laws, such as, dealers in securities, tax-exempt entities, banks, insurance companies and non-U.S. Holders. Purchasers of our common shares should therefore satisfy themselves as to the overall tax consequences of their ownership of our common shares, including the State, local and foreign tax consequences thereof (which are not reviewed herein) and should consult their own tax advisors with respect to their particular circumstances.

U.S. Holders

As used herein, a "U.S. Holder" includes a beneficial holder of common shares of our company who is a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, any trust if a US court is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust, any entity created or organized in the United States which is taxable as a corporation for U.S. tax purposes and any other person or entity whose ownership of common shares of our company is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law such as tax-exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of our common shares is not effectively connected with the conduct of a trade or business in the United States and shareholders who acquired their shares through the exercise of employee stock options or otherwise as compensation.

Dividend Distribution on Shares of our company

U.S. Holders receiving dividend distributions (including constructive dividends) with respect to the common shares of our company are required to include in gross income for United States Federal income tax purposes the gross amount of such distributions to the extent that we have current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be deducted or may be credited against actual tax payable, subject to certain limitations and other complex rules, against the U.S. Holder's United States Federal taxable income (see "Foreign Tax Credit" below). To the extent that distributions exceed our current or accumulated earnings and profits, these distributions will be treated first as a return of capital to the extent of the shareholder's basis in the common shares of our company and thereafter as gain from the sale or exchange of the common shares of our company. Preferential tax rates for net long term capital gains may be applicable to a U.S. holder whether they be an individual, estate, or trust.

In general, dividends paid on our common shares will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain United States corporations.

Foreign Tax Credit

A U.S. Holder who pays (or who has had withheld from distributions) Canadian income tax with respect to the ownership of our common shares may be entitled, at the election of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. This election is made on a year-by-year basis and generally applies to all foreign income taxes paid by (or withheld from) the U.S. Holder during that year. There are significant and complex limitations which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's United States income tax liability that the U.S. Holder's foreign source income bears to his or its world-wide taxable income. In determining the application of this limitation, the various items of income and deduction must be classified into foreign and domestic sources. Complex rules govern income such as "passive income", " high withholding tax interest ", " financial services income ", " shipping income " and certain other classifications of income. A U.S. Holder who is treated as a domestic U.S. corporation owning 10% or more of our voting stock is also entitled to a deemed paid foreign tax credit in certain circumstances for the underlying foreign tax of our company related to dividends received or Subpart F income received from us. (See the discussion below of Controlled Foreign Corporations). The availability of the foreign tax credit and the application of the limitations on the foreign tax credit are fact specific and holders and prospective holders of our common shares should consult their own tax advisors regarding their individual circumstances.

Disposition of Common Shares

If a " U.S. Holder " is holding shares as a capital asset, a gain or loss realized on a sale of our common shares will generally be a capital gain or loss and will be long-term if the shareholder has a holding period of more than one year. However, gains realized upon sale of our common shares may, under certain circumstances, be treated as ordinary income if we were determined to be a " collapsible corporation " within the meaning of Code Section 341 based on the facts in existence on the date of the sale (See below for definition of " collapsible corporation "). The amount of gain or loss recognized by a selling U.S. Holder will be measured by the difference between (i) the amount realized on the sale and (ii) his tax basis in our common shares. Capital losses are deductible only to the extent of capital gains. However, in the case of taxpayers other than corporations (U.S.) $3,000 ($1,500 for married individuals filing separately) of capital losses are deductible against ordinary income annually. In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years. In the case of corporations, capital losses that are not currently deductible are carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year.

A " collapsible corporation " is a corporation that is formed or availed principally to manufacture, construct, produce, or purchase prescribed types or property that the corporation holds for less than three years and that generally would produce ordinary income on its disposition with a view to the shareholders selling or exchanging their stock and thus realizing gain before the corporation realizes two thirds of the taxable income to be derived from prescribed property. Prescribed property includes: stock in trade and inventory; property held primarily for sale to customers in the ordinary course of business; unrealized receivables or fees, consisting of rights to payment for noncapital assets delivered or to be delivered, or services rendered or to be rendered to the extent not previously included in income, but excluding receivables from selling property that is not prescribed; and property gain on the sale of which is subject to the capital gain/ordinary loss rule. Generally, a shareholder who owns directly or indirectly 5 percent or less of the outstanding stock of the corporation may treat gain on the sale of his shares as capital gain.

Other Considerations for U.S. Holders

In the following circumstances, the above sections of this discussion may not describe the United States Federal income tax consequences resulting from the holding and disposition of common shares of the Registrant. Our management is of the opinion that there is little, if not, any likelihood that we will be deemed a " Foreign Personal Holding Company ", a " Foreign Investment Company " or a " Controlled Foreign Corporation " (each as defined below) under current and anticipated conditions.

Foreign Personal Holding Company

If at any time during a taxable year more than 50% of the total combined voting power or the total value of our outstanding shares is owned, actually or constructively, by five or fewer individuals who are citizens or residents of the United States and 60% or more of our gross income for such year was derived from certain passive sources (e.g., from dividends received from its subsidiaries), we would be treated as a " foreign personal holding company .." In that event, U.S. Holders that hold common shares in our capital would be required to include in income for such year their allocable portion of our passive income which would have been treated as a dividend had that passive income actually been distributed.

Foreign Investment Company

If 50% or more of the combined voting power or total value of our outstanding shares are held, actually or constructively, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts other than foreign estates or trusts (as defined by the Code Section 7701(a)(31)) and we are found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that we might be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging our common shares to be treated as ordinary income rather than capital gains.

Passive Foreign Investment Company

A U.S. Holder who holds stock in a foreign corporation during any year in which such corporation qualifies as a passive foreign investment company (" PFIC ") is subject to U.S. federal income taxation of that foreign corporation under one of two alternative tax methods at the election of each such U.S. Holder.

Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of its gross income is " passive income ," which includes interest, dividends and certain rents and royalties or (ii) the average percentage, by value (or, if the company is a controlled foreign corporation or makes an election, adjusted tax basis), of its assets that produce or are held for the production of " passive income " is 50% or more. For taxable years of U.S. persons beginning after December 31, 1997 and for tax years of foreign corporations ending with or within such tax years, the Taxpayer Relief Act of 1997 provides that publicly traded corporations must apply this test on a fair market value basis only. We believe that we currently do not qualify as a PFIC because our passive income producing assets are less than 50% of our total assets.

As a PFIC, each U.S. Holder must determine under which of the alternative tax methods it wishes to be taxed. Under one method, a U.S. Holder who elects in a timely manner to treat the Registrant as a Qualified Electing Fund (" QEF "), as defined in the Code, (an " Electing U.S. Holder ") will be subject, under Section 1293 of the Code, to current federal income tax for any taxable year in which we qualify as a PFIC on his pro-rata share of our (i) " net capital gain " (the excess of net long-term capital gain over net short-term capital loss), which will be taxed as long-term capital gain to the Electing U.S. Holder and (ii) " ordinary earnings " (the excess of earnings and profits over net capital gain), which will be taxed as ordinary income to the Electing U.S. Holder, in each case, for the U.S. Holder's taxable year in which (or with which) our taxable year ends, regardless of whether such amounts are actually distributed. Such an election, once made shall apply to all subsequent years unless revoked with the consent of the IRS.

A QEF election also allows the Electing U.S. Holder to (i) generally treat any gain realized on the disposition of his common shares (or deemed to be realized on the pledge of his common shares) as capital gain; (ii) treat his share of our net capital gain, if any, as long-term capital gain instead of ordinary income, and (iii) either avoid interest charges resulting from PFIC status altogether (see discussion of interest charge below), or make an annual election, subject to certain limitations, to defer payment of current taxes on his share of our annual realized net capital gain and ordinary earnings subject, however, to an interest charge. If the Electing U.S. Holder is an individual, such an interest charge would be not deductible.

The procedure a U.S. Holder must comply with in making a timely QEF election will depend on whether the year of the election is the first year in the U.S. Holder's holding period in which we are a PFIC. If the U.S. Holder makes a QEF election in such first year, (sometimes referred to as a " Pedigreed QEF Election "), then the U.S. Holder may make the QEF election by simply filing the appropriate documents at the time the U.S. Holder files its tax return for such first year. If, however, we qualified as a PFIC in a prior year, then the U.S. Holder may make an " Unpedigreed QEF Election " by recognizing as an "excess distribution" (i) under the rules of Section 1291 (discussed below), any gain that he would otherwise recognize if the U.S. Holder sold his stock on the qualification date (Deemed Sale Election) or (ii) if we are a controlled foreign corporation (" CFC "), the Holder's pro rata share of the corporation's earnings and profits (Deemed Dividend Election) (But see "Elimination of Overlap Between Subpart F Rules and PFIC Provisions"). The effect of either the deemed sale election or the deemed dividend election is to pay all prior deferred tax, to pay interest on the tax deferral and to be treated thereafter as a Pedigreed QEF as discussed in the prior paragraph. With respect to a situation in which a Pedigreed QEF election is made, if we no longer qualify as a PFIC in a subsequent year, normal Code rules and not the PFIC rules will apply.

If a U.S. Holder has not made a QEF Election at any time (a " Non-electing U.S. Holder "), then special taxation rules under Section 1291 of the Code will apply to (i) gains realized on the disposition (or deemed to be realized by reason of a pledge) of his common shares and (ii) certain " excess distributions ", as specially defined, by our company. An " excess distribution " is any current-year distribution in respect of PFIC stock that represents a ratable portion of the total distributions in respect of the stock during the year that exceed 125 percent of the average amount of distributions in respect of the stock during the three preceding years.

A Non-electing U.S. Holder generally would be required to pro-rate all gains realized on the disposition of his common shares and all excess distributions over the entire holding period for the common shares. All gains or excess distributions allocated to prior years of the U.S. Holder (other than years prior to our first taxable year during such U.S. Holder's holding period and beginning after January, 1987 for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. The Non-electing U.S. Holder also would be liable for interest on the deferred tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. A Non-electing U.S. Holder that is an individual is not allowed a deduction for interest on the deferred tax liability. The portions of gains and distributions that are not characterized as " excess distributions " are subject to tax in the current year under the normal tax rules of the Internal Revenue Code.

If we are a PFIC for any taxable year during which a Non-electing U.S. Holder holds common shares, then we will continue to be treated as a PFIC with respect to such common Shares, even if it is no longer by definition a PFIC. A Non-electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules discussed above for Non-Electing U.S. Holders) as if such common shares had been sold on the last day of the last taxable year for which it was a PFIC.

Under Section 1291(f) of the Code, the Department of the Treasury has issued proposed regulations that would treat as taxable certain transfers of PFIC stock by Non-electing U.S. Holders that are generally not otherwise taxed, such as gifts, exchanges pursuant to corporate reorganizations and transfers at death. If a U.S. Holder makes a QEF Election that is not a Pedigreed Election (i.e., it is made after the first year during which we are a PFIC and the U.S. Holder holds our shares) (a " Unpedigreed Election "), the QEF rules apply prospectively but do not apply to years prior to the year in which the QEF first becomes effective. U.S. Holders should consult their tax advisors regarding the specific consequences of making a Non-Pedigreed QEF Election.

Certain special, generally adverse, rules will apply with respect to the common shares while we are a PFIC whether or not it is treated as a QEF. For example, under Section 1297(b)(6) of the Code (as in effect prior to the Taxpayer Relief Act of 1997), a U.S. Holder who uses PFIC stock as security for a loan (including a margin loan) will, except as may be provided in regulations, be treated as having made a taxable disposition of such stock.

The foregoing discussion is based on currently effective provisions of the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all of which are subject to change. Any such change could affect the validity of this discussion. In addition, the implementation of certain aspects of the PFIC rules requires the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these proposals will be enacted or promulgated, and if so, the form they will take or the effect that they may have on this discussion. Accordingly, and due to the complexity of the PFIC rules, U.S. Holders of the Registrant are strongly urged to consult their own tax advisors concerning the impact of these rules on their investment in our company. For a discussion of the impact of the Taxpayer Relief Act of 1997 on a U.S. Holder of a PFIC, see "Mark-to-Market Election for PFIC Stock Under the Taxpayer Relief Act of 1997 " and "Elimination of Overlap Between Subpart F Rules and PFIC Provisions" below.

Mark-to-Market Election for PFIC Stock under the Taxpayer Relief Act of 1997

The Taxpayer Relief Act of 1997 provides that a U.S. Holder of a PFIC may make a mark-to-market election with respect to the stock of the PFIC if such stock is marketable as defined below. This provision is designed to provide a current inclusion provision for persons that are Non-Electing Holders. Under the election, any excess of the fair market value of the PFIC stock at the close of the tax year over the Holder's adjusted basis in the stock is included in the Holder's income. The Holder may deduct any excess of the adjusted basis of the PFIC stock over its fair market value at the close of the tax year. However, deductions are limited to the net mark-to-market gains on the stock that the Holder included in income in prior tax years, or so called " unreversed inclusions .."

For purposes of the election, PFIC stock is marketable if it is regularly traded on (1) a national securities exchange that is registered with the SEC, (2) the national market system established under Section II A of the Exchange Act, or (3) an exchange or market that the IRS determines has rules sufficient to ensure that the market price represents legitimate and sound fair market value.

A Holder's adjusted basis of PFIC stock is increased by the income recognized under the mark-to-market election and decreased by the deductions allowed under the election. If a U.S. Holder owns PFIC stock indirectly through a foreign entity, the basis adjustments apply to the basis of the PFIC stock in the hands of the foreign entity for the purpose of applying the PFIC rules to the tax treatment of the U.S. owner. Similar basis adjustments are made to the basis of the property through which the U.S. persons hold the PFIC stock.

Income recognized under the mark-to-market election and gain on the sale of PFIC stock with respect to which an election is made is treated as ordinary income. Deductions allowed under the election and loss on the sale of PFIC with respect to which an election is made, to the extent that the amount of loss does not exceed the net mark-to-market gains previously included, are treated as ordinary losses. The U.S. or foreign source of any income or losses is determined as if the amount were a gain or loss from the sale of stock in the PFIC.

If PFIC stock is owned by a CFC (discussed below), the CFC is treated as a U.S. person that may make the mark-to-market election. Amounts includible in the CFC's income under the election are treated as foreign personal holding company income and deductions are allocable to foreign personal holding company income.

The above provisions apply to tax years of U.S. persons beginning after December 31, 1997, and to tax years of foreign corporations ending with or within such tax years of U.S. persons.

The rules of Code Section 1291 applicable to nonqualified funds as discussed above generally do not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. If Code Section 1291 is applied and a mark-to-market election was in effect for any prior tax year, the U.S. Holder's holding period for the PFIC stock is treated as beginning immediately after the last tax year of the election. However, if a taxpayer makes a mark-to-market election for PFIC stock that is a nonqualified fund after the beginning of a taxpayer's holding period for such stock, a co-ordination rule applies to ensure that the taxpayer does not avoid the interest charge with respect to amounts attributable to periods before the election.

Controlled Foreign Corporation Status

If more than 50% of the voting power of all classes of stock or the total value of the stock of our company is owned, directly or indirectly, by U.S. Holders, each of whom own after applying rules of attribution 10% or more of the total combined voting power of all classes of stock of our company, we would be treated as a " controlled foreign corporation " or " CFC " under Subpart F of the Code. This classification would bring into effect many complex results including the required inclusion by such 10% U.S. Holders in income of their pro rata shares of " Subpart F income " (as defined by the Code) of our company and our earnings invested in " U.S. property " (as defined by Section 956 of the Code). In addition, under Section 1248 of the Code if we are considered a CFC at any time during the five-year period ending with the sale or exchange of its stock, gain from the sale or exchange of common shares of our company by such a 10% U.S. Holder of our common shares at any time during the five-year period ending with the sale or exchange is treated as ordinary dividend income to the extent of our earnings and profits attributable to the stock sold or exchanged. Because of the complexity of Subpart F and because we may never be a CFC, a more detailed review of these rules is beyond the scope of this discussion.

Elimination of Overlap between Subpart F Rules and PFIC Provisions

Under the Taxpayer Relief Act of 1997, a PFIC that is also a CFC will not be treated as a PFIC with respect to certain 10% U.S. Holders. For the exception to apply, (i) the corporation must be a CFC within the meaning of section 957(a) of the Code and (ii) the U.S. Holder must be subject to the current inclusion rules of Subpart F with respect to such corporation (i.e., the U.S. Holder is a " United States Shareholder ," see " Controlled Foreign Corporation ," above). The exception only applies to that portion of a U.S. Holder's holding period beginning after December 31, 1997. For that portion of a United States Holder before January 1, 1998, the ordinary PFIC and QEF rules continue to apply.

As a result of this new provision, if we were ever to become a CFC, U.S. Holders who are currently taxed on their pro rata shares of Subpart F income of a PFIC which is also a CFC will not be subject to the PFIC provisions with respect to the same stock if they have previously made a Pedigreed QEF Election. The PFIC provisions will however continue to apply to U.S Holders for any periods in which Subpart F does not apply (for example he is no longer a 10% Holder or we are no longer a CFC) and to U.S. Holders that did not make a Pedigreed QEF Election unless the U.S. Holder elects to recognize gain on the PFIC shares held in our company as if those shares had been sold.

ALL PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF PURCHASING THE COMMON SHARES OF OUR COMPANY.

FATCA

The U.S. Foreign Account Tax Compliance Act (" FATCA ") will generally impose a 30% withholding tax on dividends on our common shares (and, beginning January 1, 2017, on the gross proceeds of a disposition of common shares) that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a " non-financial foreign entity " (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. Intergovernmental agreements entered into between the United States and a foreign jurisdiction may modify these requirements. A Non-U.S. Holder should consult its own tax advisor regarding the application of this legislation to it. FATCA withholding will apply to dividends paid on shares of our common shares and commencing January 1, 2017, to gross proceeds from the disposition of our common shares.

[Continued on Next Page]

FINANCIAL STATEMENTS

Audited Consolidated Financial Statements for the Years Ended March 31, 2016 and March 31, 2015

True Leaf Medicine International Ltd.
Consolidated Financial Statements
March 31, 2016

 (Expressed in Canadian dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of
True Leaf Medicine International Ltd.

We have audited the accompanying consolidated financial statements of True Leaf Medicine International Ltd., which comprise the consolidated statements of financial position as of March 31, 2016 and 2015 and the related consolidated statements of loss and comprehensive loss, changes in shareholders' equity (deficit) and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board , and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of True Leaf Medicine International Ltd. as at March 31, 2016 and 2015 and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which indicate that True Leaf Medicine International Ltd. has suffered recurring losses from operations and has a net capital deficiency. These matters, along with the other matters set forth in Note 1, indicate the existence of material uncertainties that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"DAVIDSON & COMPANY LLP"
Vancouver, Canada
April 19, 2017	Chartered Professional Accountants

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

	March 31, 2016		March 31, 2015

Assets

Current assets	$		$
Cash		3,737		37,286
Receivables (Note 6)		12,925		-
Inventories (Note 6)		21,578		-
Prepaid expenses		7,542		3,750
Total current assets		45,782		41,036

Non-current assets
Marketable securities (Note 7)		50		50
Capital assets (Note 8)		8,716		8,306
Intangible asset (Note 15)		35,008		-
Total assets		$89,556		$49,392

Liabilities and shareholders' equity (deficit)

Current liabilities
Accounts payable and accrued liabilities		$390,931		$122,934
Convertible debt - liability (Note 10)		58,416		-
Due to related parties (Note 9)		169,708		32,093
Total liabilities		619,055		155,027

Shareholders' equity (deficit)

Share capital (Note 10)		2,436,675		2,046,933
Convertible debt - equity (Note 10)		4,373		-
Shares committed for issuance (Note 10)		-		24,000
Reserves		312,795		67,454
Deficit		(3,283,342)		(2,244,022)
Total shareholders' equity (deficit)		(529,499)		(105,635)
Total liabilities and shareholders' equity (deficit)		$89,556		$49,392
Nature of Operations and Going Concern (Note 1)
Commitments (Note 12)
EEvents After the Reporting Period (Note 16)

Approved on behalf of the Board of Directors on April 19, 2017

"Kevin Bottomley"	Director	"Darcy Bomford"		Director

The accompanying notes are an integral part of these consolidated financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars)

	Year Ended March 31, 2016	Year Ended March 31, 2015

Sales	$37,330	$-
Cost of sales	26,117	-
	$11,213	$-
Operating expenditures

Accounting and legal (Note 9)	$158,899	$315,742
Accretion (Note 10)	3,187	-
Administrative and office (Note 9)	181,641	145,907
Advertising and marketing	207,511	55,345
Consulting fees	142,848	164,880
Depreciation (Note 8)	3,091	1,099
Directors' fees (Note 9)	7,500	4,480
Management fees (Note 9)	60,000	50,000
Research	24,152	34,481
Share-based compensation (Notes 9 & 10)	245,341	22,254
Total operating expenditures	(1,034,170)	(794,188)

Foreign exchange loss	(7,970)	(266)
Loss on debt settlement (Note 10)	(15,304)	-
Gain on debt forgiveness	8,992	-
Inventory obsolescence (Note 6)	(2,081)	-
Listing expense (Note 5)	-	(49,949)
Transaction costs (Note 4)	-	(1,322,402)

Loss and comprehensive loss for the year	$(1,039,320)	$(2,166,805)

Loss per common share - basic and diluted	$(0.03)	$(0.07)
Weighted average number of common shares outstanding - basic and diluted	39,515,639	31,654,820

The accompanying notes are an integral part of these consolidated financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Consolidated Statements of Changes in Shareholders' Equity (Deficit)

(Expressed in Canadian dollars)

	Number of Shares	Shares Committed For Issuance	Share Capital	Convertible Debt - Equity	Reserves	Deficit	Total Shareholders' Equity (Deficit)

Balance, March 31, 2014	382	$ -	$ 12	$ -	$ -	$ (77,217)	$ (77,205)
Shares issued for debt settlement	2,499,618	-	78,616	-	-	-	78,616
Share restructuring - TL Medicine	(2,500,000)	-	-	-	-	-	-
Share restructuring - TL Investments	350,000	-	-	-	-	-	-
Shares issued pursuant to Share Exchange	25,000,000	-	1,250,000	-	-	-	1,250,000
Finder's shares issued on acquisition of TL Medicine Inc.	550,000	-	27,500	-	-	-	27,500
Private placements, net of share issue costs	11,856,663	-	660,805	-	45,200	-	706,005
Share issued pursuant to Plan of Arrangement	355,000	-	53,250	-	-	-	53,250
Share restructuring - TL Investments	(38,111,663)	-	-	-	-	-	-
Share restructuring -TL Medicine International	38,111,663	-	-	-	-	-	-
Cancellation of shares	(155,000)		(23,250)	-	-	-	(23,250)
Shares committed for issuance	-	24,000	-	-	-	-	24,000
Share-based compensation	-	-	-	-	22,254	-	22,254
Loss for the year	-	-	-	-	-	(2,166,805)	(2,166,805)
Balance, March 31, 2015	37,956,663	24,000	2,046,933	-	67,454	(2,244,022)	(105,635)
Shares issued for past consulting services	240,000	(24,000)	33,600	-	-	-	9,600
Convertible debt	-	-	-	4,373	-	-	4,373
Shares issued for debt settlement	219,333	-	29,146	-	-	-	29,146
Private placements, net of share issue costs	3,555,953	-	326,996	-	-	-	326,996
Share-based compensation	-	-	-	-	245,341	-	245,341
Loss for the year	-	-	-	-	-	(1,039,320)	(1,039,320)
Balance, March 31, 2016	41,971,949	$ -	$ 2,436,675	$ 4,373	$ 312,795	$ (3,283,342)	$ (529,499)

The accompanying notes are an integral part of these consolidated financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Consolidated Statements of Cash Flow

(Expressed in Canadian dollars)

	Year Ended March 31, 2016	Year Ended March 31, 2015

Operating activities

Loss for the year	$(1,039,320)	$(2,166,805)

Items not affecting cash:
Depreciation	3,091	1,099
Accretion expenses	3,187	-
Share-based compensation	245,341	22,254
Loss on debt settlement	15,304	-
Gain on debt forgiveness	(8,992)	-
Inventory obsolescence	2,081	-
Shares issued for consulting	9,600	24,000
Listing expense	-	30,000
Transaction costs	-	1,322,402

Changes in non-cash working capital items:
Prepaid expenses	(3,792)	250
Accounts payable and accrued liabilities	286,782	73,730
Due to related parties	137,615	34,093
Inventories	(23,056)	-
Receivables	(12,925)	-

Net cash used in operating activities	$(385,084)	$(658,977)

Investing activities

Purchase of capital assets	(3,501)	(9,405
Intangible asset costs	(35,008)	-

Net cash used in investing activities	(38,509)	(9,405

Financing activities

Proceeds from issuance of share capital	334,625	745,500
Share issue costs	(4,581)	(39,495)
Proceeds from issuance of convertible debt	60,000	-

Net cash provided by financing activities	390,044	706,005

Change in cash for the year	(33,549)	37,623

Cash (bank indebtedness), beginning of the year	37,286	(337)

Cash, end of the year	$3,737	$37,286

Supplemental disclosure with respect to cash flow (Note 13)

The accompanying notes are an integral part of these consolidated financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016

(Expressed in Canadian dollars)

1.         NATURE OF OPERATIONS AND GOING CONCERN

True Leaf Medicine International Ltd. (the "Company") was incorporated under the Business Corporations Act of the Province of British Columbia on June 9, 2014 and is the legal parent of True Leaf Investments Corp. ("TL Investments"), True Leaf Medicine Inc. ("TL Medicine") and True Leaf Pet Inc. ("TL Pet"). TL Investments, TL Medicine and TL Pet were all incorporated under the Business Corporations Act of the Province of British Columbia on March 26, 2014, July 4, 2013 and November 18, 2015 respectively. The Company's head office and registered office is located at Suite 1820, 925 West Georgia Street, Vancouver, BC V6C 3L2.

On May 23, 2014, TL Investments completed a Share Exchange Agreement with TL Medicine in which TL Investments issued 25,000,000 common shares valued at $1,250,000 for all of the outstanding common shares of TL Medicine (Note 4). The Share Exchange Agreement constituted a reverse takeover, with the sole shareholder of TL Medicine acquiring a control position in TL Investments.

On February 2, 2015, the Company executed a Plan of Arrangement as further described in Note 5. The Plan of Arrangement constituted a reverse takeover, with the shareholders of TL Investments acquiring a control position in the Company. As a result of the Plan of Arrangement, the consolidated financial statements have been presented as a continuation of TL Medicine. On February 9, 2015, the Company began trading on the Canadian Securities Exchange (the "CSE") under the symbol "MJ".

The Company, through TL Medicine, is seeking to become a licensed producer of medical marijuana under Canada's Marihuana for Medical Purposes Regulations ("MMPR") program administered by Health Canada. As at March 31, 2016, the Company does not have a license with the MMPR and no products are in commercial production or use. The Company has not been granted an MMPR license and will be required to satisfy additional obligations in order to qualify including the completion of a compliant facility on a parcel of leased land in Lumby, British Columbia. There is a significant risk that the Company will not receive an MMPR license, thus rendering the Company unable to proceed with its business model. The Company continues to work diligently to comply with all of the requirements of Health Canada.

As the Company awaits approval of its license application from Health Canada it is looking at new opportunities with hemp-based nutrition for pets. TL Pet has entered the Canadian market and is planning to enter the US natural pet product market with a product line consisting of hemp-based functional chews and supplemental products for pets.

(a)     Going Concern

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. For the year ended March 31, 2016, the Company incurred a loss of $1,039,320 and has earned $37,330 in revenues since inception, all of which was associated with the Company`s TL Pet operations during the current year. The continued operations of the Company are dependent on its ability to generate future cash flows or obtain additional funding through private placement financings. Management is of the opinion that it does not have sufficient working capital to fund future operations and will require external financing. There is a risk that financing will not be available on a timely basis or on terms acceptable to the Company. These material uncertainties may cast significant doubt on the Company's ability to continue as a going concern.

These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

2.         BASIS OF PREPARATION

(a)     Statement of Compliance

These consolidated financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC"). These consolidated financial statements were authorized for issue by its Directors on April 19, 2017.

(b)     Principles of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its controlled subsidiaries.  Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities.  The consolidated financial statements include the accounts of the Company and its direct wholly-owned Canadian subsidiaries: TL Investments, TL Medicine and TL Pet. All significant intercompany transactions and balances have been eliminated on consolidation.

(c)     Basis of Measurement and Use of Estimates

The consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments which are measured at fair value. All amounts on the consolidated financial statements are presented in Canadian dollars which is the functional currency of the Company and its subsidiaries.

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the period. These estimates are, by their nature, uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the reporting date that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

(i)       Share-based payments and compensation

The Company has applied estimates with respect to the valuation of shares issued for non-cash consideration and shares determined to have been issued at a discount. Shares are valued at the fair value of the equity instruments granted at the date the Company receives the goods or services.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

2.        BASIS OF PREPARATION (cont'd...)

(i)       Share-based payments and compensation (cont'd...)

Prior to listing on the Exchange, the Company estimated the fair value of shares issued with reference to private placements with arm's length parties. The Company continues to be thinly traded and will continue this basis for measurement until such time that an active market is established for the Company's equity.

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share- based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

(ii)        Income taxes

The determination of income tax is inherently complex and requires making certain estimates and assumptions about future events. While income tax filings are subject to audits and reassessments, the Company has adequately provided for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in the Company's provision for income taxes.

3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial instruments

Financial instruments consist of financial assets and financial liabilities and are initially recognized at fair value net of transaction costs, if applicable. Measurement in subsequent periods depends on whether the financial instrument has been classified as "fair value through profit or loss," "loans and receivables," "available-for-sale," "held-to-maturity," or "other financial liabilities" as follows:

(i) Financial assets

Financial assets classified as fair value through profit or loss are measured at fair value with unrealized gains and losses recognized in net loss for the period in which such gains or losses occur. The Company's cash and marketable securities are classified as fair value through profit or loss.

Financial assets classified as loans and receivables and held-to-maturity are measured at amortized cost using the effective interest rate method. Under this method, all cash flows from these instruments are discounted, where material, to their present value.  Over time, this present value is accreted to the future value of remaining cash flows, and this accretion is recorded as interest income. Certain of the Company's receivables are classified as loans and receivables and no financial assets have been classified as held-to-maturity.

Financial assets classified as available-for-sale are measured at fair value with unrealized gains and losses recognized in other comprehensive income except for losses in value that are considered other than temporary. Upon disposal of an available-for-sale financial asset, any accumulated other comprehensive income or loss at the time of disposal is recognized in profit or loss. The Company does not hold any financial assets that have been classified as available-for-sale by the Company.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Financial instruments (cont'd...)

Transaction costs associated with fair value through profit or loss financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

The Company assesses, at each reporting date, whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or group of financial assets.

ii) Financial liabilities

Financial liabilities classified as other financial liabilities are initially recognized at fair value less directly attributable transaction costs. After initial recognition, other financial liabilities are subsequently measured at amortized cost using the effective interest rate method. The effective interest rate method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. The Company's accounts payable and accrued liabilities, debt component of convertible debt and amounts due to related parties are classified as other financial liabilities.

             Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and/or with original maturities of three months or less. As at March 31, 2016 and 2015, the Company did not hold any cash equivalents.

            Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares, warrants and stock options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash are valued based on their market value at the date the shares are issued.

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Share capital (cont'd…)

The Company considers the fair value of common shares issued in the private placements to be the more easily measurable component and the common shares are valued at their estimated fair value. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as reserves.

Share-based payments

The Company has a stock option plan that provides for the granting of options to Officers, Directors, related company employees and consultants to acquire shares of the Company.  The fair value of the options is measured on grant date and is recognized as an expense with a corresponding increase in reserves as the options vest.

Options granted to employees and others providing similar services are measured at grant date at the fair value of the instruments issued.  Fair value is determined using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted.  The amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest.   Each tranche in an award with graded vesting is considered a separate grant with a different vesting date and fair value. Each grant is accounted for on that basis.

Options granted to non-employees are measured at the fair value of the goods or services received, unless that fair value cannot be estimated reliably, in which case the fair value of the equity instruments issued is used.  The value of the goods or services is recorded at the earlier of the vesting date, or the date the goods or services are received.

On vesting, share-based payments are recorded as an operating expense and as reserves.  When options are exercised the consideration received is recorded as share capital.  In addition, the related share-based payments originally recorded as reserves are transferred to share capital.  When an option is cancelled or expires, the initial recorded value is reversed and charged to reserves.

    Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable.  The Company recognizes revenue when the risks and rewards of ownership have been transferred to the buyer, the amount of revenue can be measured reliably and it is probable that future economic benefits will flow to the entity. The Company does not sell any of its current products on a consignment basis.

    Earnings (loss) per share

The Company presents basic and diluted earnings (loss) per share ("EPS") data for its common shares, calculated by dividing the profit or loss attributable to equity shareholders of the Company by the weighted average number of common shares issued and outstanding during the period.  Diluted EPS is calculated by adjusting the profit or loss attributable to equity shareholders and the weighted average number of common shares outstanding for the effects of all potentially dilutive common shares.  The calculation of diluted EPS assumes that the proceeds to be received on the exercise of dilutive stock options and warrants are used to repurchase common shares at the average market price during the period.  For the periods presented, the calculation proved to be anti-dilutive as the Company was in a loss position.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

    Income taxes

Income tax expense consists of current and deferred tax expense.  Income tax expense is recognized in the statement of loss and comprehensive loss.  Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous periods.

Deferred tax assets and liabilities are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs. A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.  To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced.

            Inventories

Inventories include finished goods and supplies in respect of hemp-based nutrition for pets. The classification of inventories is determined by the stage in the manufacturing process. Finished goods inventories are valued based on the lower of actual production costs incurred or estimated net realizable value. Production costs include all direct manufacturing costs, freight, labour and other. Supplies are valued at the lower of average cost or net realizable value. If carrying value exceeds net realizable amount, a write-down is recognized. The write-down may be reversed in a subsequent period if the circumstances which caused it no longer exist.

Capital assets

Capital assets are carried at cost, less accumulated depreciation and accumulated impairment losses. Depreciation is recognized using the straight-line method at the following rates:

Office equipment - 5 years

Website costs - 3 years

Costs incurred toward the construction of a research facility on the Company's leased land will be deferred and capitalized until the facility is considered substantially complete and ready for use.

The Company's capital assets are reviewed for an indication of impairment at the end of each reporting period. If an indication of impairment exists, the asset's recoverable amount is estimated. Impairment losses are recognized in profit or loss. An impairment loss is reversed if there is an indication that there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

3.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Intangible asset

The Company owns an intangible asset consisting of costs associated with the acquisition of a trademark. Intangible assets are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures are recognized in profit or loss as incurred. The Company does not hold any intangible assets with indefinite lives.

Provisions

Provisions are recorded when a present legal, statutory or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, if the effect is material, its carrying amount is the present value of those cash flows.

New standards not yet adopted

During the year ended March 31, 2016, there were no new IFRS or IAS accounting standards that became effective that had a material impact on the Company's consolidated financial statements. There are however a number of new standards and amendments to existing standards effective in future periods.

The following may impact the reporting and disclosures of the Company:

  Amendment to IFRS 7 Financial Instruments - Disclosures Changes were made to the offsetting of certain interim disclosures and the effective date is April 1, 2016.
  Amendment to IAS 34 - Interim Financial Reporting Changes were made to clarifying the reporting of redundant information and the effective date is April 1, 2016.
  New standard IFRS 9 "Financial Instruments" This new standard is a partial replacement of IAS 39 Financial Instruments: Recognition and Measurement. This new standard is tentatively effective for annual periods beginning on or after January 1, 2018.

The Company has not early adopted the amended and new standards and is currently assessing the impact that these standards will have on its consolidated financial statements.

4.         SHARE EXCHANGE AGREEMENT

On May 23, 2014, pursuant to the terms of the Share Exchange Agreement (the "Agreement"), TL Investments acquired 100% of the issued and outstanding capital stock of TL Medicine by issuing 25,000,000 common shares representing one common share of TL Investments for every ten common shares of TL Medicine.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

4.         SHARE EXCHANGE AGREEMENT (cont'd…)

As a result of the Agreement, the former shareholder of TL Medicine (for accounting purposes) is considered to have acquired control of TL Investments. Accordingly, the Agreement has been accounted for as a reverse takeover. As TL Investments did not meet the definition of a business the transaction was accounted for as a purchase of the net assets (liabilities) of TL Investments. The net purchase price was determined as an equity settled share-based payment under IFRS 2, Share-based Payment. As TL Medicine is deemed to be the acquirer for accounting purposes, its assets and liabilities and operations since incorporation on July 4, 2013 are included in the consolidated financial statements at their historical carrying value. The consolidated financial statements are a continuation of TL Medicine in accordance with accounting standards. TL Investments' results of operations are included from May 23, 2014 onwards.

At the time of the execution of the Agreement, TL Investments was in a net liability position as follows:

As at May 23, 2014

Cash	$ 44,979
Funds held in trust	177,124
Receivables	30,000
Accounts payable and accrued liabilities	(5,000)
Other liabilities	(292,005)
Net liabilities	$ (44,902)

On completion of the Agreement, TL Medicine recognized transaction costs of $1,322,402 associated with the acquisition of TL Investments, representing the fair value of the 25,000,000 common shares issued ($1,250,000), 550,000 common shares valued at $27,500 issued as finders' shares, as well as the net liabilities assumed on execution of the Agreement.

5.         PLAN OF ARRANGEMENT

In June 2014, the Company entered into a Plan of Arrangement (the "Arrangement") with Noor Energy Corporation ("Noor"), which was the former parent of the Company, and TL Investments for the purpose of becoming a publicly traded entity. The Arrangement was executed on February 2, 2015. Pursuant to the terms of the Arrangement:

(i)         TL Investments purchased all the issued and outstanding shares of the Company (the "Purchase Shares") from Noor for consideration of $20,000 (paid);

(ii)        The Company acquired all of the 37,083,330 outstanding shares of TL Investments from the TL Investments shareholders through a 1-for-1 share exchange;

(iii)       Noor issued 5,000 of its common shares to the Company and received in exchange 355,000 common shares of the Company (the "Distribution Shares");

(iv)       The Distribution Shares were distributed as dividends to Noor's shareholders on a pro rata basis; and

(v)        The Purchase Shares were then cancelled.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

5.       PLAN OF ARRANGEMENT (cont'd…)

As a result of the Arrangement, the former shareholders of TL Investments (for accounting purposes) are considered to have acquired control of the Company. Accordingly, the Arrangement has been accounted for as a reverse takeover. As the Company did not meet the definition of a business, the transaction was accounted for as a purchase of the net assets of the Company. The net purchase price was determined as an equity settled share-based payment under IFRS 2, Share-based Payment. TL Medicine is deemed to be the acquirer for accounting purposes. The consolidated financial statements are a continuation of TL Medicine in accordance with accounting standards. The Company's results of operations are included from February 2, 2015 onwards. At the time of the execution of the Arrangement, the Company had net assets totaling $1 consisting of a nominal cash balance with no other assets or liabilities.

The listing expense of $49,949 was determined as follows:

(i)         Number of common shares of TL Investments held by former TL Investments shareholders outstanding prior to the RTO was 37,083,330 or 99.97% of the combined entity.

(ii)        Number of outstanding shares of the Company prior to the RTO is determined to be 10,000 or 0.03% of the combined entity.

(iii)       Estimated fair value of TL Investments being $5,562,500 based on the financing price of $0.15 per common share being completed concurrently with the RTO being executed. The Company had a fair value of $1,500 under these measurements.

(iv)       The difference between the fair value of the 200,000 shares (net of 155,000 shares subsequently returned to treasury and cancelled) issued ($30,000) being the consideration paid and the estimated fair value of the net assets of the Company of $1, in addition to the payment made to the Noor shareholders of $20,000 (net of the fair value of the 5,000 common shares of Noor that were received of $50), amounts to a listing expense of $49,949.

Upon issuance of the Distribution Shares, 155,000 shares were returned to treasury and immediately cancelled in accordance with the Arrangement.

6.         RECEIVABLES AND INVENTORIES

                Receivables

	March 31, 2016	March 31, 2015
Trade receivables	$ 10,259	$ -
Goods and services tax receivable	2,666	-
	$ 12,925	$ -

Trade receivables are non-interest bearing and are due within 30 days. As at March 31, 2016, the Company did not have any trade receivables that were past due. The Company's allowance for doubtful accounts at March 31, 2016 was $nil (2015 - $nil).

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

6.         RECEIVABLES AND INVENTORIES (cont'd…)

During the year ended March 31, 2016, revenues from the two largest customers amounted to 96.57% of total sales. As at March 31, 2016, these two customers amounted to 99.9% of total trade receivables.

            Inventories

	March 31, 2016	March 31, 2015
Finished goods	$ 7,479	$ -
Goods and services tax receivable	14,099	-
	$ 21,578	$ -

During the year ended March 31, 2016, the Company wrote off $2,081 (2015 - $nil) associated with inventory obsolescence.

7.         MARKETABLE SECURITIES

             In connection with the Arrangement (Note 5), the Company received 5,000 common shares of Noor Energy Corporation valued at $0.01 per share.

8.         CAPITAL ASSETS

Cost:	Website	Office Equipment	Total

Balance, March 31, 2014	$ -	$ -	$ -
Additions	7,300	2,105	9,405
Balance, March 31, 2015	7,300	2,105	9,405
Additions	3,501	-	3,501
Balance, March 31, 2016	$ 10,801	$ 2,105	$ 12,906
Accumulated depreciation:
Balance, March 31, 2014	$ -	$ -	$ -
Depreciation for the year	957	142	1,099
Balance, March 31, 2015	957	142	1,099
Depreciation for the year	2,698	393	3,091
Balance, March 31, 2016	$ 3,655	$ 535	$ 4,190
Net book values:
As at March 31, 2015	$ 6,343	$ 1,963	$ 8,306
As at March 31, 2016	$ 7,146	$ 1,570	$ 8,716

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

9.        RELATED PARTY BALANCES AND TRANSACTIONS

During the year ended March 31, 2016, the Company:

1.   Paid or accrued a total of $60,000 (2015 - $50,000) to its Chief Executive Officer for management fees;

2.   Paid or accrued a total of $30,000 (2015 - $nil) to a company controlled by its Chief Executive Officer for rent;

3.   Paid or accrued a total of $9,558 (2015 - $nil) to a company controlled by its Chief Executive Officer for costs associated with supplies inventory;

4.   Paid or accrued a total of $24,000 (2015 - $24,000) to its Chief Financial Officer for accounting fees; and

5.   Paid or accrued a total of $7,500 (2015 - $4,480) in directors' fees.

As at March 31, 2016, the Company is indebted to its Chief Executive Officer (including companies controlled by its Chief Executive Officer) in the amount of $143,648 (2015 - $23,033) for management fees and expenses paid on the Company's behalf, its Chief Financial Officer in the amount of $14,000 (2015 - $2,000) for accounting fees and expenses paid on the Company's behalf and $12,060 (2015 - $7,060) in director's fees and expense reimbursement to the Company's other directors. The amounts are unsecured, non-interest bearing with no scheduled terms of repayment.

On March 19, 2015, the Company granted a total of 3,750,000 stock options, 2,000,000 of which were to directors and officers of the Company having a fair value of $121,653.  During the year ended March 31, 2016, the Company recognized $109,784 (2015 - $11,869) in share-based compensation expense associated with the stock options granted to related parties.

10.      SHARE CAPITAL

Authorized:

Unlimited              Common voting shares with no par value

Unlimited              Preferred non-voting shares with no par value

Issued:

The Company had the following share capital transactions during the year ended March 31, 2015:

1.   On April 22, 2014, the Company issued 2,499,618 common shares to its sole shareholder to settle debt totaling $78,616.

2.  On April 24, 2014, the Company completed a private placement by issuing 2,950,000 common shares at a price of $0.01 per share for gross proceeds of $29,500.

3.   On May 6, 2014, the Company completed a private placement by issuing 1,666,666 units at a price of $0.03 per unit for gross proceeds of $50,000. Each unit is comprised of one common share and one share purchase warrant. Each warrant is exercisable into an additional common share at $0.20 per share for a period of two years. No value was assigned to the warrants issued as part of the unit offering completed.

4.   On May 23, 2014, the Company issued 25,000,000 common shares with a fair value of $1,250,000 in accordance with the Share Exchange Agreement described in Note 4. The Company also issued 550,000 common shares with a fair value of $27,500 as finder's shares associated with the Agreement.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

10.          SHARE CAPITAL (cont'd…)

5.   On May 25, 2014, the Company completed a private placement by issuing 4,200,000 units at a price of $0.05 per unit for gross proceeds of $210,000. Each unit is comprised of one common share and one share purchase warrant. Each warrant is exercisable into an additional common share at $0.20 per share for a period of two years. No value was assigned to the warrants issued as part of the unit offering completed.

6.   On June 24, 2014, the Company completed a private placement by issuing 1,420,000 units at a price of $0.25 per unit for gross proceeds of $355,000. Each unit is comprised of one common share and one half of one share purchase warrant. Each whole warrant is exercisable into an additional common share at $0.40 per share for a period of two years. No value was assigned to the warrants issued as part of the unit offering completed. The Company incurred cash share issue costs of $33,645 associated with this private placement and issued 142,000 broker's warrants exercisable into common shares of the Company at a price of $0.25 for a period of two years. The fair value of the warrants was estimated at $21,600 using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 120%, risk-free rate of 1.21% and expected dividends of $nil.

7.   On October 23, 2014, the Company adjusted the pricing on the unit offering completed on June 24, 2014, whereby the Company reduced the subscription price from $0.25 to $0.15. Accordingly, the Company issued an additional 946,664 units to the subscribers, and adjusted the exercise price of all warrants attached to the subscriber units from $0.40 to $0.25 while extending the expiration date to October 23, 2016. The Company also issued an additional 94,661 broker's warrants, reduced the exercise price from $0.25 to $0.15 and extended the expiration date to October 23, 2016. The Company recorded an additional share issue cost of $20,000 associated with the revision to the terms of the broker's warrants, using the Black-Scholes option pricing model with the following revised assumptions: term of 2 years, expected volatility of 120%, risk-free rate of 1.21% and expected dividends of $nil.

8.   On February 2, 2015, the Company completed a private placement by issuing 673,333 units at a price of $0.15 per unit for gross proceeds of $101,000. Each unit is comprised of one common share and one half of one share purchase warrant. Each whole warrant is exercisable into an additional common share at $0.25 per share for a period of two years. No value was assigned to the warrants issued as part of the unit offering completed. The Company incurred cash share issue costs of $5,850 associated with this private placement and issued 39,000 broker's warrants exercisable into common shares of the Company at a price of $0.15 for a period of two years. The fair value of the warrants was estimated at $3,600 using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 120%, risk-free rate of 1.15% and expected dividends of $nil.

9.   On February 2, 2015, the Company issued 355,000 common shares with a fair value of $53,250 in accordance with the Plan of Arrangement described in Note 5. 155,000 of these shares (with a fair value of $23,250) were subsequently returned to treasury and cancelled.

The Company had the following share capital transactions during the year ended March 31, 2016:

1.   On August 11, 2015, the Company completed a private placement by issuing 1,550,000 units at a price of    $0.08 per unit for gross proceeds of $124,000. Each unit is comprised of one common share and one   share purchase warrant. Each warrant is exercisable into an additional common share at $0.15 per share for a period of two years. No value was assigned to the warrants issued as part of the unit offering completed. The Company incurred $3,048 in share issue costs associated with this financing.

2.   On September 24, 2015, the Company issued 240,000 common shares with a fair value of $33,600 for past consulting services provided. An amount of $24,000 had been accrued as a commitment to issue shares as at March 31, 2015, with the difference of $9,600 being attributable to the change in fair value as of the date of issuance.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

10.       SHARE CAPITAL (cont'd…)

3.   On January 18, 2016, the Company closed a private placement of 2,005,953 units at a price of $0.105 per unit for gross proceeds of $210,625. Each unit is comprised of one common share and one half of one share purchase warrant. Each whole warrant is exercisable to purchase one additional common share of the Company at an exercise price of $ 0.15 per share for a period of two years from the issuance date. No value was assigned to the warrants issued as part of the unit offering completed. The Company incurred $4,581 in share issue costs associated with this financing.

4.   During the year ended March 31, 2016, the Company issued a total of 219,333 common shares with an aggregate value of $29,146 pursuant to debt settlement agreements with various vendors. The Company recognized a loss on debt settlement of $15,304 in association with the settlement agreements.

Convertible debt

On October 30, 2015, the Company entered into a convertible debt agreement with First Pacific Enterprises Inc. ("First Pacific"), pursuant to which First Pacific loaned the Company a total of $60,000. First Pacific is a company controlled by the Company's Chief Executive Officer. The loan is due on April 30, 2016 and bears interest at a rate of 10% per annum. First Pacific has the right to convert all or any portion of the loan and interest into units of the Company at a conversion price of $0.105 per unit. Each unit would consist of one common share of the Company and one half of one share purchase warrant, with each full warrant being exercisable into an additional common share of the Company at a price of $0.15 for a period of two years. During the year ended March 31, 2016, the Company recognized $3,187 (2015 - $nil) in accretion expense associated with the liability component of the convertible debt.

The loan was converted subsequent to the year ended March 31, 2016 (Note 16).

      Warrants

       Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price
Balance, March 31, 2014	-	$ -

Warrants and broker warrants issued	7,662,327	0.21
Balance, March 31, 2015	7,662,327	0.21

Warrants and broker warrants issued	2,552,977	0.15
Balance, March 31, 2016	10,215,304	$ 0.19

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

10.        SHARE CAPITAL (cont'd…)

        As at March 31, 2016 the following warrants are outstanding:

	Number	Exercise
	of Warrants	Price ( $ )	Expiry Date

Warrants	1,666,666	0.20	May 6, 2016
Warrants	4,200,000	0.20	May 25, 2016
Warrants	1,183,333	0.25	October 23, 2016
Broker warrants	236,661	0.15	October 23, 2016
Warrants	336,667	0.25	February 2, 2017
Broker warrants	39,000	0.15	February 2, 2017
Warrants	1,550,000	0.15	August 11, 2017
Warrants	1,002,977	0.15	January 18, 2018
	10,215,304

* See Note 16 for subsequent event details

Stock options

             The Company has a stock option plan in place under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 5% (5% for individuals, 4% for consultants and 1% for investor relation consultants) of the issued and outstanding common stock of the Company in any twelve-month period.  Under the plan, the exercise price of each option is subject to a minimum exercise price of $0.10 and may not be less than the closing market price of the shares on the trading day immediately preceding the date of grant of the options. The options can be granted for a maximum term of 5 years and vest at the discretion of the board of directors.

       Stock option transactions are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Balance, March 31, 2014	-	$ -

Stock options granted	3,750,000	0.10
Balance, March 31, 2015	3,750,000	0.10

Stock options cancelled	(500,000)	0.10
Stock options granted	600,000	0.12
Balance, March 31, 2016	3,850,000	$ 0.10

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

10.        SHARE CAPITAL (cont'd…)

        As at March 31, 2016 the following stock options are outstanding and exercisable:

	Number	Exercise
	of Options	Price ($)	Expiry Date

Stock options	3,250,000	0.10	March 19, 2017
Stock options	500,000	0.12	February 17, 2018
Stock options	100,000	0.14	February 19, 2018
	3,850,000

* See Note 16 for subsequent event details

On March 19, 2015, the Company granted a total of 3,750,000 stock options to directors, officers and employees that vest on July 20, 2015. The stock options were valued at $228,100 ($0.061 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 120%, risk-free rate of 1.10% and expected dividends of $nil.

As of March 31, 2016, these stock options have fully vested. During the year ended March 31, 2016 the Company recognized a total of $205,846 (2015 - $22,254) in share-based compensation on a pro-rata basis associated with continued vesting of the options granted.

On February 17, 2016, the Company granted a total of 500,000 stock options to employees that vested on grant. The stock options were valued at $32,000 ($0.064 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 103%, risk-free rate of 0.48% and expected dividends of $nil. During the year ended March 31, 2016, the Company recognized the full amount of $32,000 in share-based compensation on grant.

On February 19, 2018, the Company granted a total of 100,000 stock options to a consultant that vested on grant. The stock options were valued at $7,495 ($0.075 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 103%, risk-free rate of 0.45% and expected dividends of $nil. During the year ended March 31, 2016, the Company recognized the full amount of $7,495 in share-based compensation on grant.

11.      FINANCIAL INSTRUMENTS, RISK AND CAPITAL MANAGEMENT

Fair Value

Financial instruments recorded at fair value on the consolidated statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

a)       Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

b)       Level 2 - Inputs other than quoted prices that are observable for assets or liabilities, either directly or indirectly; and

c)       Level 3 - Inputs for assets and liabilities that are not based on observable market data.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

11.       FINANCIAL INSTRUMENTS, RISK AND CAPITAL MANAGEMENT (cont'd…)

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value. The carrying value of accounts payable and accrued liabilities and due to related parties approximates their fair value because of the short-term nature of these instruments.

The fair values of cash and marketable securities are measured based on level 1 inputs of the fair value hierarchy.

Risk

The Company is exposed to various risks through its financial instruments and has a risk management framework to monitor, evaluate and manage these risks. The following analysis provides information about the Company's risk exposure and concentration as of March 31, 2016:

Credit risk

Credit risk refers to the risk that another entity will default on its contractual obligations which will result in a loss for the Company. At March 31, 2016, the Company's maximum exposure to credit risk was the carrying value of cash. The Company limits its credit exposure on cash by holding its deposits mainly with Canadian chartered banks.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting future obligations with financial liabilities. The Company is exposed to this risk mainly in respect to finance future growth. As at March 31, 2016, the Company has cash of $3,737 to settle current liabilities of $619,055.

Currency risk

The Company is not exposed to any currency risk as of March 31, 2016.

Interest rate risk

             Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risk from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities. The Company is not at risk as of March 31, 2016.

Capital Management

The Company's capital includes share capital and the accumulated deficit.  The Company's objectives when managing capital are to safeguard the entity's ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. The Company may issue new shares in order to meet its financial obligations. The Company has not changed its approach to capital management during the year ended March 31, 2016.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

12.       COMMITMENTS

             The Company has the following commitments as of March 31, 2016:

1.   On May 1, 2014, the Company entered into a contractual agreement with its Chief Executive Officer whereby the Company will pay or accrue $5,000 per month for management fees. The agreement has no specified term.

2.    On May 20, 2014, the Company entered into a contractual agreement with its Chief Financial Officer whereby the Company will pay or accrue $2,000 per month for accounting and financial reporting services rendered for an initial term of 2 years. Subsequent to March 31, 2016, the Company is negotiating the terms of a new agreement with its Chief Financial Officer, and continues to accrue $2,000 per month in line with the original agreement.

3.   On March 27, 2014, the Company entered into an agreement to lease a property located in Lumby, British Columbia for purposes of its future medical marijuana production. The option agreement has an initial term of 1 year at a rate of $2,000 per month commencing April 1, 2014. The owner of the property has the right to cancel the option to lease within 30 days' notice if no significant progress or feedback is shown in regards to the Company's medical marijuana license application.

4.   On January 1, 2016, the Company entered into a verbal consulting agreement with its Controller whereby the Company will pay or accrue a maximum of $5,000 per month for accounting and financial reporting services rendered. The agreement has no specified term.

6.   On February 9, 2016 the Company entered into an agreement with CP Network Consoltoria Empresarial LTDA ("Capital Pros") whereby Capital Pros will provide the Company with business advisory services which will include a review of business documentation and an introduction to capital sources for the purpose of obtaining up to USD $ 5,000,000 of invested capital for business expansion. The Company is committed to paying fees totaling USD $15,000, of which USD $10,000 will be paid in cash and USD $5,000 in common shares. In addition, the Company is committed to paying a success fee of 6% of the value received in cash from the proceeds of the capital raised. The agreement was terminated subsequent to the year ended March 31, 2016 (Note 16).

7.   On February 1, 2016, the Company (through TL Pet) entered into an agreement with Pet Horizons Ltd, UK ("Pet Horizons") whereby Pet Horizons will develop strategic plans to launch the TL Pet products in Europe for an initial term ending June 2019. The sales territory includes the European Union, Switzerland, Norway, as well as, central and eastern Europe including Russia, Ukraine and Belarus. Pursuant to the agreement, the Company will pay a fixed amount of $5,000 per month from February to April 2016 ($10,000 accrued as at March 31, 2016 and included in accounts payable and accrued liabilities) and $7,500 per month from May 2016 to June 2019. Once distributors for the products have been appointed, remuneration to Pet Horizons will be at the rate of a 7% commission for the year ended June 30, 2017 and for the second and third year of the agreement the commission will be reduced to 5%.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

13.       SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

The significant non-cash investing and financing activities during the year ended March 31, 2015 consisted of the following:

1.  The Company issued 2,499,618 shares to settle debt totaling $78,616.

2.  The Company issued 25,000,000 common shares with a value of $1,250,000 in accordance with a Share Exchange Agreement (Note 4). The Company also issued 550,000 common shares with a value of $27,500 as finders' fees associated with completion of the Share Exchange Agreement.

3.  The Company issued 200,000 shares (net of 155,000 returned to treasury and cancelled) with a value of $30,000 in accordance with a Plan of Arrangement Agreement (Note 5).

4.  The Company issued a total of 275,661 broker's warrants with a combined fair value of $45,200 pursuant to two financings completed.

The significant non-cash investing and financing activities during the year ended March 31, 2016 consisted of the following:

1.  The Company issued 219,333 shares to settle debt totaling $13,842.

2.  As at March 31, 2016, a total of $603 in inventory costs were included in accounts payable and accrued liabilities.

3.  As at March 31, 2016, a total of $3,048 in share issue costs were included in accounts payable and accrued liabilities.

The Company had no other non-cash investing or financing activities during the years ended March 31, 2016 or 2015.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

14.        INCOME TAXES (cont'd…)

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2016	2015

Loss for the year	$ (1,039,320)	$ (2,166,805)

Expected income tax expense (recovery)	$ (270,000)	$ (563,000)
Change in statutory tax rates and other	10,000	2,000
Change in statutory tax rates and other	64,000	363,000
Permanent differences Share issue costs	(10,000)	(10,000)
Change in unrecognized deductible temporary differences	206,000	208,000

Total income tax expense (recovery)	$ -	$ -

The significant components of the Company's deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2016	2015

Deferred tax assets (liabilities):
Share issue costs	$ 6,000	$ 6,000
Non-capital losses for future periods	433,000	226,000

	438,000	232,000
Unrecognized deferred tax assets	(438,000)	232,000

Net deferred tax assets	$ -	$ -

The significant components of the Company's temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2016	Expiry Date Range	2014	Expiry Date Range
Temporary differences:
Share issue costs	$ 24,000	2037 to 2039	$ 24,000	2036 to 2039
Capital assets	$ 4,000	No expiry date	$ -	No expiry date
Non-capital losses available for future periods	$ 1,656,000	2034 to 2036	$ 309,000	2034 to 2035

Tax attributes are subject to review, and potential adjustment, by tax authorities.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Consolidated Financial Statements
March 31, 2016
(Expressed in Canadian dollars)

15.     PROPOSED ACQUISITION AND INTANGIBLE ASSET

The Company had entered into a Right of First Refusal (the "Right") to match any offers received by the shareholders of Wodema Industries Ltd. ("Wodema") in regards to the purchase of all or any of the Wodema shares, for a 24-month period ending May 1, 2017. Wodema is a private company based out of Vernon, British Columbia that carries on business as a manufacturer and distributor of pet treats.  While Wodema and the Company discussed the possibility of Wodema manufacturing the Company's hemp based treats during fiscal 2016, it was agreed this was not a possibility because of the Company's volume and product specification requirements. Accordingly, the Company and Wodema have verbally agreed to terminate the Right as at March 31, 2016.

             Intangible Asset

During the year ended March 31, 2016, the Company incurred $35,008 in costs associated with acquiring a trademark for use in the pet treat segment of the Company's future operations. No amortization has been recorded for the year ended March 31, 2016, and the Company expects to incur additional costs associated with the trademark process.

16.    EVENTS AFTER THE REPORTING PERIOD

             Subsequent to the year ended March 31, 2016, the Company:

1.   Issued a total of 2,272,497 common shares pursuant to the exercise of share purchase warrants for total gross proceeds of $421,008.

2.   Issued a total of 2,590,000 common shares pursuant to the exercise of stock options for total gross proceeds of $264,000.

3.   Closed a private placement of 7,028,404 common shares at a price of $0.105 per share for gross proceeds of $737,982. The common shares are subject to a hold period of four months and one day from the date of their issuance.

4.   Issued a total of 2,229,843 common shares pursuant to debt settlement agreements with various vendors. The Company settled aggregate debt totaling $234,133 through issuance of the shares at a value of $0.105 per share.

5.   Closed a private placement of 1,040,666 common shares at a price of $0.15 per share for gross proceeds of $156,100. The common shares are subject to a hold period of four months and one day from the date of their issuance.

6.   Closed a private placement of 1,984,048 common shares at a price of $0.21 per share for gross proceeds of $416,650. The common shares are subject to a hold period of four months and one day from the date of their issuance.

7.   Terminated the agreement with Capital Pros (Note 12) and made a termination payment of USD $7,500.

8.   Incorporated a new subsidiary in Luxembourg, True Leaf Pet Europe LLC Sarl ("TL Pet Europe"), for business expansion of TL Pet operations into Europe. TL Pet Europe is 98% owned by TL Pet, with the remaining 2% being owned by the newly appointed operations manager in Luxembourg.

9.   Issued a total of 601,843 common shares and 300,921 share purchase warrants pursuant to the conversion of debt and interest (Note 10) owing on a loan from First Pacific.

10. Issued a total of 231,942 common shares pursuant to debt settlement agreements with various vendors. The Company settled aggregate debt totaling $46,708 through issuance of the shares at a value of $0.21 per share.

11. Entered into a purchase agreement with T.L.M. Development Ltd. to purchase certain assets making up the OregaPet line of pet products. Pursuant to the terms of the purchase agreement, the Company paid $100,000, issued a total of 476,190 common shares at a fair value of $100,000 ($0.21 per share) and a promissory note in the amount of $125,000.

12. Filed an Offering Statement with the Securities and Exchange Commission to conduct a $3,000,000 Regulation A+ securities offering in the United States and Canada.

Unaudited Consolidated Financial Statements for the Nine-Months
Ended December 31, 2016 and December 31, 2015

True Leaf Medicine International Ltd.

Condensed Consolidated Interim Financial Statements
For the Nine Months ended December , 2016 and December, 2015
(Unaudited - Prepared by Management)

(Expressed in Canadian dollars)

The accompanying unaudited condensed consolidated interim financial statements of True Leaf Medicine International Ltd. for the nine months ended December 31, 2016 and December 31, 2015 have been prepared by management and approved by the Audit Committee and the Board of Directors of the Company. These condensed interim financial statements have not been reviewed by the Company's external auditors.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Consolidated Statements of Financial Position
(Unaudited - Prepared by Management)

(Expressed in Canadian dollars)

	December 31, 2016		March 31, 2016

Assets

Current assets	$		$
Cash		262,866		3,737
Receivables (Note 6)		94,914		12,925
Inventories (Note 6)		435,507		21,578
Prepaid expenses		22,335		7,542
Total current assets		815,622		45,782

Non-current assets
Marketable securities (Note 7)		50		50
Capital assets (Note 8)		15,629		8,716
Intangible asset (Note 14)		120,475		35,008
Total assets		$951,776		$89,556

Liabilities and shareholders' equity (deficit)

Current liabilities
Accounts payable and accrued liabilities		$218,574		$390,931
Convertible debt - liability (Note 10)		-		58,416
Due to related parties (Note 9)		15,629		169,708
Promissory Note (payable)		120,475		-
Total liabilities		277,452		619,055

Non-Current liabilities
Promissory Note (payable)		74,142		-
Total liabilities		351,594		619,055

Shareholders' equity (deficit)

Share capital (Note 10)		4,698,917		2,436,675
Convertible debt - equity (Note 10)		-		4,373
Reserves		556,326		312,795
Deficit		(4,655,060)		(3,283,342)
Total shareholders' equity (deficit)		600,183		(529,499)
Total liabilities and shareholders' equity (deficit)		$951,776		$89,556
Nature of Operations and Going Concern (Note 1)

Events After the Reporting Period (Note 15)

Approved on behalf of the Board of Directors on February 28, 2017

"Kevin Bottomley"	Director	"Darcy Bomford"		Director

The accompanying notes are an integral part of these consolidated financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

(Unaudited - Prepared by Management)

(Expressed in Canadian dollars)

	For the Three		For the Nine
	Months Ended		Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015

Revenue	$144,390	$ 9,072	$272,276	$ 20,062
Cost of sales	(88,306)	(8,962)	(170,615)	(8,962)
	$56,084	$ 110	$101,661	$ 11,100
Operating Expenditures

Accounting and legal (Note 12)	$54,393	$ 17,823	$196,398	$ 106,622
Accretion expenses	-	2,238	-	2,238
Administrative and office	122,466	41,483	308,546	129,790
Advertising and marketing	112,835	41,483	308,546	129,790
Consulting fees	25,227	61,686	202,424	132,597
Management fees (Note 12)	15,000	14,899	45,000	45,000
Depreciation (Note 9)	773	773	2,318	2,318
Director's fees (Note 12)	1,875	1,875	5,625	5,625
Research	38,948	598	58,833	8,022
Share-based compensation (Note 12)	314,351	-	314,351	205,846
Total operating expenditures	(684,868)	(206,840)	(1,472,134)	(806,126)

Bargain purchase on acquisition of OregaPet (Note 4)	5,338	-	5,338	-
Foreign Exchange Loss	(215)	-	(6,912)	-

Loss and comprehensive loss for the period	$(623,661)	$(206,730)	$(1,371,718)	$(795,026)

Loss per common share - basic and diluted	$ (0.01)	$ (0.01)	$(0.03)	$ (0.02)
Weighted average number of common shares outstanding - basic and diluted	55,385,239	39,796,663	52,574,197	39,796,663

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.

Condensed Consolidated Interim Statements of Changes in Shareholders' Equity (Deficit)

(Unaudited - Prepared by Management)

(Expressed in Canadian dollars)

	Number of shares	Share Subscriptions Received	Shares Committed For Issuance	Share Capital	Convertible Debt - Equity	Reserves	Deficit	Total Shareholders' Equity (Deficit)

Balance, March 31, 2015	37,956,663	$ -	$ 24,000	$ 2,046,933	-	$ 67,454	$ (2,244,022)	$ (105,635)
Share subscriptions received	-	208,000	-	-	-	-	-	208,000
Shares issued for past consulting service	240,000	-	(24,000)	24,000	-	-	-	-
Shares issued for debt settlement	50,000	-	-	5,000	-	-	-	5,000
Convertible debt	-	-	-	-	4,373	-	-	4,373
Units issued for private placement	1,550,000	-	-	124,000	-	-	-	124,000
Share based compensation	-	-	-	-	-	205,846	-	205,846
Loss for the period	-	-	-	-	-	-	(795,026)	(795,026)
Balance, December 31, 2015	39,796,663	$ 208,000	$ -	$ 2,199,933	$ 4,373	$ 273,300	$ (3,039,048)	$(353,442)

Balance, March 31, 2016	41,971,949	$ -	$ -	$ 2,436,675	$ 4,373	$ 312,795	$(3,283,342)	$ 529,499)
Shares issued for debt settlement, net of share issuance costs	2,461,785	-	-	81,097	-	-	-	281,097
Shares issued on conversion of debt	601,843	-	-	63,193	(4,373)	-	-	58,820
Private placement, net of share issuance costs	9,012,452	-	-	1,142,658	-	-	-	1,142,658
Shares issued on exercise of warrants	2,813,163	-	-	554,674	-	(25,200)	-	529,474
Shares issued on exercise stock options	750,000	-	-	120,630	-	(45,620)	-	75,000
Shares issued for acquisition of OregaPet	476,190	-	-	100,000	-	-	-	100,000
Share based compensation	-	-	-	-	-	314,351	-	314,351
Loss for the period	-	-	-	-	-	-	(1,371,718)	(1,371,718)
Balance, December 31, 2016	54,346,536	$ -	$ -	$ 3,955,236	$ -	$ 262,376	$ (4,031,713)	$ 600,183

The accompanying notes are an integral part of these condensed consolidated interim financial statements

TRUE LEAF MEDICINE INTERNATIONAL LTD.

Condensed Consolidated Interim Statements of Cash Flows

(Unaudited - Prepared by Management)

(Expressed in Canadian dollars)

	Nine months ended December 31, 2016	Nine months ended December 31, 2015

Operating activities Loss for the period	$ (1,371,718)	$(795,026)
Items not affecting cash:
Depreciation	2,318	2,318
Accretion expenses	-	2,238
Share-based compensation	314,351	205,846
Bargain purchase on acquisition of OregaPet	(5,338)

Changes in non-cash working capital items:
Prepaid expenses	(14,793)	(51,640)
Accounts payable and accrued liabilities	(58,920)	280,315
Due to related parties	(18,860)	60,933
Inventories	(121,459)	-
Receivables	(81,989)	(10,251)

Net cash used in operating activities	(1,356,408)	(305,267)

Investing activities
Purchase of capital assets	(9,231)	(3,501)
Intangible asset costs	(20,620)	(29,688)
Purchase of OregaPet	(100,000)

Net cash used in investing activities	(129,851)	(33,189)

Financing activities
Proceeds from issuance of share capital	1,154,633	124,000
Proceeds from exercise of options	75,000	-
Proceeds from exercise of warrants	529,474	-
Share issue costs	(13,719)	-
Share subscriptions received	-	208,000
Convertible debt	-	60,000
Net cash provided by financing activities	1,745,388	392,000
Change in cash for the period	259,129	53,544
Cash, beginning of the period	3,737	37,286
Cash end of the period	$ 262,866	$90,830

Supplemental disclosure with respect to cash flows (Note 16)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

1. NATURE OF OPERATIONS AND GOING CONCERN

True Leaf Medicine International Ltd. (the "Company") was incorporated under the Business Corporations Act of the Province of British Columbia on June 9, 2014 and is the legal parent of True Leaf Investments Corp. ("TL Investments"), True Leaf Medicine Inc. ("TL Medicine"), True Leaf Pet Inc. ("TL Pet") and True Leaf Pet Europe LLC Sarl ("TL Pet Europe"). TL Investments, TL Medicine and TL Pet and were all incorporated under the Business Corporations Act of the Province of British Columbia on March 26, 2014, July 4, 2013 and November 18, 2015, TL Pet Europe was incorporated under the Business Corporation Act in Luxembourg on July 18, 2016 respectively. The Company's head office and registered office is located at Suite 1820, 925 West Georgia Street, Vancouver, BC V6C 3L2.

On May 23, 2014, TL Investments completed a Share Exchange Agreement with TL Medicine in which TL Investments issued 25,000,000 common shares valued at $1,250,000 for all of the outstanding common shares of TL Medicine (Note 5). The Share Exchange Agreement constituted a reverse takeover, with the sole shareholder of TL Medicine acquiring a control position in TL Investments.

On February 2, 2015, the Company executed a Plan of Arrangement as further described in Note 5. The Plan of Arrangement constituted a reverse takeover, with the shareholders of TL Investments acquiring a control position in the Company. As a result of the Plan of Arrangement, the consolidated financial statements have been presented as a continuation of TL Medicine. On February 9, 2015, the Company began trading on the Canadian Securities Exchange (the "CSE") under the symbol "MJ".

The Company, through TL Medicine, is seeking to become a licensed producer of medical marijuana under Canada's Marihuana for Medical Purposes Regulations ("MMPR") program administered by Health Canada. As at December 31, 2016, the Company does not have a license with the MMPR and no products are in commercial production or use. The Company has not been granted an MMPR license and will be required to satisfy additional obligations in order to qualify including the completion of a compliant facility on a parcel of leased land in Lumby, British Columbia. There is a significant risk that the Company will not receive an MMPR license, thus rendering the Company unable to proceed with its business model. The Company continues to work diligently to comply with all of the requirements of Health Canada.

As the Company awaits approval of its license application from Health Canada it is looking at new opportunities with hemp-based nutrition for pets and has entered the US, Canadian and European natural pet product market with a product line consisting of hemp-based functional chews and supplemental products for pets.

(a)Going Concern

These consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. For the nine month period ended December 31, 2016, the Company incurred a loss of $1,371,718 and has earned $272,276 (2015 - $20,062) in revenues. The continued operations of the Company are dependent on its ability to generate future cash flows or obtain additional funding through private placement financings. Management is of the opinion that it does not have sufficient working capital to fund future operations and will require external financing. There is a risk that financing will not be available on a timely basis or on terms acceptable to the Company. These material uncertainties may cast significant doubt on the Company's ability to continue as a going concern.

These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

2. BASIS OF PRESENTATION

(a) Statement of Compliance

These condensed consolidated interim financial statements have been prepared using accounting policies consistent with International Financial Reporting Standards ("IFRS") as issued by the International accounting Standards Board ("IASB") and interpretations of the International Financial Reporting Interpretations Committee ("IFRIC"), including International Accounting Standard 34, Interim Financial Reporting ("IAS 34").

These condensed consolidated interim financial statements follow the same accounting policies and methods of application as the Company's most recent annual financial statements and should be read in conjunction with the annual audited consolidated financial statements of the Company for the year ended March 31, 2016.

(b) Principles of consolidation

These consolidated financial statements incorporate the financial statements of the Company and its controlled subsidiaries. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The consolidated financial statements include the accounts of the Company and its direct wholly-owned Canadian subsidiaries: TL Investments, TL Medicine, TL Pet and TL Pet Europe. All significant intercompany transactions and balances have been eliminated on consolidation.

(c) Basis of Measurement and Use of Estimates

The consolidated financial statements have been prepared on a historical cost basis, except for certain financial instruments which are measured at fair value. All amounts on the consolidated financial statements are presented in Canadian dollars which is the functional currency of the Company and its subsidiaries, with the exception of TL Pet Europe which has a functional currency of the Euro.

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the period. These estimates are, by their nature, uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on current and future economic conditions and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Significant assumptions about the future and other sources of estimation uncertainty that management has made at the reporting date that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to, but are not limited to, the following:

(i) Share-based payments and compensation

The Company has applied estimates with respect to the valuation of shares issued for non-cash consideration and shares determined to have been issued at a discount. Shares are valued at the fair value of the equity instruments granted at the date the Company receives the goods or services.

Prior to listing on the CSE, the Company estimated the fair value of shares issued with reference to private placements with arm's length parties.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

2. BASIS OF PRESENTATION (continued)

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share- based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant.

(ii) Income taxes

The determination of income tax is inherently complex and requires making certain estimates and assumptions about future events. While income tax filings are subject to audits and reassessments, the Company has adequately provided for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in the Company's provision for income taxes.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial instruments

Financial instruments consist of financial assets and financial liabilities and are initially recognized at fair value net of transaction costs, if applicable. Measurement in subsequent periods depends on whether the financial instrument has been classified as "fair value through profit or loss," "loans and receivables," "available-for-sale," "held-to-maturity," or "financial liabilities measured at amortized cost" as follows:

(i) Financial assets

Financial assets classified as fair value through profit or loss are measured at fair value with unrealized gains and losses recognized in net loss for the period in which such gains or losses occur. The Company's cash and marketable securities are classified as fair value through profit or loss.

Financial assets classified as loans and receivables and held-to-maturity are measured at amortized cost using the effective interest rate method. Under this method, all cash flows from these instruments are discounted, where material, to their present value. Over time, this present value is accreted to the future value of remaining cash flows, and this accretion is recorded as interest income. The Company has classified its receivables as loans and receivables and no financial assets have been classified as held-to-maturity.

Financial assets classified as available-for-sale are measured at fair value with unrealized gains and losses recognized in other comprehensive income except for losses in value that are considered other than temporary. Upon disposal of an available-for-sale financial asset, any accumulated other comprehensive income or loss at the time of disposal is recognized in profit or loss. The Company does not hold any financial assets that have been classified as available-for-sale by the Company.

Transaction costs associated with fair value through profit or loss financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

The Company assesses, at each reporting date, whether there is objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset and that event has an impact on the estimated future cash flows of the financial asset or group of financial assets.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial instruments (cont'd...)

(ii) Financial liabilities

Financial liabilities classified as other financial liabilities are initially recognized at fair value less directly attributable transaction costs. After initial recognition, other financial liabilities are subsequently measured at amortized cost using the effective interest rate method. The effective interest rate method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period. The Company's accounts payable and accrued liabilities, and amounts due to related parties are classified as other financial liabilities.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and/or with original maturities of three months or less. As at December 31, 2016 and March 31, 2016, the Company did not hold any cash equivalents.

Share capital

Common shares are classified as equity. Transaction costs directly attributable to the issue of common shares, warrants and stock options are recognized as a deduction from equity, net of any tax effects. Common shares issued for consideration other than cash are valued based on their market value at the date the shares are issued.

The Company has adopted a residual value method with respect to the measurement of shares and warrants issued as private placement units. The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component. The Company considers the fair value of common shares issued in the private placements to be the more easily measurable component and the common shares are valued at their estimated fair value. The balance, if any, is allocated to the attached warrants. Any fair value attributed to the warrants is recorded as reserves.

Share-based payments

The Company has a stock option plan that provides for the granting of options to Officers, Directors, related company employees and consultants to acquire shares of the Company. The fair value of the options is measured on grant date and is recognized as an expense with a corresponding increase in reserves as the options vest.

Options granted to employees and others providing similar services are measured at grant date at the fair value of the instruments issued. Fair value is determined using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. The amount recognized as an expense is adjusted to reflect the actual number of share options that are expected to vest.  Each tranche in an award with graded vesting is considered a separate grant with a different vesting date and fair value. Each grant is accounted for on that basis.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-based payments (cont'd)

Options granted to non-employees are measured at the fair value of the goods or services received, unless that fair value cannot be estimated reliably, in which case the fair value of the equity instruments issued is used. The value of the goods or services is recorded at the earlier of the vesting date, or the date the goods or services are received.

On vesting, share-based payments are recorded as an operating expense and as reserves. When options are exercised the consideration received is recorded as share capital. In addition, the related share-based payments originally recorded as reserves are transferred to share capital. When an option is cancelled or expires, the initial recorded value is reversed and charged to reserves.

Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable. The Company recognizes revenue when the risks and rewards of ownership have been transferred to the buyer, the amount of revenue can be measured reliably and it is probable that future economic benefits will flow to the entity. The Company does not sell any of its current products on a consignment basis.

Earnings (loss) per share

The Company presents basic and diluted earnings (loss) per share ("EPS") data for its common shares, calculated by dividing the profit or loss attributable to equity shareholders of the Company by the weighted average number of common shares issued and outstanding during the period. Diluted EPS is calculated by adjusting the profit or loss attributable to equity shareholders and the weighted average number of common shares outstanding for the effects of all potentially dilutive common shares. The calculation of diluted EPS assumes that the proceeds to be received on the exercise of dilutive stock options and warrants are used to repurchase common shares at the average market price during the period. For the periods presented, the calculation proved to be anti-dilutive as the Company was in a loss position.

Income taxes

Income tax expense consists of current and deferred tax expense. Income tax expense is recognized in the statement of comprehensive loss. Current tax expense is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous periods.

Deferred tax assets and liabilities are recognized for deferred tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment occurs.

A deferred tax asset is recognized to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. To the extent that the Company does not consider it probable that a deferred tax asset will be recovered, the deferred tax asset is reduced.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventories

Inventories include finished goods and supplies in respect of hemp-based nutrition for pets. The classification of inventories is determined by the stage in the manufacturing process. Finished goods inventories are valued based on the lower of actual production costs incurred or estimated net realizable value. Production costs include all direct manufacturing costs, freight, labour and other. Supplies are valued at the lower of average cost or net realizable value. If carrying value exceeds net realizable amount, a write-down is recognized. The write-down may be reversed in a subsequent period if the circumstances which caused it no longer exist.

Capital assets

Capital assets are carried at cost, less accumulated depreciation and accumulated impairment losses. Depreciation is recognized using the straight-line method at the following rates:

Office equipment - 5 years

Leasehold Improvement - 3 years

Website costs - 3 years

Costs incurred toward the construction of a research facility on the Company's leased land will be deferred and capitalized until the facility is considered substantially complete and ready for use.

The Company's capital assets are reviewed for an indication of impairment at the end of each reporting period. If an indication of impairment exists, the asset's recoverable amount is estimated. Impairment losses are recognized in profit or loss. An impairment loss is reversed if there is an indication that there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset's carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

     Intangible assets

The Company holds intangible assets consisting of costs associated with the acquisition of a trademarks. Intangible assets are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Subsequent expenditures are capitalized only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures are recognized in profit or loss as incurred. The Company does not hold any intangible assets with indefinite lives.

Provisions

Provisions are recorded when a present legal, statutory or constructive obligation exists as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the statement of financial position date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, if the effect is material, its carrying amount is the present value of those cash flows.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

New standards not yet adopted

During the nine month period ended December 31, 2016, there were no new IFRS or IAS accounting standards that became effective that had a material impact on the Company's consolidated financial statements. There are however a number of new standards and amendments to existing standards effective in future periods.

The following may impact the reporting and disclosures of the Company:

  New standard IFRS 9 "Financial Instruments" This new standard is a partial replacement of IAS 39 Financial Instruments: Recognition and Measurement. This new standard is tentatively effective for annual periods beginning on or after January 1, 2018.
  New standard IFRS 15 "Revenues from contracts with Customers" This new standard establishes principles for reporting the nature, amount, timing, and uncertainty of revenue and cash flows arising from an entity's contracts with customers. It provides a single model in order to depict the transfer of promised goods or services to customers. IFRS 15 supersedes IAS 11, Construction Contracts, IAS 18, Revenue, IFRIC 13, Customer Loyalty Programs, IFRIC 15, Agreements for the Construction of Real Estate, IFRIC 18, Transfers of Assets from Customers, and SIC-31, Revenue - Barter Transactions involving Advertising Service.
  New standard IFRS 16 "Leases" This new standard sets out the principles for recognition, measurement, presentation, and disclosure of leases including guidance for both parties to a contract, the lessee and the lessor. The new standard eliminates the classification of leases as either operating or finance leases as is required by IAS 17 and instead introduces a single lessee accounting model.

The Company has not early adopted the amended and new standards and is currently assessing the impact that these standards will have on its consolidated financial statements.

4.  ACQUISITION OF OREGAPET

On December 31, 2016 the Company entered into a purchase agreement with T.L.M. Development Ltd. To purchase the certain assets which make up the OregaPet line ("Oregapet"). On November 1, 2016 the Company made a non-refundable deposit of $1,000 upon signing the binding term sheet and a further nonrefundable deposit on December 12, 2016, of $99,000 to secure the purchase agreement. The Company also issued 476,190 common shares with a fair value of $100,000.

The acquisition of OregaPet was considered a business combination and was accounted for using the acquisition method. Any excess of the aggregate fair value of net assets acquired over the consideration paid is considered a gain on bargain purchase and is recognized in the consolidated statement of income (loss).

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

4. ACQUISITION OF OREGAPET (continued)

The purchase price allocation based on the fair value of OregaPet's assets acquired and liabilities assumed is summarized as follows:

December 31, 2016
Purchase Price
Cash	$100,000
Shares	100,000
Promissory note - current	43,870
Promissory note - long term	74,142
Total Purchase Price	$318,012
Purchase Price Allocation
Intangible assets	$55,500
Inventories	267,850
Net assets acquired and liabilities assumed	323,350
Gain on bargain purchase	$5,338

5. SHARE EXCHANGE AGREEMENT

On May 23, 2014, pursuant to the terms of the Share Exchange Agreement (the "Agreement"), TL Investments acquired 100% of the issued and outstanding capital stock of TL Medicine by issuing 25,000,000 common shares representing one common share of TL Investments for every ten common shares of TL Medicine.

As a result of the Agreement, the former shareholder of TL Medicine (for accounting purposes) is considered to have acquired control of TL Investments. Accordingly, the Agreement has been accounted for as a reverse takeover. As TL Investments did not meet the definition of a business the transaction was accounted for as a purchase of the net assets (liabilities) of TL Investments. The net purchase price was determined as an equity settled share-based payment under IFRS 2, Share-based Payment. As TL Medicine is deemed to be the acquirer for accounting purposes, its assets and liabilities and operations since incorporation on July 4, 2013 are included in the consolidated financial statements at their historical carrying value. The consolidated financial statements are a continuation of TL Medicine in accordance with accounting standards. TL Investments' results of operations are included from May 23, 2014 onwards.

At the time of the execution of the Agreement, TL Investments was in a net liability position as follows:

As at May 23, 2014

Cash	$ 44,979
Funds held in trust	177,124
Receivables	30,000
Accounts payable and accrued liabilities	(5,000)
Other liabilities	(292,005)
Net liabilities	$ (44,902)

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

5. SHARE EXCHANGE AGREEMENT (continued)

On completion of the Agreement, TL Medicine recognized transaction costs of $1,322,402 associated with the acquisition of TL Investments, representing the fair value of the 25,000,000 common shares issued ($1,250,000), 550,000 common shares valued at $27,500 issued as finders' shares, as well as the net liabilities assumed on execution of the Agreement.

6. PLAN OF ARRANGEMENT

In June 2014, the Company entered into a Plan of Arrangement (the "Arrangement") with Noor Energy Corporation ("Noor"), which was the former parent of the Company, and TL Investments for the purpose of becoming a publicly traded entity. The Arrangement was executed on February 2, 2015. Pursuant to the terms of the Arrangement:

(i) TL Investments purchased all the issued and outstanding shares of the Company (the "Purchase Shares") from Noor for consideration of $20,000 (paid);

(ii) The Company acquired all of the 37,083,330 outstanding shares of TL Investments from the TL Investments shareholders through a 1-for-1 share exchange;

(iii) Noor issued 5,000 of its common shares to the Company and received in exchange 355,000 common shares of the Company (the "Distribution Shares");

(iv) The Distribution Shares were distributed as dividends to Noor's shareholders on a pro rata basis; and

(v) The Purchase Shares were then cancelled.

As a result of the Arrangement, the former shareholders of TL Investments (for accounting purposes) are considered to have acquired control of the Company. Accordingly, the Arrangement has been accounted for as a reverse takeover. As the Company did not meet the definition of a business, the transaction was accounted for as a purchase of the net assets of the Company. The net purchase price was determined as an equity settled share-based payment under IFRS 2, Share-based Payment. TL Medicine is deemed to be the acquirer for accounting purposes. The consolidated financial statements are a continuation of TL Medicine in accordance with accounting standards. The Company's results of operations are included from February 2, 2015 onwards. At the time of the execution of the Arrangement, the Company had net assets totaling $1 consisting of a nominal cash balance with no other assets or liabilities.

The listing expense of $49,949 was determined as follows:

(i) Number of common shares of TL Investments held by former TL Investments shareholders outstanding prior to the RTO was 37,083,330 or 99.97% of the combined entity.

(ii) Number of outstanding shares of the Company prior to the RTO is determined to be 10,000 or 0.03% of the combined entity.

(iii) Estimated fair value of TL Investments being $5,562,500 based on the financing price of $0.15 per common share being completed concurrently with the RTO being executed. The Company had a fair value of $1,500 under these measurements.

(iv) The difference between the fair value of the 200,000 shares (net of 155,000 shares subsequently returned to treasury and cancelled) issued ($30,000) being the consideration paid and the estimated fair value of the net assets of the Company of $1, in addition to the payment made to the Noor shareholders of $20,000 (net of the fair value of the 5,000 common shares of Noor that were received of $50), amounts to a listing expense of $49,949.

Upon issuance of the Distribution Shares, 155,000 shares were returned to treasury and immediately cancelled in accordance with the Arrangement.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

7. RECEIVABLES AND INVENTORIES

Receivables

	December 31, 2016	March 31, 2016
Trade receivables	$ 80,128	$ 10,259
Goods and services tax receivable	14,786	2,666
	$ 94,914	$12,925

Trade receivables are non-interest bearing and are due within 30 days. As at December 31, 2016, the Company did not have any trade receivables that were past due. The Company's allowance for doubtful accounts at December 31, 2016 was $nil (March 31, 2016 - $nil).

Inventories

	December 31, 2016	March 31, 2016
Finished goods	$ 144,231	$7,479
Supplies	291,276	14,099
	$ 435,507	$ 21,578

8. MARKETABLE SECURITIES

In connection with the Arrangement (Note 5), the Company received 5,000 common shares of Noor Energy Corporation valued at $0.01 per share.

 9. CAPITAL ASSETS

Cost:	Website	Office Equipment	Leasehold Improvements	Total

Balance, March 31, 2015	$ 7,300	$ 2,105	$ -	$ 9,405
Additions	3,501	-	-	3,501
Balance, March 31, 2016	10,801	2,105	-	12,906
Additions		5,537	3,694	9,231
Balance, September, 2016	$ 10,801	$ 7,642	$ 3,694	$ 22,137
Accumulated depreciation:
Balance, March 31, 2015	$ 957	$ 142	$ -	$ 1,099
Depreciation for the year	2,698	393	-	3,091
Balance, March 31, 2016	3,655	535	-	4,190
Depreciation for the period	2,024	294	-	2,318
Balance, December 31, 2016	$ 5,679	$ 829	$ -	$ 6,508

Net book values

As at March 31, 2016	$ 7,146	$ 1,570	$ -	$ 8,716
As at December 31, 2016	$ 5,122	$ 6,813	$ 3,694	$ 15,629

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

10. INTANGIBLE ASSETS

Cost	Trademarks	Intellectual Property	Total
Balance - March 31, 2015	$-	$-	$-
Additions	35,008	-	35,508
Balance - March 31, 2016	35,008	-	35,508
Additions	29,967	55,550	85,467
Balance - December 31, 2016	$64,975	$55,550	$120,475

Accumulated depreciation	Trademarks	Intellectual Property	Total
Balance - March 31, 2015	$-	$-	$-
Additions	-	-	-
Balance - March 31, 2016	-	-	-
Additions	-	-	-
Balance - December 31, 2016	$-	$-	$-
			-
Carrying value	Trademarks	Intellectual Property	Total
Balance - March 31, 2016	$35,008	$-	$35,508
Balance - December 31, 2016	$64,975	$55,550	$120,475

11. PROMISSORY NOTE

As at December 31, 2016, the Company had an obligation under a promissory note totaling $118,012. The note bears interest at 12% per annum and is repayable over three years.

12. RELATED PARTY PAYABLES AND TRANSACTIONS

During the nine month period ended December 31, 2016, the Company:

  Paid or accrued a total of $45,000 (2015 - $45,000) to its Chief Executive Officer for management fees;
  Paid or accrued a total of $18,000 (2015 - $18,000) to its Chief Financial Officer for accounting fees; and
  Paid or accrued a total of $5,625 (2015 - $5,625) in directors' fees.

As at December 31, 2016, the Company is indebted to its Chief Executive Officer in the amount of $6,883 (March 31, 2016 - $nil) and is indebted as of December 31, 2016 in the amount of $nil (March 31, 2016 - $143,648) for management fees and expenses paid on the Company's behalf, its Chief Financial Officer in the amount of $nil (March 31, 2016 - $14,000) for accounting fees and expenses paid on the Company's behalf and $5,625 (March 31, 2016 - $12,060) in director's fees and expense reimbursement to the Company's other directors. The amounts are unsecured, non-interest bearing with no scheduled terms of repayment.

On March 19, 2015, the Company granted a total of 3,750,000 stock options, 2,000,000 of which were to directors and officers of the Company having a fair value of $121,653. During the nine month period ended December 31, 2016, the Company recognized $nil (2015 - $109,784) in share-based compensation expense associated with the stock options granted to related parties.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

12. RELATED PARTY PAYABLES AND TRANSACTIONS

On December 12, 2016, the Company granted a total of 2,799,995 stock options, 1,642,875 options of which were to directors and officers of the Company having a fair value of $184,443.

10.SHARE CAPITAL

Authorized:

UnlimitedCommon voting shares with no par value

UnlimitedPreferred non-voting shares with no par value

Issued:

The Company had the following share capital transactions during the year ended March 31, 2016:

  On August 11, 2015, the Company completed a private placement by issuing 1,550,000 units at a price of  $0.08 per unit for gross proceeds of $124,000. Each unit is comprised of one common share and one  share purchase warrant. Each warrant is exercisable into an additional common share at $0.15 per share for a period of two years. No value was assigned to the warrants issued as part of the unit offering completed. The Company incurred $3,048 in share issue costs associated with this financing.
  On September 24, 2015, the Company issued 240,000 common shares with a fair value of $33,600 for past consulting services provided. An amount of $24,000 had been accrued as a commitment to issue shares as at March 31, 2015, with the difference of $9,600 being attributable to the change in fair value as of the date of issuance.
  On January 18, 2016 the Company closed a private placement of 2,005,953 units at a price of $0.105 per unit for gross proceeds of $210,625. Each unit is comprised of one common share and one half of one share purchase warrant. Each whole warrant is exercisable to purchase one additional common share of the Company at an exercise price of $ 0.15 per share for a period of two years from the issuance date. No value was assigned to the warrants issued as part of the unit offering completed. The Company incurred $4,581 in share issue costs associated with this financing.
  During the year ended March 31, 2016, the Company issued a total of 219,333 common shares with an aggregate value of $29,146 pursuant to debt settlement agreements with various vendors. The Company recognized a loss on debt settlement of $15,304 in association with the settlement agreements.

The Company had the following share capital transactions during the nine month period ended December 31,  2016:

  The Company issued a total of 2,813,163 common shares pursuant to the exercise of share purchase warrants for total gross proceeds of $529,474.
  On May 11, 2016 the Company closed a private placement of 7,028,404 common shares at a price of $0.105 per share for gross proceeds of $737,982. The common shares are subject to a hold period of four months and one day from the date of their issuance. The Company paid a cash finder's fee $11,975 in association with the financing.
  On May 11, 2016 the Company issued a total of 2,229,843 common shares pursuant to debt settlement agreements with various vendors. The Company settled aggregate debt totaling $234,134 through issuance of the shares at a value of $0.105 per share.
  On May 11, 2016 the Company issued a total of 601,843 common shares and 300,921 share purchase warrants pursuant to the conversion of debt and interest (see below) owing on a loan from First Pacific.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

13. SHARE CAPITAL (continued)

  On August 31, 2016 the Company issued a total of 250,000 common shares pursuant to the exercise of stock options for total gross proceeds of $25,000
  On October 17, 2016 the Company issued a total of 500,000 common shares pursuant to the exercise of stock options for total gross proceeds of $50,000
  On November 11, 2016 the Company closed a private placement of 1,984,048 common shares at a price of $0.21 per share for gross proceeds of $416,650. The common shares are subject to a hold period of four months and one day from the date of their issuance.
  On November 11, 2016 the Company issued a total of 231,942 common shares pursuant to debt settlement agreements with various vendors. The Company settled aggregate debt totaling $48,708 through issuance of the shares at a value of $0.21 per share. The Company paid a cash finder's fee of $1,744 in association with the financing.
  On December 30, 2016 the company issued a total of 476,190 common shares to satisfy $100,000 of the total purchase price of OregaPet at a value of $0.21 per share. The common shares are subject to a hold period of four months and one day from the date of their issuance.

Convertible debt

On October 30, 2015, the Company entered into a convertible debt agreement with First Pacific Enterprises Inc. ("First Pacific"), pursuant to which First Pacific loaned the Company a total of $60,000. First Pacific is a company controlled by the Company's Chief Executive Officer. The loan was due on April 30, 2016 and bore interest at a rate of 10% per annum. First Pacific had the right to convert all or any portion of the loan and interest into units of the Company at a conversion price of $0.105 per unit. Each unit would consist of one common share of the Company and one half of one share purchase warrant, with each full warrant being exercisable into an additional common share of the Company at a price of $0.15 for a period of two years. During the period ended December 31, 2016, the Company recognized $nil (2015 - $2,238) in accretion expense associated with the liability component of the convertible debt.

The loan was converted during the nine-month period ended December 31, 2016.

Warrants

Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price

Balance, March 31, 2015	7,662,327	$ 0.21
Warrants and broker warrants issued	2,552,977	0.15
Balance, March 31, 2016	10,215,304	0.19

Warrants and broker warrants expired	(5,549,997)	0.20
Warrants and broker warrants exercised	(2,813,163)	0.19
Warrants issued	300,921	0.15

Balance, December 31, 2016	2,153,065	$0.17

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

13. SHARE CAPITAL (continued)

Warrants (continued)

As at December 31, 2016 the following warrants are outstanding:

	Number	Exercise
	of Warrants	Price ( $ )	Expiry Date

Warrants	336,667	0.25	February 2, 2017
Warrants	525,000	0.15	August 11, 2017
Warrants	990,477	0.15	January 18, 2018
Warrants	300,921	0.15	May 11, 2018
	2,153,065

Stock options

The Company has a stock option plan in place under which it is authorized to grant options to executive officers and directors, employees and consultants enabling them to acquire up to 5% (5% for individuals, 4% for consultants and 1% for investor relation consultants) of the issued and outstanding common stock of the Company in any twelve-month period. Under the plan, the exercise price of each option is subject to a minimum exercise price of $0.10 and may not be less than the closing market price of the shares on the trading day immediately preceding the date of grant of the options. The options can be granted for a maximum term of 5 years and vest at the discretion of the board of directors.

Stock option transactions are summarized as follows:

	Number of Options	Weighted Average Exercise Price
Balance, March 31, 2015	3,750,000	0.100
Stock options cancelled	(500,000)	0.100
Stock options granted	600,000	0.120
Balance, March 31, 2016	3,850,000	0.100

Stock options exercised	(750,000)	0.100
Stock options granted	2,799,995	0.185
Balance, December 31, 2016	6,064,285	$0.143

As at December 31, 2016 the following stock options are outstanding and exercisable:

	Number	Exercise
	of Options	Price ( $ )	Expiry Date

Stock options	2,500,000	0.100	March 19, 2017
Stock options	500,000	0.120	February 17, 2018
Stock options	100,000	0.140	February 19, 2018
Stock options	2,799,995	0.185	December 12, 2018
	6,064,285

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

13. SHARE CAPITAL (continued)

Stock options (continued)

On March 19, 2015, the Company granted a total of 3,750,000 stock options to directors, officers and employees that vest on July 20, 2015. The stock options were valued at $228,100 ($0.061 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 120%, risk-free rate of 1.10% and expected dividends of $nil.

As of March 31, 2016 these stock options had fully vested. During the year ended March 31, 2016 the Company recognized a total of $205,846 (2015 - $22,254) in share-based compensation on a pro-rata basis associated with continued vesting of the options granted.

On February 17, 2016, the Company granted a total of 500,000 stock options to employees that vested on grant. The stock options were valued at $32,000 ($0.064 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 103%, risk-free rate of 0.48% and expected dividends of $nil. During the year ended March 31, 2016, the Company recognized the full amount of $32,000 in share-based compensation on grant.

On February 19, 2016, the Company granted a total of 100,000 stock options to a consultant that vested on grant. The stock options were valued at $7,495 ($0.075 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 103%, risk-free rate of 0.45% and expected dividends of $nil. During the year ended March 31, 2016, the Company recognized the full amount of $7,495 in share-based compensation on grant.

On December 12, 2016 the Company granted a total of 2,799,995 stock options to directors, officers and employees that vested immediately. The stock options were valued at $314,351 ($0.112 per option) using the Black-Scholes option pricing model with the following assumptions: term of 2 years, expected volatility of 120%, risk-free rate of 0.76% and expected dividends of $nil.

14. FINANCIAL INSTRUMENTS, RISK AND CAPITAL MANAGEMENT

Fair Value

Financial instruments recorded at fair value on the consolidated statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

a) Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities;

b) Level 2 - Inputs other than quoted prices that are observable for assets or liabilities, either directly or indirectly; and

c) Level 3 - Inputs for assets and liabilities that are not based on observable market data.

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist. A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value. The carrying value of accounts payable and accrued liabilities and due to related parties approximates their fair value because of the short-term nature of these instruments.

The fair values of cash and marketable securities are measured based on level 1 inputs of the fair value hierarchy.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

14. FINANCIAL INSTRUMENTS, RISK AND CAPITAL MANAGEMENT

Risk

The Company is exposed to various risks through its financial instruments and has a risk management framework to monitor, evaluate and manage these risks. The following analysis provides information about the Company's risk exposure and concentration as of December 31, 2016:

Credit risk

Credit risk refers to the risk that another entity will default on its contractual obligations which will result in a loss for the Company. At December 31, 2016, the Company's maximum exposure to credit risk was the carrying value of cash. The Company limits its credit exposure on cash by holding its deposits mainly with Canadian chartered banks.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting future obligations with financial liabilities. The Company is exposed to this risk mainly in respect to finance future growth. As at December 31, 2016, the Company has cash of $262,866 to settle current liabilities of $277,452.

Currency risk

The Company is not exposed to any currency risk as of December 31, 2016.

Interest rate risk

Interest rate risk is the risk that the value of a financial instrument might be adversely affected by a change in the interest rates. In seeking to minimize the risk from interest rate fluctuations, the Company manages exposure through its normal operating and financing activities. The Company is not at risk as of December 31, 2016.

Capital Management

The Company's capital includes share capital and the accumulated deficit. The Company's objectives when managing capital are to safeguard the entity's ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders. The Company manages the capital structure and makes adjustments to it in the light of changes in economic conditions and the risk characteristics of the underlying assets. The Company may issue new shares in order to meet its financial obligations. The Company has not changed its approach to capital management during the nine month period ended December 31, 2016.

15. COMMITMENTS

The Company has the following commitments as of December 31, 2016:

  On May 1, 2014, the Company entered into a contractual agreement with its Chief Executive Officer whereby the Company will pay or accrue $5,000 per month for management fees. The agreement has no specified term.
  On May 20, 2014, the Company entered into a contractual agreement with its Chief Financial Officer whereby the Company will pay or accrue $2,000 per month for accounting and financial reporting services rendered for an initial term of 2 years. The Company is negotiating the terms of a new agreement with its Chief Financial Officer, and continues to accrue $2,000 per month in line with the original agreement.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

15. COMMITMENTS (continued)

  On March 27, 2014, the Company entered into an agreement to lease a property located in Lumby, British Columbia for purposes of its future medical marijuana production. The option agreement has an initial term of 1 year at a rate of $2,000 per month commencing April 1, 2014. The owner of the property has the right to cancel the option to lease within 30 days' notice if no significant progress or feedback is shown in regards to the Company's medical marijuana license application.
  On January 1, 2016, the Company entered into a verbal consulting agreement with its Controller whereby the Company will pay or accrue a maximum of $5,000 per month for accounting and financial reporting services rendered. The agreement has no specified term.
  On February 9, 2016 the Company entered into an agreement with CP Network Consoltoria Empresarial LTDA ("Capital Pros") whereby Capital Pros will provide the Company with business advisory services which will include a review of business documentation and an introduction to capital sources for the purpose of obtaining up to USD $ 5,000,000 of invested capital for business expansion. The Company is committed to paying fees totaling USD $15,000, of which USD $10,000 will be paid in cash and USD $5,000 in common shares. In addition, the Company is committed to paying a success fee of 6% of the value received in cash from the proceeds of the capital raised. The agreement was terminated during the nine month ended December 31, 2016 and made a termination payment of USD $7,500.
  On February 1, 2016, the Company (through TL Pet) entered into an agreement with Pet Horizons Ltd, UK("Pet Horizons") whereby Pet Horizons will develop strategic plans to launch the TL Pet products in Europe for an initial term ending June 2019. The sales territory includes the European Union, Switzerland, Norway, as well as, central and eastern Europe including Russia, Ukraine and Belarus. Pursuant to the agreement, the Company will pay a fixed amount of $5,000 per month from February to June 2016 and $3,500 per month from July 2016 to December 2016. Once distributors for the products have been appointed, remuneration to Pet Horizons will be at the rate of a 7% commission for the year ended March 31, 2017 and for the second and third year of the agreement the commission will be reduced to 5%.

16.SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

The significant non-cash investing and financing activities during the nine month period ended December 31, 2015 consisted of the following:

  The Company issued 50,000 common shares with a fair value of $5,000 to settle accounts payable and accrued liabilities.
  The Company issued 240,000 common shares with a fair value of $24,000 for past consulting services provided.

The significant non-cash investing and financing activities during the nine month period ended December 31, 2016 consisted of the following:

  The Company issued 2,461,785 shares to settle debt totaling $147,000 of accounts payable and accrued liabilities and $135,841 of due to related parties.
  The Company issued 601,843 shares on conversion of convertible debt totalling $63,193.
  As at December 31, 2016, a total of $25,223 in inventory costs were included in accounts payable and accrued liabilities.
  As at December 31, 2016 a total of $9,347 in intangible asset costs were included in accounts payable and accrued liabilities.

The Company had no other non-cash investing or financing activities during the nine month periods ended December 31, 2016 or 2015.

TRUE LEAF MEDICINE INTERNATIONAL LTD.
Notes to Condensed Consolidated Interim Financial Statements
For the Nine month Period Ended December 31, 2016
(Expressed in Canadian dollars)

17.PROPOSED ACQUISITION

The Company had entered into a Right of First Refusal (the "Right") to match any offers received by the shareholders of Wodema Industries Ltd. ("Wodema") in regards to the purchase of all or any of the Wodema shares, for a 24-month period ending May 1, 2017. Wodema is a private company based out of Vernon, British Columbia that carries on business as a manufacturer and distributor of pet treats. While Wodema and the Company discussed the possibility of Wodema manufacturing the Company's hemp based treats during fiscal 2016, it was agreed this was not a possibility because of the Company's volume and product specification requirements. Accordingly, the Company and Wodema have verbally agreed to terminate the Right as at March 31, 2016.

PART III

INDEX TO EXHIBITS

2.1	Certificate of Incorporation*
2.2	Notice of Articles*
2.3	Articles*
3.1	Stock Option Plan and Individual Stock Option Agreement*
3.2	Stock Restriction Agreement with Darcy Bomford*
3.3	Stock Restriction Agreement with Kevin Bottomley*
4	Form of Regulation A Subscription Agreement*
6.1	Consulting Agreement with Pet Industry Experts, LLC*
6.2	Consulting Agreement with Pet Horizons Ltd.*
6.3	Distribution Agreement with Bark to Basics*
6.3	Consulting Agreement with Chuck Austin*
6.4	Management Agreement with Darcy Bomford*
6.5	Licensing Agreement with Joi Media Inc.**
6.6	Master Services Agreement with Who You Know LLC**
11	Independent Auditor's Consent**
12	Opinion as to Validity of Securities **
13.1	Testing the Water Materials - Website Banner**
13.2	Testing the Water Material - Main Landing Page**
13.3	Testing the Water Material - Campaign Material
14	Appointment of Agent for Service of Process
15	Audit Committee Charter*

*  Filed on February 21, 2017 with Form 1-A Offering Statement
*  Filed on May 16, 2017 with Amendment No. 1 - Form 1-A Offering Statement

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on July 7, 2017.

True Leaf Medicine International Ltd.

/s/ Darcy Bomford
By:
Darcy Bomford
Chief Executive Officer of True Leaf

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Darcy Bomford
By:
Darcy Bomford
Chief Executive Officer and Director of True Leaf
Date:	July 7, 2017

/s/ Chuck Austin
By:
Chuck Austin
Chief Financial Officer, Principal Accounting Officer and Director of True Leaf
Date:	July 7, 2017

/s/ Kevin Bottomley
By:
Kevin Bottomley
Director of True Leaf
Date:	July 7, 2017

/s/ Chris Spooner
By:
Chris Spooner
Director of True Leaf
Date:	July 7, 2017

/s/ Michael Harcourt
By:
Michael Harcourt
Director of True Leaf
Date:	July 7, 2017

END